Exhibit 10.4

Execution version

Dated        23 April       2024

(1)	Alloy Parent Limited (as the Parent)

(2)	Dundee Pikco Limited and others (as the Company)

(3)	Wells Fargo Capital Finance (UK) Limited (as Agent and Security Agent)

SECOND AMENDMENT AND RESTATEMENT
AGREEMENT

Schedules

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THIS AGREEMENT is dated     23 April     2024 and made between:

(1)	ALLOY PARENT LIMITED, a private company limited by shares incorporated in Jersey under the number 130426 (the “Parent”);

(2)	ALLOY MIDCO LIMITED, a limited company incorporated in Jersey with company number 130425 (the “Subordinated Creditor”);

(3)	DUNDEE PIKCO LIMITED, a company incorporated in England & Wales under the number 06123931 (the “Company”);

(4)	THE AFFILIATES of the Parent listed in Schedule 1, Part 1 (The Parties) as borrowers (the “Borrowers”);

(5)	THE AFFILIATES of the Parent listed in Schedule 1, Part 2 (The Parties) as guarantors (together with the Parent, the “Guarantors”);

(6)	THE FINANCIAL INSTITUTIONS listed in Schedule 1, Part 3 (The Parties) as lenders (the “Lenders”);

(7)	WELLS FARGO CAPITAL FINANCE (UK) LIMITED registered in England and Wales with company number 2656007 as agent for the Lenders (the “Agent”); and

(8)	WELLS FARGO CAPITAL FINANCE (UK) LIMITED registered in England and Wales with company number 2656007 as security trustee for the Secured Parties (the “Security Agent”).

BACKGROUND:

The purpose of this Agreement is to amend and restate the terms of a facility agreement between, among others, the Parent and the Agent originally dated 3 March 2020, as amended and restated on 31 August 2022 and/or further amended and restated from time to time (the “Facility Agreement”).

IT IS AGREED that:

1.	Interpretation

1.1	In this Agreement:

“Effective Date” means the date that the Agent confirms in writing to the Parent that the conditions precedent set out in Schedule 2 (Conditions Precedent) to this Agreement have been satisfied or waived by the Agent.

“2020 Facilities Agreement” has the meaning given to the term “Facilities Agreement” in the 2020 Intercreditor Agreement.

“2020 Intercreditor Agreement” means the intercreditor agreement dated 6 March 2020 between, amongst others, the Parent, the WCF Agent and the WCF Security Agent (as such terms are defined therein).

“2024 Facilities Agreement” has the meaning given to the term “Senior Facilities Agreement” in the 2024 Intercreditor Agreement.

“2024 Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement, between, amongst others, the Parent, the ABL Agent and the WCF Agent (as such terms are defined therein).

“2024 Senior Refinancing” means the voluntary prepayment of all outstanding Loans and voluntary cancellation of any Available Commitments under the 2020 Facilities Agreement (as such terms are defined in the 2020 Facilities Agreement) on or about the date of this Agreement pursuant to the 2024 Facilities Agreement.

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1.2	Unless otherwise defined in this Agreement and subject to Clause 5 (Refinance and 2020 Intercreditor Agreement), terms defined in the Second Amended Facility Agreement (as defined in Clause 2.1) bear the same meaning in this Agreement.

1.3	Without prejudice to Clause 5 (Refinance and 2020 Intercreditor Agreement), all the provisions of the Finance Documents shall remain in full force and effect in accordance with their terms and all references in and to the Facility Agreement and the other Finance Documents or any derivative terms shall, unless the context otherwise requires, be taken as references to the Facility Agreement as amended and restated pursuant to this Agreement.

1.4	The provisions of clause 1.2 (Construction) of the Second Amended Facility Agreement are incorporated in this Agreement as if fully set out in it and as if references in that clause to “this Agreement” were references to this Agreement and otherwise mutatis mutandis.

1.5	Each of the Agent and the Parent designate this Agreement as a Finance Document.

2.	Effectiveness of Agreement

2.1	With effect from (and including) the Effective Date, the Facility Agreement shall be amended and restated so that it is read and construed for all purposes as set out in Schedule 3 (Second Amended and Restated Facility Agreement) to this Agreement (the “Second Amended Facility Agreement”).

2.2	The Facility Agreement and this Agreement will, from (and including) the Effective Date, be read and construed as one document.

3.	Representations

For the purposes of this Agreement and the Facility Agreement, on the date of this Agreement and the Effective Date, but without prejudice to or derogation from the representations made by the Obligors in respect of the Facility Agreement prior to the Effective Date, the Obligors make the representations set out in clause 21 (Representations) of the Facility Agreement (other than in relation to the 2020 Intercreditor Agreement) by reference to the facts and circumstances as at the Effective Date and as if references therein to “Agreement” or “Finance Documents” and any derivative terms were references to (a) the Second Amended Facility Agreement and separately (b) this Agreement.

4.	Release and Waiver

4.1	Notwithstanding any provision to the contrary in the Facility Agreement, the Agent hereby waives any Default and Event of Default which may occurred or subsisted under the Facility Agreement, or, is continuing as at the Effective Date, as a result of the liquidation and dissolution of the following Guarantors:

(a)	Doncasters 456 Limited;

(b)	Leatherbay Limited;

(c)	Ross Catherall (Holdings) Limited;

(d)	Ross Catherall Castings Limited;

(e)	Ross Catherall Group Limited;

(f)	Ross Catherall Metals (Holdings) Limited;

(g)	Ross Catherall Metals Limited; and

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(h)	Ross Catherall Superalloys Limited,

together, the “Released Guarantors”.

4.2	The Agent and Security Agent irrevocably and unconditionally (without recourse, representation or warranty):

(a)	surrender, discharge and release to the Released Guarantors all of the Security Agent’s rights in and to the undertaking, property, assets and securities of the Released Guarantors, free and clear from all Security constituted under the Transaction Security Documents;

(b)	(to the extent applicable) reassigns and retransfers absolutely to the Released Guarantors all rights, title and interest in and to the undertaking, property, assets and securities of the Released Guarantors assigned or transferred by the Released Guarantors (or expressed to be so assigned and/or conveyed) to the Security Agent pursuant to the Transaction Security Documents;

(c)	releases each Released Guarantor from all present and future obligations, liabilities, covenants, undertakings and guarantees (whether actual, contingent, sole, joint and/or several or otherwise) subsisting under the Transaction Security Documents to which the Released Guarantors granted security to secure the Secured Obligations; and

(d)	confirms the revocation of any power of attorney contained in the Transaction Security Documents, and every power and authority thereby conferred.

4.3	Notwithstanding any provision to the contrary in the Finance Documents, the Agent hereby waives any Default and Event of Default which may occur or subsist under the Finance Documents, as a result of the German Security Documents comprising (i) the German-law account pledge agreement dated 6 March 2020, (ii) the German-law share pledge agreement dated 5/6 March 2020 and (iii) the German-law account pledge agreement dated on or around 31 August 2022 ceasing to be legal, valid, binding, enforceable and/or effective as a result of the resignation of the Agent and Security Agent from the 2020 Intercreditor Agreement and any other matters referred to in Clause 5.2 below.

4.4	Save as expressly set out above, nothing in this Agreement shall be deemed to be an amendment to the terms of any Finance Document or a waiver or consent by the Secured Parties to any breach or potential breach (present or future) of any provision of the Finance Documents or any waiver of a Default or Event of Default (howsoever described) or a waiver of any of the Secured Parties’ rights.

5.	Refinance and 2020 Intercreditor Agreement

5.1	Unless the contrary appears, terms defined in the 2020 Intercreditor Agreement shall have the same meaning when used in this Clause 5.

5.2	With simultaneous effect from (and including) the Effective Date:

(a)	the Agent (acting on the instructions of the Majority Lenders) and the Parent agree that the 2024 Intercreditor Agreement is designated as the “Intercreditor Agreement” as defined in and for the purposes of the Second Amended Facility Agreement and respective Finance Documents to the extent that the applicable Finance Document continues to contain a reference to the 2020 Intercreditor Agreement following the Effective Date and any requirement in the Finance Documents that the Intercreditor Agreement is or remains in full force and effect (or any equivalent expression) shall be deemed to be satisfied if the 2024 Intercreditor Agreement is in full force and effect (or any equivalent expression); and

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(b)	upon completion of the 2024 Senior Refinancing:

(i)	the Parent represents that the Senior Discharge Date has occurred;

(ii)	each of the Senior Debtors, Intra-Group Lenders, the Subordinated Creditor, the WCF Lender, the WCF Agent and the WCF Security Agent acknowledge and agree:

(A)	that the Instructing Group comprises the Majority WCF Lenders;

(B)	pursuant to Clause 22.11 (Resignation of a Senior Debtor) of the 2020 Intercreditor Agreement, each Senior Debtor requests that all Senior Debtors be released from their obligations as a Senior Debtor under the 2020 Intercreditor Agreement and confirms that the Senior Lender Liabilities have been fully and finally discharged and no Senior Lender is under an obligations to provide any financial accommodation to the Senior Debtors under any Debt Document and no Senior Debtor has any actual or contingent obligations in respect of the Senior Lender Liabilities (the “1st ICA Resignation”);

(C)	each WCF Creditor waives paragraph (b)(iii) and (v) of Clause 22.11 (Resignation of Senior Debtor) of the 2020 Intercreditor Agreement and accepts the 1st ICA Resignation;

(D)	the Intra-Group Lenders and the Subordinated Creditor acknowledge the 1st ICA Resignation of the Senior Debtors;

(E)	pursuant to Clause 28.1(d) (Required Consents) of the 2020 Intercreditor Agreement, each Intra-Group Lender unilaterally waives all of its rights solely under the 2020 Intercreditor Agreement (the 2nd ICA Waiver) and the Parent consents to such 2nd ICA Waiver;

(F)	the Intra-Group Lenders and the Subordinated Creditor (party to this Agreement) hereby resign from the 2020 Intercreditor Agreement in their respective capacities and the Parent and each WCF Creditor consent to each Intra-Group Lender and Subordinated Creditor resigning from the 2020 Intercreditor Agreement in such capacity;

(G)	pursuant to Clause 28.1(d) (Required Consents) of the 2020 Intercreditor Agreement, each WCF Creditor unilaterally waives all of their rights solely under the 2020 Intercreditor Agreement and the Parent consents to such 1st ICA Waiver; and

(H)	each WCF Creditor party hereto hereby irrevocably resigns from the 2020 Intercreditor Agreement in their respective capacities and to the extent applicable, each other Party party to this Agreement consents to such resignation.

5.3	To the extent necessary, the Agent hereby consents to the 2024 Senior Refinancing.

6.	Costs and Expenses

The Parent shall, within three Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including, without limitation, legal and valuation fees) reasonably incurred by any of them in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement.

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7.	Guarantee Confirmation

Each Guarantor, by executing this Agreement, acknowledges and agrees to all of the terms of this Agreement and confirms that the guarantee and indemnity contained at clause 20 (Guarantee and Indemnity) of the Facility Agreement continues in full force and effect and, as of the Effective Date, extends to all obligations under the Second Amended Facility Agreement.

8.	Security Confirmation

Each Obligor, by executing this Agreement, confirms and acknowledges that notwithstanding the various amendments effected by this Agreement (but subject to Clause 4.3), the security created by such Obligor pursuant to each Transaction Security Document (as each such document may have been supplemented or acceded to from time to time) shall continue in full force and effect as a continuing security for all of the present and future obligations and liabilities of the Obligors to the Finance Parties including, without limitation, all amounts owing by the Borrowers and each other Obligor under the Second Amended Facility Agreement and each other Finance Document. Such confirmation is in addition to, and independent from, any security confirmation contained in any of the Transaction Security Documents delivered pursuant to Schedule 2 (Conditions Precedent).

9.	Ucc Filings

Further, each Obligor hereby authorizes the Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to any collateral and amendments thereto and continuations thereof that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction. Such financing statements may describe any such collateral in the same manner as described in this Agreement or in any other Finance Document or may describe such property as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Obligor or words of similar effect. Each Obligor acknowledges that it is not authorized to file any amendment or termination statement with respect thereto any Uniform Commercial Code financing statement filed in connection with this Agreement or any other Finance Document without the prior written consent of the Agent, subject to such Obligor’s rights under Article 9 of the Uniform Commercial Code.

10.	No Novation

This Agreement shall not extinguish the obligations for the payment of money outstanding under the Facility Agreement or discharge or release the liens or priority of any Finance Document or any other security therefor or any guarantee thereof. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Facility Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement or any other document contemplated hereby shall be construed as a release or other discharge of the Borrowers under the Facility Agreement or any other Obligor under any other Finance Document from any of its obligations and liabilities thereunder.

11.	Assignments and Transfers by Obligors

No Obligor may assign any of its rights or transfer any of its rights or obligations under this Agreement other than as permitted by and in accordance with the terms of the Second Amended Facility Agreement.

12.	Assignments and Transfers by the Lenders

The Lenders may at any time assign, transfer or delegate all or any of its rights, benefits and/or obligations under this Agreement as permitted by and in accordance with the terms of the Second Amended Facility Agreement.

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13.	Counterparts and Delivery

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and which together shall constitute one and the same agreement.

14.	Governing Law

This Deed and any non-contractual obligations arising out of or in connection with this Deed shall be governed by and construed in accordance with English law.

15.	Jurisdiction of English Courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	Notwithstanding paragraph (a) above, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

16.	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(a)	irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement (and the Company by its execution of this Agreement, accepts that appointment); and

(b)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

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Schedule 1
The Parties

Part 1
The Borrowers

Name of Borrower	Registration number (or equivalent, if any)
Certified Alloy Products, Inc.	California
Chard Precision Castings Limited	12023013, England & Wales
Deritend International Limited	00450905, England & Wales
Doncasters Inc.	Delaware
Doncasters Limited	00321992, England & Wales
DONCASTERS Precision Castings – Bochum GmbH	Local court of Bochum, HRB 5748, Germany
IVOSTUD GmbH	Local court of Hagen, HRB 10912, Germany
IVOSTUD LLC	Delaware
Ross & Catherall Limited	04110786, England & Wales
Southern Tool, LLC	Alabama
TruCast, LLC	Delaware
Trucast Limited	04110903, England & Wales

Part 2
The Guarantors

Name of Guarantor	Registration number (or equivalent, if any)
The Parent	130426, Jersey
The Company	06123931, England & Wales
Certified Alloy Products, Inc.	California
Chard Precision Castings Limited	12023013, England & Wales
Clovepark Limited	04167062, England & Wales
Deritend International Limited	00450905, England & Wales
Doncasters Inc.	Delaware
Doncasters Limited	00321992, England & Wales
DONCASTERS Precision Castings – Bochum GmbH	Local court of Bochum, HRB 5748, Germany
Doncasters UK Finance Limited	08440818, England & Wales

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Name of Guarantor	Registration number (or equivalent, if any)
Doncasters UK Holdings Limited	03468793, England & Wales
Doncasters US 2 LLC	Delaware
Doncasters US Finance LLC	Delaware
Doncasters US Holdings 2018 Inc.	Delaware
Doncasters US LLC	Delaware
Dundee Holdco 3 Limited	05651578, England & Wales
Dundee Holdco 4 Limited	05651583, England & Wales
Dundee Holdco GmbH	Local court of Bochum, HRB 11033, Germany
Erie Bolt Corporation	Pennsylvania
IVOSTUD GmbH	Local court of Hagen, HRB 10912, Germany
IVOSTUD LLC	Delaware
RCG Holdings Limited	04166900, England & Wales
Ross & Catherall Limited	04110786, England & Wales
Southern Tool, LLC	Alabama
Triplex Lloyd Limited	00319762, England & Wales
Trucast (North America) LLC	Delaware
Trucast Limited	04110903, England & Wales
TruCast, LLC	Delaware

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Part 3
The Lenders

Name of Original Lender	ABL Commitment	DTTP scheme passport number and jurisdiction of tax residence (if applicable)	Lender status confirmation (German Qualifying Lender, not a German Qualifying Lender, UK Qualifying Lender, UK Treaty Lender, German Treaty Lender, not a UK Qualifying Lender, US Qualifying Lender, not a US Qualifying Lender)
Wells Fargo Bank N.A., London Branch	£90,000,000	N/A	UK Qualifying Lender, US Qualifying Lender and a German Treaty Lender

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Schedule 2
Conditions Precedent

1	Obligors

(a)	A copy of the constitutional documents of each Obligor which shall:

(i)	in case of an Obligor incorporated or established, as applicable, under the laws of the Federal Republic of Germany, include a commercial register excerpt (Handelsregisterauszug) of recent date, the articles of association (Gesellschaftsvertrag), a list of its shareholders (Gesellschafterliste) and any bylaws, if applicable; and

(ii)	in the case of an Obligor incorporated or established, as applicable, in Jersey, include any consent issued to or in respect of it pursuant to the Control of Borrowing (Jersey) Order 1958; and

(iii)	in the case of an Obligor incorporated or formed, as applicable, in the United States, include recently certified charter documents,

or confirmation that there have been no changes to the constitutional documents of such Obligor since they were last delivered to the Agent.

(b)	A copy of a resolution of the board of directors of each Obligor (or, in relation to any German Obligor, a copy of the resolution of its shareholders’):

(i)	approving the terms of, and the transactions contemplated by, this Agreement and the other Finance Documents to which it is a party and resolving that it execute, deliver and perform this Agreement and the other Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute this Agreement and the other Finance Documents to which it is a party on its behalf; and

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with this Agreement and the other Finance Documents to which it is a party.

(c)	A specimen of the signature of each person authorised by the resolution referred to in Paragraph 1(b) in relation to the Finance Documents and related documents.

(d)	To the extent required by law or the articles of association, certificate of incorporation or limited liability company or operating agreement, a copy of a resolution signed by all the holders of the issued shares in each Guarantor (other than any Obligor incorporated under the laws of the United States) approving the terms of, and the transactions contemplated by, this Agreement and the other Finance Documents to which such Guarantor is a party.

(e)	To the extent required by law of the articles of association, certificate of incorporation or limited liability company or operating agreement, a copy of a resolution of the board of directors of each corporate shareholder of each Guarantor (other than the Parent and any German Obligor) approving the terms of the resolution referred to in Paragraph 1(b).

(f)	To the extent required by law of the articles of association, certificate of incorporation or limited liability company or operating agreement, a copy of a resolution of any supervisory board, advisory board or similar corporate body of each Guarantor approving the terms of, and the transactions contemplated by, this Agreement and the other Finance Documents to which such Guarantor is a party.

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(g)	A certificate of each Obligor signed by a director confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Obligor to be exceeded.

(h)	A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(i)	Good standing certificates as the Agent may reasonably require to evidence that each Obligor is duly organized or formed, and that each of them is validly existing and (where applicable) in good standing and that each of them is duly authorised to execute and deliver this Agreement and the other Finance Documents to which such Obligor is party and perform their respective obligations thereunder as customary in the relevant jurisdiction (other than in relation to each Obligor incorporated or established, as applicable, under the laws of the Federal Republic of Germany or England and Wales or Jersey).

2	Finance Documents

Each of the following documents executed by all parties thereto:

(a)	this Agreement;

(b)	the 2024 Intercreditor Agreement;

(c)	the Fee Letter;

(d)	the following Transaction Security Documents:

Name of security provider	Transaction Security Document
Parent and each Obligor incorporated in England	English law governed deed of amendment, confirmation and supplemental debenture
Each Obligor incorporated in Germany	German law governed confirmation agreement with respect to the global assignment of receivables and with respect to the security transfer over inventory
German law governed junior ranking account pledge agreement
Doncasters Limited and each Obligor incorporated in the US	Amended and Restated Security Agreement
Doncasters Limited	Amended and Restated Notice and Confirmation of Grant of Security Interest in Trademarks
Doncasters Blaenavon Limited, Doncasters Limited, Doncasters UK Finance Limited, Doncasters US Finance LLC, Doncasters US Holdings 2018 Inc., Doncasters US LLC; Doncasters US 2 LLC, Erie Bolt Corporation, Trucast (North America) LLC and the Company	Amended and Restated Pledge Agreement

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(e)	Evidence that all other actions, recordings and filings of or with respect to each Transaction Security Document described in Paragraph 2(d) that the Security Agent may deem reasonably necessary or desirable in order to perfect and protect the Security created thereby shall have been taken, completed or otherwise provided for, in respect of the German Security Documents, in accordance with the terms of such documents and, in respect of all other Transaction Security Documents, in a manner reasonably satisfactory to the Security Agent (including receipt of customary lien searches).

(f)	Satisfactory UK, Jersey and US insolvency, Security and IP searches completed by the Agent.

3	Other Documents and Evidence

(a)	Signed and dated copies of all release documentation in respect of the 2024 Senior refinancing.

(b)	Evidence that the fees, costs and expenses payable to the Finance Parties under the Fee Letter has been paid or will be paid on or about the Amendment and Restatement Date.

(c)	A legal opinion of Mayer Brown LLP, legal advisers to the Lenders in relation to German law.

(d)	A legal opinion of Paul Hastings LLP, legal advisers to the Parent in relation to New York, Delaware and California law.

(e)	A legal opinion of Phelps Dunbar LLP, legal advisers to the Parent in relation to Alabama law.

(f)	A legal opinion of Pinsent Masons Rechtasnwälte Steuerberater Solicitors Partnerschaft mbB, legal advisers to the Parent as to German law, regarding the capacity and authority of the German Obligors to enter into this Agreement and the Transaction Security Documents referred to in Paragraph 2(d) to which they are to be a party.

(g)	Satisfaction with the terms of the Term Loan Finance Documents.

(h)	Copy of the funds flow statement.

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Schedule 3
Second Amended and Restated Facility Agreement

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Originally dated 3 March 2020 and amended and restated on 31 August 2022 and further amended and restated on ___________ 2024

ABL FACILITIES AGREEMENT

between

ALLOY PARENT LIMITED
(as the Parent)

DUNDEE PIKCO LIMITED
(as the Company)

with

WELLS FARGO CAPITAL FINANCE (UK) LIMITED
(acting as Agent)

and

WELLS FARGO CAPITAL FINANCE (UK) LIMITED
(acting as Security Agent)

TABLE OF CONTENTS

Page No.

1	DEFINITIONS AND INTERPRETATION	1
2	THE FACILITIES	52
3	PURPOSE	55
4	CONDITIONS OF UTILISATION	55
5	UTILISATION	56
6	LETTERS OF CREDIT	59
7	OPTIONAL CURRENCIES	64
8	REPAYMENT	64
9	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION	65
10	MANDATORY PREPAYMENT AND CANCELLATION	67
11	RESTRICTIONS	67
12	INTEREST	69
13	FALLBACK REFERENCE RATE	70
14	FEES	70
15	TAX GROSS-UP AND INDEMNITIES	71
16	INCREASED COSTS	82
17	OTHER INDEMNITIES	84
18	MITIGATION BY THE LENDERS	86
19	COSTS AND EXPENSES	86
20	GUARANTEE AND INDEMNITY	87
21	REPRESENTATIONS	97
22	INFORMATION UNDERTAKINGS	105
23	FINANCIAL COVENANT	111
24	GENERAL UNDERTAKINGS	115
25	EVENTS OF DEFAULT	131
26	CHANGES TO THE LENDERS	138
27	RESTRICTION ON DEBT PURCHASE TRANSACTIONS	144
28	CHANGES TO THE OBLIGORS	144
29	ROLE OF THE ADMINISTRATIVE PARTIES	147
30	CONDUCT OF BUSINESS BY THE FINANCE PARTIES	157
31	SHARING AMONG THE FINANCE PARTIES	157
32	PAYMENT MECHANICS	159
33	SET-OFF	162
34	NOTICES	163
35	CALCULATIONS AND CERTIFICATES	166
36	PARTIAL INVALIDITY	166
37	REMEDIES AND WAIVERS	166
38	AMENDMENTS AND WAIVERS	166
39	CONFIDENTIAL INFORMATION	172
40	DISCLOSURE OF LENDER DETAILS BY AGENT	176
41	COUNTERPARTS	177
42	CONTRACTUAL RECOGNITION OF BAIL IN	177

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[The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission or its staff upon request.]

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THIS AGREEMENT is originally dated 3 March 2020 and amended and restated on 31 August 2022 and further amended and restated on _____________ 2024 between the following parties

(1)	ALLOY PARENT LIMITED a private company limited by shares incorporated in Jersey under the number 130426 (“Parent”);

(2)	DUNDEE PIKCO LIMITED, a company incorporated in England & Wales under the number 06123931 (the “Company”);

(3)	THE ENTITIES listed in Part 1 of Schedule 1 (The Original Parties) as original borrowers (the “Original Borrowers”);

(4)	THE ENTITIES listed in Part 1 of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(5)	THE FINANCIAL INSTITUTIONS listed in Part 2 of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(6)	WELLS FARGO CAPITAL FINANCE (UK) LIMITED as agent of the other Finance Parties (the “Agent”); and

(7)	WELLS FARGO CAPITAL FINANCE (UK) LIMITED as security trustee for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows

SECTION 1

INTERPRETATION

1	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“2020 Annual Reporting Timetable” means a copy of the annual and quarterly accounting and reporting timetable for the financial year commencing 1 January 2020 (the “2020 Financial Year”) delivered to the Agent in accordance with Clause 4.1 (Initial conditions precedent).

“2020 Financial Year” has the meaning given to such term in the definition of 2020 Annual Reporting Timetable.

“2020 ICA Resignations and Waivers” means the steps set out in Clause 5 (Refinance and 2020 Intercreditor Agreement) of the Second Amendment and Restatement Agreement.

“2020 Intercreditor Agreement” means the intercreditor agreement dated on or about the Original Signing Date and made between, among others, the Parent, the Company, the Debtors (as defined in the 2020 Intercreditor Agreement), GLAS USA LLC as Security Agent, GLAS USA LLC as senior agent, the Lenders (as Senior Lenders) and the Intra-Group Lenders (as defined in the 2020 Intercreditor Agreement) and the Agent as WCF Agent and the Security Agent as WCF Security Agent.

“ABL Commitment” means:

(a)	in relation to an Original Lender, the amount set out opposite its name under the heading ABL Commitment in Part 2 of Schedule 1 (The Original Parties) of the Second Amendment and Restatement Agreement or assumed by it in accordance with Clause 2.4 (Increase) together with the amount of any other ABL Commitment transferred to it under this Agreement;

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(b)	in relation to any other Lender, the amount of any ABL Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.4 (Increase), to the extent not cancelled, reduced or transferred to it under this Agreement.

“ABL Controlled Accounts” means:

(a)	the accounts specified in Schedule 14 (ABL Controlled Accounts);

(b)	the “Controlled Account” as defined in any Transaction Security Documents;

(c)	the “Pledged Accounts” as defined in any German Security Agreement; and

(d)	such other bank accounts of the Borrowers that are secured by way of an English law charge (or equivalent Security) pursuant to which only the proceeds of WCF Receivables and WCF Inventory are paid.

“ABL Priority Security” has the meaning given to that term in the Intercreditor Agreement. “Acceptable Bank” means:

(a)	a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	any Finance Party or any Affiliate of a Finance Party; or

(c)	any other bank or financial institution approved by the Agent (acting reasonably).

“Access Agreement” means an access agreement in a form as may be reasonably acceptable to the Agent and the Obligors’ Agent.

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed) or any other form agreed by the Agent and the Parent (in each case acting reasonably).

“Accounting Principles” means IFRS.

“Accounting Reference Date” means 31 December.

“Acquired Indebtedness” means Financial Indebtedness of any person that becomes a member of the Group after the Completion Date as a result of a Permitted Acquisition, provided that:

(a)	such Financial Indebtedness was not incurred or increased (other than as a result of capitalisation of interest and accrual of any default interest), or the maturity of such Financial Indebtedness was not extended, at the time such person became a member of the Group and was not incurred or increased in anticipation thereof;

(b)	such Financial Indebtedness is discharged within six Months of the date on which such person becomes a Subsidiary; and

(c)	the aggregate outstanding amount of Financial Indebtedness under this paragraph does not exceed £5,000,000 (or its equivalent of other currencies) at any time.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 28 (Changes to the Obligors).

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

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“Administrative Parties” means the Agent and the Security Agent.

“Advance Rate” means:

(a)	in respect of Eligible Receivables, 85%; and

(b)	in respect of Eligible Inventory, 70%.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent’s spot rate of exchange; or

(b)	(if the Agent does not have an available spot rate of exchange) any other publicly available spot rate of exchange selected by the Agent (acting reasonably),

for the purchase of the relevant currency with the Base Currency in the London foreign exchange market on the date on which any conversion or calculation in any currency is to be made under this Agreement.

“Agreed Security Principles” means the principles set out in Schedule 11 (Agreed Security Principles).

“Annual Financial Statements” has the meaning given to that term in Clause 22 (Information Undertakings).

“Annual Reporting Timetable” means:

(a)	the 2020 Annual Reporting Timetable; and

(b)	a copy of the annual and quarterly accounting and reporting timetable for each financial year commencing after the 2020 Financial Year delivered to the Agent at the beginning of each relevant financial year, each substantially in the same form as the 2020 Annual Reporting Timetable.

“Anti-Corruption Laws” means

(a)	the US Foreign Corrupt Practices Act of 1977, as amended;

(b)	the UK Bribery Act 2010, as amended; and

(c)	any applicable laws, regulations or codes which address bribery or corruption in any jurisdiction in which any Obligor or any member of the Borrowing Group is located or doing business that relate to bribery or corruption.

“Anti-Money Laundering Laws” means applicable laws or regulations in any jurisdiction in which any Obligor or any member of the Borrowing Group is located or doing business that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor and assignee provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

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“Availability” means, at any time, an amount equal to: (a) the Facility Cap as then in effect minus (b) the Total Outstandings at such time.

“Availability Period” means the period from and including the Original Signing Date to and including the date falling five Business Days prior to the Termination Date.

“Available Commitment” means a Lender’s Commitment minus (subject as set out below):

(a)	the Base Currency Amount of its participation in any outstanding Utilisations; and

(b)	in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation, that Lender’s participation in any Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date shall not be deducted from that Lender’s Commitment.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its balance sheet or capital base or any part of that person or its liabilities or assets or minimum regulatory capital or any combination thereof, including, without limitation, the UK bank levy as set out in the Finance Act 2011, the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Code Général des impôts, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), the Dutch bankenbelasting as set out in the bank levy act (Wet bankenbelasting), the Swedish bank levy as set out in the Swedish Act on State Support to Credit Institutions (Sw. lag (2008:814) (lag om statligt stöd till kreditinstitut)), or the Spanish bank levy (Impuesto sobre los Depósitos en las Entidades de Crédito) as set out in the Law 16/2012 of 27 December 2012, and any other levy or tax of a similar nature in any jurisdiction.

“Bank of England Base Rate” means:

(a)	the rate announced from time to time by the Monetary Policy Committee of the Bank of England as the official dealing rate, being the rate at which the Bank of England is willing to enter into transactions for providing short-term liquidity in the money markets; or

(b)	if an order under section 19 (reserve powers) of the Bank of England Act 1998 is in force, any equivalent rate determined by the Treasury under that section.

“Bank Product Agreements” means all agreements relating to the provision of Bank Products by a Bank Product Provider to an Obligor.

“Bank Product Provider” means any Lender or any Affiliate of a Lender which provides Bank Products to any Obligor with the consent of the Agent and which, in the case of any Bank Product Provider which is not also a Lender, has executed a Bank Product Provider Confirmation.

“Bank Product Provider Confirmation” means a confirmation in the form set out in Schedule 15 (Bank Product Provider Confirmation) executed by any Bank Product Provider which is not also a Lender.

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“Bank Product Reserve” means the amount established by the Agent in its Reasonable Credit Judgment in consultation with the Bank Product Providers from time to time to reflect the then outstanding potential liability of the Obligors in relation to any Bank Products.

“Bank Products” means any ancillary financial products or accommodations made available to any Obligor by a Bank Product Provider including any credit or debit cards, credit or debit card processing services, Cash Management Services, foreign exchange facilities, interest rate hedging and other derivative products.

“Base Currency” means sterling.

“Base Currency Amount” means, in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.8 (Revaluation of Letters of Credit).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means United States 31 C.F.R. § 1010.230.

“Blocking Law” means:

(a)	any provision of EU Regulation (EC) No. 2271/96;

(b)	section 7 of the German Foreign Trade Ordinance (Verordnung zur Durchführung des Auβenwirtschaftsgesetzes (Auβenwirtschaftsverordnung)); or

(c)	any similar blocking or anti-boycott law, regulation or statute in force from time to time.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 28 (Changes to the Obligors).

“Borrowing Base” means the aggregate of the US/UK Borrowing Base and the German Borrowing Base.

“Borrowing Base Certificate” means a certificate, signed and certified as accurate and complete in all material respects, by the Chief Financial Officer of the Group, substantially in the form set out in Schedule 13 (Form of Borrowing Base Certificate).

“Borrowings” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Borrowing Group” means:

(a)	the Borrower and each other Obligor;

(b)	each Affiliate of each person referred to in paragraph (a) above; and

(c)	any officer, director or agent acting on behalf of any of the persons referred to in paragraphs (a) and/or (b) above with respect to the Facility, this Agreement or any of the other Finance Documents.

“Budget” means:

(a)	in relation to the period beginning on 1 January 2020 and ending on 31 December 2020 (i) the preliminary budget for the financial year ending 31 December 2020 delivered by the Parent to the Agent pursuant to Clause 4.1 (Initial conditions precedent) and (ii) the final budget for the financial year ending 31 December 2020 delivered pursuant to paragraph (a) Clause 24.37 (Conditions subsequent); and

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(b)	in relation to any other period, any budget delivered by the Parent to the Agent in respect of that period pursuant to Clause 22.4 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York, Jersey, Frankfurt am Main and:

(a)	(in relation to any date for payment or purchase of a currency other than euro) in any country in which a transfer or payment of funds is required to be made on that day;

(b)	(in relation to determining Daily SOFR), a day other than one in which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities; and

(c)	(in relation to any date for payment or purchase of euro or determining EURIBOR) any TARGET Day.

“Cash” means, at any time, any cash in hand or at bank and (in the latter case) credited to an account in the name of an Obligor with an Acceptable Bank and to which a member of the Group is alone beneficially entitled and for so long as:

(a)	that cash is repayable on demand;

(b)	repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition;

(c)	there is no Security over that cash except for Transaction Security or any Permitted Security constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements; and

(d)	the cash is freely and immediately convertible into dollars and Sterling and available to be applied in repayment or prepayment of the Facilities.

“Cash Collateral Agreements” means the cash collateral agreements dated 15 November 2019 between, amongst others, various financial institutions and the Parent.

“Cash Dominion Action” means:

(a)	the Agent and/or the Security Agent dealing with the ABL Controlled Accounts and WCF Receivables in accordance with the provisions of Clause 24.38 (Cash Management, Cash Dominion, Receivables and Inventory);

(b)	the receipt and application of proceeds in respect of WCF Receivables and the amount standing to the credit of the ABL Controlled Accounts in accordance with the terms of this Agreement and the terms of any applicable Transaction Security Document; and/or

(c)	the Agent and/or the Security Agent exercising its rights to exercise or spring control in respect of, or over, any ABL Controlled Account.

“Cash Equivalent Investments” means at any time:

(a)	certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

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(b)	any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)	which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)	sterling bills of exchange for rediscount at the Bank of England and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investors Service Limited; and

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above,

to the extent that investment can be turned into cash on not more than 60 days’ notice; or

(f)	any other debt security approved by the Majority Lenders,

in each case denominated in any currency fully and immediately convertible into dollars and Sterling and, to which any member of the Group is alone beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, depository network, automatic clearing house transfer, BACS facilities and other cash management arrangements.

“Cash Request” means a request in the form set out in Schedule 3 (Form of Cash Request).

“Change of Control” means:

(a)	Topco ceases to own directly 100% of the total issued share capital or voting rights in New Midco;

(b)	New Midco ceases to own directly 100% of the total issued share capital or voting rights in the Parent;

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(c)	the Parent ceases to own directly 100% of the total issued share capital or voting rights in the Company; or

(d)	at any time prior to a Listing, any person or group of persons acting in concert (together, in each case, with their Affiliates and Related Funds):

(i)	gains control directly or indirectly of 50% or more of the total issued share capital or voting rights of Topco or the Borrowers; or

(ii)	gains control over the ability to appoint a majority of the board of directors of Topco or the Borrowers; or

(e)	at any time after a Listing, any person or group of persons acting in concert (together, in each case, with their Affiliates and Related Funds):

(i)	gains control directly or indirectly of 30% or more of the total issued share capital or voting rights of Topco or the Borrowers; or

(ii)	gains control over the ability to appoint a majority of the board of directors of Topco or the Borrowers.

For the purposes of this definition, “acting in concert” means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in a person by any of them, either directly or indirectly, to obtain or consolidate control of such person.

“Charged Property” means all of the assets of the Obligors and the Parent which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Code” means the US Internal Revenue Code of 1986, as amended.

“Commitment” means an ABL Commitment.

“Companies Act” means the Companies Act 2006 as modified, amended or re-enacted from time to time.

“Competitor, Customer or Supplier” means

(a)	any person who operates or plans to operate in the same industry or sector as the Group in any jurisdiction at the relevant time, in particular by providing or planning to provide products or services that are the same as, or substitutes for, the products and services provided by the Group at the relevant time; and/or

(b)	any person who is a material customer, supplier, contractor or sub-contractor of one or more members of the Group at the relevant time,

together with such person’s Affiliates, Related Funds, agents or proxies, or any person who, either alone or acting together with any other person, including any Affiliate of such person, holds greater than 25% direct or indirect ownership or controls more than 25% of the direct or indirect voting rights of any such person in (a) or (b), but excluding any person or any of its Affiliates that is, or whose interests are managed by, a bona fide Fund Manager (each, an “Interested Party”) regularly engaged in or established for the purposes of making, purchasing or investing in loans, debt securities or other financial assets, which has not been established for the primary or main purpose of investing in the share capital of companies or to obtain a control position in any company, which, either alone or acting together with any other person, including any Affiliate of such person, holds greater than 25% direct or indirect ownership or controls more than 25% of the direct or indirect voting rights in any operating or portfolio company (being a subsidiary undertaking or group of subsidiary undertakings trading as a separate and distinct going concern) that would otherwise be a person falling within (a) or (b) above, where bona fide customary information barriers are in place between such operating or portfolio company and the Interested Party which restrict the sharing of information between such operating or portfolio company and the Interested Party with regards to the Group and such operating or portfolio company.

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“Completion Date” means 6 March 2020.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group, the Parent or any of their advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or the Parent or any of their advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(a)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 39 (Confidential Information); or

(b)	is identified in writing at the time of delivery as non-confidential by any member of the Group or the Parent or any of their advisers; or

(c)	is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group or the Parent and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as at the Completion Date or in any other form agreed between the Parent and the Agent.

“Constitutional Documents” means the constitutional documents of the Company and the Parent.

“Currency Reserve” means a reserve for currency volatility in respect of any Eligible Receivables not denominated in Dollars, Pounds Sterling or Euro.

“Daily €STR” means the euro short-term rate published on each TARGET Day by the European Central Bank (or any other person which takes over the administration of that rate) on its MID platform (or any successor platform) and if such rate is less than zero, the rate shall be deemed to be zero.

“Daily SOFR” means the secured overnight financing rate published by the Federal Reserve Bank of New York as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website and if such rate is less than zero Daily SOFR shall be adjusted to zero.

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“Daily SONIA” means the Sterling Overnight Index Average administered by the Bank of England (or any other person which takes over the administration of that rate) displayed (before any correction, recalculation or republication by the administrator) on the relevant screen by any authorised redistributor of that rate and if such rate is less than zero, Daily SONIA shall be adjusted to zero.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 25 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)	which has failed to make its participation in a Utilisation available or has notified the Agent or the Parent (which has notified the Agent) that it will not make its participation in a Utilisation available by the Utilisation Date of that utilisation in accordance with Clause 5.5 (Lenders’ participation) or which has failed to provide cash collateral (or has notified the L/C Issuer or the Parent (which has notified the Agent) that it will not provide cash collateral) in accordance with Clause 6.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	which is an L/C Issuer which has failed to issue a Letter of Credit (or has notified the Agent or the Parent (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 5.5 (Lenders’ participation) or which has failed to pay a claim (or has notified the Agent or the Parent (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 6.3 (Payment of L/Cs against demand);

(d)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraphs (a) and (c) above:

(i)	its failure to pay, or to issue a Letter of Credit, is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within 3 Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

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“Deposit Account Control Agreement” means a deposit account control agreement (or similar agreement) to be executed by each institution maintaining a ABL Controlled Account in the United States, in each case as required by and in accordance with Clause 24.38 (Cash Management, Cash Dominion, Receivables and Inventory).

“Designated Website” means the Commercial Electronic Office website, Wells Fargo Bank N.A. or such other website as the Agent may specify to the Company in writing.

“Determination Date” has the meaning ascribed to such term in the definition of Disposals Prepayment Test.

“Dilution” means for any period with respect to any Borrower, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of reductions in the WCF Receivables of such Borrower for such period other than by reason of sterling (or other currency) for sterling (or such other currency) cash payment and the denominator of which is the aggregate sterling (or other currency) amount of the sales of such Borrower for such period.

“Dilution Reserve” means on any date of determination, a reserve established and revised from time to time by the Agent in such amount as it may determine in its Reasonable Credit Judgment reflects the Dilution as of any date with respect to the WCF Receivables for the immediately preceding 12-month period, to the extent such Dilution exceeds 5% and thereafter shall not exceed more than 1.0% for each incremental percentage in dilution over 5.0%.

“Disposal”, “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any person (including any sale and leaseback transaction and any issuance of equity interests by a Subsidiary of such person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposal”, “Disposition” and “Dispose” shall not be deemed to include any issuance by a Borrower of any of its equity interests to another person.

“Disposals Prepayment Test” means, as at the date of determination (the “Determination Date”), Availability is equal to or no less than the higher of:

(a)	the lower of £8,750,000 and 15% of the Facility Cap; and

(b)	£7,000,000,

during the period of 30 consecutive calendar days preceding such Determination Date and the Parent has provided forecasts which are satisfactory to the Agent in its Reasonable Credit Judgement demonstrating that Availability will not be less than such amount for a period of 6 months after the Determination Date.

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

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and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dormant Subsidiary” means a member of the Group which does not trade (for itself or as agent for any person) and does not own, legally or beneficially, assets (including, without limitation, indebtedness owed to it).

“EBITDA” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Eligible Book Value” means, at any date and with respect to any WCF Inventory and contracts with customers for the sale or lease of WCF Inventory, the net book value in place of such WCF Inventory and contracts, expected to be realised at a sale of such WCF Inventory and contracts that is held within a reasonable period time, as such amount is determined by the Agent from the most recent appraisal performed by an appraiser (reasonably satisfactory to the Agent) received by the Agent on or before such date.

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Parent and which, in each case, is not a member of the Group or the Parent.

“Eligible Inventory” means, at any time, the WCF Inventory of a Borrower that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below. In determining the amount to be so included, WCF Inventory shall be valued at the lower of cost or market value on a basis consistent with the Borrowers’ historical accounting practices. “Eligible Inventory” shall not include any WCF Inventory:

(a)	which is not subject to a first ranking Security in favour of the Security Agent (subject to security (i) arising solely by operation of Law; and/or (ii) pursuant to or in connection with the Term Loan Credit Agreement);

(b)	which is subject to any Security other than a Security permitted hereunder;

(c)	which is, in the Agent’s Reasonable Credit Judgment, determined to be obsolete, unmerchantable, defective or unfit for sale;

(d)	which does not conform in all material respects to the representations and warranties in respect of WCF Inventory contained in this Agreement or the applicable Transaction Security Documents;

(e)	in which any person other than any Borrower shall have any direct or indirect ownership, interest or claim to title;

(f)	which constitutes work-in-process or raw materials, supplies or inventory in each case, only where designated as (i) research and development parts, (ii) quarantined goods, (iii), maintenance parts, (iv) wax assemblies, (v) tooling or (vi) other similar items dedicated for internal use by the Borrowers (including spare parts or supplies used or consumed in the ordinary course of business of the Borrowers), bill-and-hold goods, goods held on consignment, or goods which are not of a type held for sale in the ordinary course of business of the Borrowers;

(g)	which (i) is not located in continental United States, England & Wales or Germany or (ii) is in transit outside any premises owned or leased by an Obligor or a third party storage operated on behalf of any Obligor except in cases where they are in transit between such locations within continental United States of America or England & Wales, as applicable;

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(h)	which is being processed offsite by a third party at a third party location or outside processor, or is in transit to or from such third party location or outside processor (other than to the extent permitted pursuant to paragraph (g) above);

(i)	which is a discontinued product or component thereof;

(j)	which is damaged or defective, in each case, in any material respect, or which does not meet all material standards imposed by any applicable Governmental Authority;

(k)	which is not reflected in a current perpetual inventory report of such Borrower (unless such WCF Inventory is reflected in a report to the Agent as “in transit” WCF Inventory);

(l)	for which reclamation or similar rights have been asserted by the seller; or

(m)	which is located on any Real Property leased by such Borrower or in a third party warehouse to the extent that the aggregate value of all such WCF Inventory, in respect of each such location, is in excess of £150,000 at any given time unless, in each case, it is subject to an Access Agreement in form and substance satisfactory to the Agent in its Reasonable Credit Judgment executed by the lessor or warehouseman, as the case may be (provided, however, that, (x) during the 90-day period immediately following the Completion Date, such leased Real Property or warehouse need not be subject to an Access Agreement and (y) during all times thereafter, such leased Real Property or warehouse must be subject to an Access Agreement, or if such leased Real Property or warehouse is not subject to an Access Agreement, the failure to have a Access Agreement will not, in and itself, render the Inventory ineligible, but the Security Agent may, in its Reasonable Credit Judgment, establish a Reserve in an aggregate amount equal two months’ rent under the lease for each location (or, if applicable, 2 months of storage fees under the warehouse agreement for each warehouse) that is not subject to an Access Agreement;

(n)	which is in the possession of a bailee or customer to the extent that the aggregate value of all such WCF Inventory, in respect of each such bailee or customer, is in excess of £50,000 at any given time, unless (i) such bailee or customer has delivered to the Agent an Access Agreement and such other documentation as the Agent may require in its Reasonable Credit Judgment, in each case in form and substance satisfactory to the Agent in its Reasonable Credit Judgment or (ii) an appropriate Reserve has been established by the Agent in its Reasonable Credit Judgment; or

(o)	which contains or bears any intellectual property rights licensed to such Borrower by any Person other than a member of the Group unless the Agent is satisfied that they may sell or otherwise dispose of such WCF Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such WCF Inventory under the current licensing agreement, provided that no WCF Inventory acquired in a Permitted Acquisition or the WCF Inventory of an Additional Borrower shall be considered for inclusion as Eligible Inventory until the Agent, in its Reasonable Credit Judgment, has received an acceptable inventory appraisal and, as applicable, conducted a satisfactory field examination of such Additional Borrower.

“Eligible Receivables” means at any time, any WCF Receivables of a Borrower, provided however, that Eligible Receivables shall not include any WCF Receivables:

(a)	which does not arise from the actual and bona fide sale and delivery of goods or rendering of services in the ordinary course of the business of the Group;

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(b)	which is not subject to a valid, first ranking charge, assignment or equivalent Security under the Transaction Security Documents (subject to security arising: (i) solely by operation of Law; and/or (ii) pursuant to or in connection with the Term Loan Credit Agreement);

(c)	which (i) is unpaid for more than 60 days after the original due date therefor or if no payment date is specified, after the date of the original invoice therefor or (ii) is with dated terms more than 120 days from the invoice date with respect to any other account debtor or (iii) has been written off the books of the Borrowers or otherwise designated as uncollectible;

(d)	which is owing by a single account debtor if WCF Receivables representing 50% or more of the aggregate balance owing by such account debtor to the Borrowers are not Eligible Receivables by reason of the operation of paragraph (c) above;

(e)	which is owing by a single account debtor to the extent the aggregate amount of WCF Receivables owing from such account debtor and its affiliates to any Borrower exceeds 25% of the aggregate Eligible Receivables, but only to the extent of such excess;

(f)	which do not conform in all material respects to the representations and warranties in respect of the WCF Receivables contained in this Agreement or the applicable Transaction Security Documents;

(g)	which (i) do not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other form of documentation that is satisfactory to the Agent in its Reasonable Credit Judgment which has been sent to the account debtor (other than goods shipped but not invoiced so long as such ship date is no more than thirty (30) days prior to the applicable Borrowing Base Certificate), (iii) represents a progress billing, (iv) is contingent upon such Borrower’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, or (vi) relates to payments of interest;

(h)	for which (i) the goods giving rise to such WCF Receivables have not been shipped and billed to the account debtor (except to the extent the applicable Borrower has shipped such goods in accordance with the written instructions of such account debtor and such account debtor has agreed in writing that such shipment constitutes delivery of such goods by such Borrower) or (ii) the services giving rise to such WCF Receivables have not been performed and billed to the account debtor;

(i)	with respect to which any cheque or other accepted instrument of payment has been returned uncollected for any reason;

(j)	which involves an account debtor which is the subject of any winding up, administration or similar procedure indicative of insolvency to the extent that such procedure is not frivolous or vexatious;

(k)	which is owed by any account debtor which has sold all or substantially all of its assets; unless in each case such account debtor has caused the issuance of a letter of credit or bank guarantee in favour of the applicable Borrower fully securing the payment of such WCF Receivables, which letter of credit or bank guarantee is reasonably satisfactory to the Agent in its Reasonable Credit Judgment;

(l)	which is owed by an account debtor which:

(i)	does not maintain its principal office, assets or place of business in the United States, United Kingdom, Ireland or Canada; or

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(ii)	does not maintain its principal office, assets or place of business in a Tier 1 Jurisdiction or is an Investment Grade Debtor (in each case, the “Relevant Account Debtor”) provided that (x) WCF Receivables owing by such Relevant Account Debtor may not exceed 55% of the value of all Eligible Receivables and (y) WCF Receivables owing by such Relevant Account Debtor located in a Tier 1 Jurisdiction which are not Investment Grade Debtors may not exceed 10% of the value of all Eligible Receivables, in each in any period with respect to which a Borrowing Base Certificate is delivered pursuant to Clause 22.7 (Borrowing Base Certificate);

(m)	which is owed in any currency other than Dollars, Pounds Sterling, Euros or in the Currency of any Tier 1 Jurisdiction;

(n)	which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the federal government of the United States or the United Kingdom unless such WCF Receivables is backed by a letter of credit acceptable to the Agent in its Reasonable Credit Judgment and, if reasonably requested by the Agent, which is in the possession of, and is directly drawable by, the Agent or (ii) the federal government of the United States, or any department, agency, public corporation, or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940 (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the first ranking Security of the Agent in such WCF Receivable, have been complied with to the Agent’s reasonable satisfaction; provided, that a WCF Receivable that otherwise constitutes an Eligible Receivable shall only be rendered ineligible by virtue of this paragraph (n)(ii) if, and to the extent, the aggregate amount of all such WCF Receivables is in excess of £2,000,000;

(o)	which is owed by any Affiliate, employee, officer, director or agent of any Borrower;

(p)	which is owed by an account debtor to which such Borrower is indebted, but only to the extent of such Financial Indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an account debtor, in each case to the extent thereof; provided, that no WCF Receivable that otherwise constitutes an Eligible Receivable shall be rendered ineligible by virtue of this paragraph (p) to the extent, but only to the extent, that the account debtor’s right of setoff is limited by an agreement that is reasonably satisfactory to the Agent in its Reasonable Credit Judgment;

(q)	which is evidenced by any promissory note, bill of exchange, chattel paper, or instrument;

(r)	which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial, territorial or local;

(s)	which is for goods that have been sold under a purchase order or pursuant to the terms of a contract or other agreement or understanding (written or oral) that indicates any party other than such Borrower as payee or remittance party; or

(t)	which is an Excluded Receivable,

provided that no WCF Receivables acquired in a Permitted Acquisition or the WCF Receivables of an Additional Borrower shall be considered for inclusion as Eligible Receivables until the Agent in its Reasonable Credit Judgment, has a satisfactory field examination of such WCF Receivables and, as applicable, that Additional Borrower.

“Enterprise Act Reserves” means, at any time, with respect to each UK Borrower, the maximum amount which would be required to be made available by such UK Borrower to unsecured creditors if Section 176A of the Insolvency Act of 1986 and the Insolvency Act 1986 (Prescribed Part) (Amendment) Order 2020 applied without duplication of any such amounts used in determining Net Orderly Liquidation Value.

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“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man-made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)	the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by the United States Department of Labor, as from time to time in effect.

“ERISA Affiliate” means, in relation to a member of the Group, each person (as defined in Section 3(9) of ERISA) which together with that member of the Group would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” means: (a) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Single Employer Plan unless the 30 day notice requirement with respect to such event has been waived; (b) the application for a minimum funding waiver under Section 302 of ERISA with respect to a Single Employer Plan; (c) the provision by the administrator of any Single Employer Plan of a notice of intent to terminate such Single Employer Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Obligor or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) a lien under Section 303 of ERISA or Section 403(k) or 436(f) of the Code shall have occurred with respect to any Single Employer Plan; (f) the termination of a Single Employer Plan pursuant to Section 4042 of ERISA; (g) an action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Single Employer Plan (other than routine claims for benefits) is pending, expected or threatened; (h) the incurrence by any Obligor or any ERISA Affiliate of any withdrawal liability (as specified in Part I of Subtitle E of Title IV of ERISA) to any Multiemployer Plan; and (i) the notification of any Obligor or any ERISA Affiliate by the sponsor of a Multiemployer Plan that such Multiemployer Plan is insolvent or has been terminated, within the meaning of Title IV of ERISA or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA.

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“EURIBOR” means the one month euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) and if the rate is less than zero, EURIBOR shall be deemed to be zero.

“Erroneous Payment” has the meaning given to that term in clause 29.21 (Amounts paid in error).

“Event of Default” means any event or circumstance specified as such in Clause 25 (Events of Default).

“Excluded Companies” means the Project Asia Targets and their Subsidiaries.

“Excluded Receivable” any receivable directly or indirectly involving a Restricted Party or that otherwise would result in any Finance Party violating any Sanctions.

“Expiry Date” means, in relation to a Letter of Credit, the last day of its Term.

“Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

“Facility Cap” means, as of any date of determination, an amount equal to the lower of: (a) the Total Commitments; and (b) the Borrowing Base.

“Facility Limit” means £90,000,000.

“Facility Office” means:

(a)	in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Parent in good faith.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

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“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fed Target Rate” means:

(a)	the short-term interest rate target set by the US Federal Open Market Committee as published by the NY Federal Reserve, or

(b)	if that target is not a single figure, the arithmetic mean of:

(i)	the upper bound of the short-term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)	the lower bound of that target range.

“Fee Letter” means any letter or letters dated on or about the Original Signing Date, the First Amendment and Restatement Date and the Second Amendment and Restatement Date between the Original Lenders and the Parent (or the Agent and the Parent or the Security Agent and the Parent) setting out any of the fees referred to in Clause 14 (Fees) and any agreement setting out fees payable to a Finance Party in relation to the Finance Documents.

“Finance Document” means this Agreement, the First Amendment and Restatement Agreement, the Second Amendment and Restatement Agreement, any Accession Deed, any Compliance Certificate, any Fee Letter, the 2020 Intercreditor Agreement, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request and any other document designated as a “Finance Document” by the Agent and the Parent.

“Finance Lease” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Finance Party” means the Agent, the Security Agent, a Lender and any Bank Product Provider.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (but not Trade Instruments);

(d)	the amount of any liability in respect of Finance Leases;

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(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

(g)	any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (excluding any Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Termination Date or are otherwise classified as borrowings under the Accounting Principles;

(i)	any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind entering into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 120 days after the date of supply;

(j)	any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Financial Reporting Package” means a financial reporting package in the form of the template agreed between the Parent and the Agent (acting on the instructions of the Majority Lenders (acting reasonably)) which includes a breakdown of key financial and operational metrics and performance indicators by site and which is (i) in preliminary form delivered to the Agent in accordance with Clause 4.1 (Initial conditions precedent); and (ii) in full form as a condition subsequent pursuant to paragraph (b) of Clause 24.37 (Conditions subsequent).

“Financial Restructuring” means the financial restructuring of the Doncasters Group Limited and its Subsidiaries in accordance with the Implementation Documents (as defined in the original form of this Agreement).

“Financial Year” has the meaning given to that term in Clause 23.1 (Financial definitions).

“First Amendment and Restatement Agreement” means the amendment and restatement agreement between the parties to this Agreement dated 31 August 2022 pursuant to which this Agreement was amended and restated.

“First Amendment and Restatement Date” means 31 August 2022.

“Fund Manager” means any appropriately licensed and/or regulated person who acts for and on behalf of third party investors (and related investment arrangements) on a discretionary or nondiscretionary basis pursuant to a management or advisory agreement in consideration for receipt of a management fee, advisory fee, carried interest and/or other similar form of remuneration.

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“Funds Flow Statement” means a funds flow statement in agreed form between the Parent and the Agent (acting on the instructions of the Majority Lenders) and delivered to the Agent in accordance with Clause 4.1 (Initial conditions precedent).

“German Account Pledge Agreement” has the meaning given to that term in Clause 24.38 (Cash Management, Cash Dominion, Receivables and Inventory).

“German Administration Reserve” means, on any date of determination, a reserve established by the Agent in an amount up to 15.0% of the sum of (i) the Eligible Receivables of each German Borrower at such time and (ii) the greater of (x) the Eligible Book Value of the Eligible Inventory of each German Borrower at such time and (y) the Net Orderly Liquidation Value of the Eligible Inventory of each German Borrower at such time.

“German Borrower” means each Borrower incorporated under the laws of the Federal Republic of Germany.

“German Borrowing Base” means at any time of calculation, an amount equal to (but not less than zero):

(a)	the product of: (A) the applicable Advance Rate multiplied by (B) the Eligible Receivables of the German Borrowers at such time;

plus

(b)	the lower of (A) product of (x) the applicable Advance Rate multiplied by (y) the Eligible Book Value of the Eligible Inventory of the German Borrowers at such time and (B) the product of (x) 85% multiplied by (y) the Net Orderly Liquidation Value Percentage of the Eligible Inventory of the German Borrowers;

minus

without duplication, Reserves established by the Agent in its Reasonable Credit Judgment.

“German Obligor” means any Obligor incorporated in Federal Republic of Germany.

“German Security Documents” means any Transaction Security Document governed by German law.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union of the European Central Bank).

“Group” means the Parent and each of its Subsidiaries for the time being.

“Group Structure Chart” means the group structure chart in the agreed form between the Parent and the Agent (acting on the instructions of the Majority Lenders).

“Guarantor” means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 28 (Changes to the Obligors).

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

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“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.4 (Increase)

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office or otherwise under any liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief law, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by (or consented to by) it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

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(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	with respect to a Finance Party, has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i)above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Instruction Mandate” means each mandate (incorporating a telephone, fax and e-mail indemnity) in the Agent’s preferred form executed by a Borrower.

“Insurance Manual” means the insurance manual of the Borrowers prepared by the Borrowers’ insurance broker from time to time.

“Intellectual Property” means:

(a)	any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement dated on or about the Second Amendment and Restatement Date and made between, among others, the Parent, the Company, the Debtors (as defined in the Intercreditor Agreement), GLAS USA LLC as Security Agent, GLAS USA LLC as senior agent, the Lenders (as Senior Lenders) and the Intra-Group Lenders (as defined in the Intercreditor Agreement) and the Agent as ABL Agent and the Security Agent as ABL Security Agent.

“Inventory Insurance Proceeds” means any proceeds of insurance relating to Eligible Inventory in respect of which a Loan has been made.

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“Investment Grade Debtor” means an account debtor who has a credit rating of “BBB-” or better by S&P or “Baa3” or better by Moody’s, any account debtor agreed by the Agent prior to the Completion Date or such other account debtor which the Agent agrees in writing in its Reasonable Credit Judgement is an Investment Grade Debtor from time to time.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“L/C Exposure” means the face amount of such Letter of Credit and other commitments assumed by the Agent or the relevant Lender with respect thereto.

“L/C Issuer” means any Finance Party which issues a Letter of Credit (which includes the giving of any indemnity or guarantee to any third party issuer of any underlying instrument).

“L/C Limit” means £15,000,000 (or such higher limit as the Lenders may from time to time agree).

“L/C Request” means a request in the form set out in Schedule 9 (Form of L/C Request).

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) Clause 28 (Changes to the Obligors) or pursuant to the First Amendment and Restatement Agreement or the Second Amendment and Restatement Agreement.

“Legal Reservations” means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

(c)	the principle that in certain circumstances Security granted by way of fixed charge may be recharacterised as a floating charge or that Security purported to be constituted as an assignment may be recharacterised as a charge;

(d)	the principle that interest on interest or additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(f)	the principle that the creation or purported creation of Security over any contract or agreement which is subject to a prohibition on transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach of the contract or agreement over which Security has purportedly been created;

(g)	the accessory nature of certain German law governed Security;

(h)	under German law, the fact that a court may limit the concept of irrevocability by applying restrictions based on cogent reasons for the respective concerned party to withdraw from the right irrevocably granted;

(i)	similar principles, rights and defences under the laws of any Relevant Jurisdiction; and

(j)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

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“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.4 (Increase) or Clause 26 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Letter of Credit” means a letter of credit, performance bond, guarantee, documentary credit or similar assurance which is from time to time either (i) opened or issued by any L/C Issuer for the account of a Borrower or (ii) with respect to which an L/C Issuer has agreed to indemnify the issuer or to guarantee the obligations of a Borrower to such issuer.

“Limitation Acts” means the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Listing” means a listing or admission to trading of all or any part of the share capital of any member of the Group or any direct or indirect Holding Company of any member of the Group on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any other exchange or market in any jurisdiction or any other sale or issue by way of listing, flotation or public offering or any equivalent circumstances in relation to any member of the Group or any such Holding Company of any member of the Group in any jurisdiction or country.

“LMA” means the Loan Market Association.

“Loan” means a loan made or to be made under a Facility or the principal amount outstanding for the time being of that Loan.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 50 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 50 per cent. of the Total Commitments immediately prior to that reduction).

“Management Incentive Plan” means the management incentive plan as in effect on the Second Amendment and Restatement Date as amended, amended and restated, supplemented, varied or otherwise modified.

“Margin” means 3.00% per annum.

“Material Adverse Effect” means in the reasonable opinion of the Majority Lenders:

(a)	a material adverse effect on:

(i)	the business, operations, property, condition (financial or otherwise) or prospects of the Group taken as a whole; or

(ii)	the ability of the Obligors (taken as a whole) to meet any of the payment obligations of the Obligors under any Finance Document and to comply with the financial covenant under Clause 23.2 (Financial condition); or

(b)	subject to Legal Reservations and Perfection Requirements which are not overdue, a material adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of, the Finance Documents or the rights or remedies of the Finance Parties under any of the Finance Documents taken as a whole and if capable of remedy, is not remedied within 20 Business Days (without duplication with any other cure period) of the earlier of the relevant Obligor becoming aware of such event or of the request of the Agent or Security Agent.

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For the purposes of Clause 25.18 (Material adverse change) only, paragraph (a)(ii) above shall be deemed to include the words “or the ability of the Borrowers (individually) to comply with their material obligations under the Finance Documents” immediately after the words “Clause 23.2 (Financial condition).”

“Material Company” means, at any time:

(a)	each Obligor;

(b)	a member of the Group that is a Holding Company of an Obligor or another Material Company referred to in paragraph (c)(ii) below; or

(c)	a Subsidiary of the Parent which:

(i)	is listed in Schedule 10 (Material Companies); or

(ii)	has earnings before interest, tax, depreciation and amortisation calculated on the same basis as EBITDA representing 5 per cent. or more of EBITDA of the Group or has gross assets or gross turnover (excluding intra-group items) representing 5 per cent. or more of the gross assets or gross turnover of the Group, calculated on a consolidated basis.

Compliance with the conditions set out in paragraph (c)(ii) above shall be determined by reference to the most recent Compliance Certificate supplied by the Parent and/or the latest financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest consolidated financial statements of the Group.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

The above rules will only apply to the last Month of any period.

“Month End Date” has the meaning given to that term in Clause 23.1 (Financial Definitions).

“Multiemployer Plan” means a multiemployer plan, as defined in Section 3(37) of ERISA, subject to Title IV of ERISA, contributed to for any employees of an Obligor or any ERISA Affiliate.

“Net Orderly Liquidation Value Percentage” means the net orderly liquidation value of WCF Inventory, expressed as a percentage, expected to be realised at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation costs and expenses, as determined from the most recent appraisal of such WCF Inventory, performed by an appraiser reasonably satisfactory to the Security Agent.

“New Controlled Accounts” has the meaning given to that term in Clause 24.38(c)(iv).

“New Lender” has the meaning given to that term in Clause 26 (Changes to the Lenders).

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“New Finco” means Alloy Finco Limited, a private company limited by shares incorporated in Jersey with company number 130427, whose shares are held 100% directly by Topco.

“New Midco” means Alloy Midco Limited, a private company limited by shares incorporated in Jersey with company number 130425, which directly holds 100% of the shares in the Parent.

“New Shareholder Injection” means any amount subscribed for in the Parent after the Completion Date for any Permitted Share Issue of the Parent or made available by way of Subordinated Shareholder Funding to the Parent, and which is (in each case) received in cash by the Parent, in each case to the extent not included in the Funds Flow Statement.

“Non-Acceptable L/C Lender” means a Lender which:

(a)	is not an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” (other than a Lender which each L/C Issuer has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender; or

(c)	has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 6.4 (Indemnities) or Clause 29.11 (Lenders’ indemnity) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment.

“Non-Consenting Lender” has the meaning given to that term in Clause 38.7 (Replacement of Lender).

“Obligor” means a Borrower or a Guarantor.

“Obligor to Non-Obligor Amount” means, at any time, the aggregate amount of:

(a)	the market value (as determined by the Company acting reasonably and in good faith by reference to the date of such disposal and any application of the Agent’s Spot Rate of Exchange as at such date) of all assets disposed of for no cash consideration or cash consideration less than such determined market value by Obligors to non-Obligors during the life of the Facilities less the aggregate of the cash consideration paid to the Obligors by the non-Obligors in respect of such assets;

(b)	any outstanding loans made during the life of the Facilities by an Obligor to a non-Obligor;

(c)	any outstanding guarantees given during the life of the Facilities by Obligors in respect of non-Obligors; and

(d)	the cash paid during the life of the Facilities by Obligors for shares issued to them by any members of the Group that are non-Obligors,

comprising, for the purposes of this definition, (i) any Permitted Disposal falling under paragraph (n) of the definition of Permitted Disposal, (ii) any Permitted Loan (and related Permitted Financial Indebtedness) falling under paragraph (d) of the definition of Permitted Loan; (iii) any Permitted Guarantee falling under paragraph (k)(iii) of the definition of Permitted Guarantee; (iv) any subsequent issue of shares as a result of a disposal permitted pursuant to paragraph (p) of the definition of Permitted Disposal; and (v) any Permitted Share Issue falling under paragraph (b)(iii) of the definition of Permitted Share Issue, and provided that,

(i)	if any Non-Obligor subsequently (i) accedes to this Agreement as an Obligor, any items which would, prior to such accession, have fallen within paragraphs (a) to (d) above in respect of or in connection with that Non-Obligor shall be ignored for the purposes of this definition; and

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(ii)	if any relevant Obligor subsequently resigns as an Obligor, any items which would not, prior to such resignation, have fallen within paragraphs (a) to (d) above in respect of or in connection with that member of the Group as an Obligor shall be included for the purposes of this definition.

“Obligor/Non-Obligor Basket” means £10,000,000 (or its equivalent in other currencies).

“Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“OFAC” means the U.S. Treasury Department’s Office of Foreign Asset Control.

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions relating to Optional Currencies).

“Original Financial Statements” means:

(a)	in relation to each Original Obligor, the consolidated audited financial statements of Doncasters Group Limited for the Financial Year ended 31 December 2018; and

(b)	in relation to any other Obligor, its audited financial statements delivered to the Agent as required by Clause 28 (Changes to the Obligors).

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the Original Signing Date or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be).

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Original Signing Date” means 3 March 2020.

“Parent’s Auditors” means PricewaterhouseCoopers or any other firm appointed by the Parent to act as its statutory auditors.

“Participant Register” has the meaning given to that term in Clause 26.11 (Participant Register).

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement (excluding, for the avoidance of doubt, the Bank Product Providers).

“Perfection Requirements” means the making or procuring of the appropriate registrations, filings, stampings and/or notifications of the Transaction Security Documents and/or Security created by them.

“Perfection Reserve” means, on a date of determination, a reserve established and revised from time to time by the Security Agent in such amount as it may determine in its Reasonable Credit Judgment reflects the WCF Inventory or WCF Receivables that are not subject to a perfected Security in favour of the Lenders as a result of (a) any landlord lien waiver, estoppel, warehouseman waiver or other collateral access or similar letter or agreement, required for perfection, not being delivered to the Agent (in form and substance reasonably satisfactory to the Agent) or (b) any cash and cash equivalents, deposit, securities and commodities accounts (including securities entitlements and related assets) not being subject to (x) in respect of any ABL Controlled Account maintained in the United States, Deposit Account Control Agreements, (y) in respect of any German ABL Controlled Account, German Account Pledge Agreements or (z) in respect of any ABL Controlled Account in the United Kingdom, a fixed charge.

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“Permitted Acquisition” means:

(a)	an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal;

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue;

(c)	an acquisition of an asset, shares or securities sold, leased, transferred or otherwise disposed of pursuant to a Permitted Reorganisation, a Permitted Transaction or a Permitted Joint Venture;

(d)	an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable;

(e)	the incorporation of a company which on incorporation becomes a member of the Group, but only if:

(i)	that company is incorporated in the European Union, the United Kingdom, Jersey or the United States of America with limited liability; and

(ii)	if the shares in the company are owned by an Obligor, Security over the shares of that company, in form and substance satisfactory to the Agent, is created in favour of the Security Agent within 30 days of the date of its incorporation;

(f)	an acquisition (not being an acquisition by the Parent), for cash consideration, of (A) more than 50 per cent. of the issued share capital and voting rights of a limited liability company or (B) (if the acquisition is made by a limited liability company which is wholly owned by a member of the Group whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern (each a “Proposed Target”), but only if:

(i)	no Event of Default has occurred and is continuing on the date such legally binding commitment to make the acquisition is entered into or on the closing date for the acquisition or would occur as a result of the acquisition;

(ii)	the Proposed Target is incorporated or established, and carries on its principal business in, Jersey, the European Union, the United Kingdom or the United States of America and is engaged in a business substantially the same or complementary to as that carried on by the Group;

(iii)	the consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition (the “Total Purchase Price”) together with the amount of any investment in any Permitted Joint Venture) does not in any Financial Year of the Parent exceed in aggregate £20,000,000 or its equivalent in other currencies;

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(iv)	there are no material contingent liabilities which would be required to be included in the financial statements of the Proposed Target (or, in the case of an acquisition of a business or undertaking, the financial statements of the acquiring member of the Group) in accordance with the Accounting Principles, unless adequately covered by indemnities or insurance, reflected in the amounts paid in respect of the aggregate of (without double counting):

(A)	all amounts paid or to be paid to the relevant vendor in connection with such acquisition including any deferred consideration, but excluding any contingent consideration arrangements (including earn outs);

(B)	the liabilities assumed in respect of Financial Indebtedness (whether by way of novation, guarantee or otherwise) by any member of the Group as part of the consideration for that acquisition;

(C)	all Financial Indebtedness of the Proposed Target; and

(D)	any contingent liabilities of the Proposed Target which are of a type or nature that are required to be shown in its financial statements (or, in the case of an acquisition of a business or undertaking, the financial statements of the acquiring member of the Group) in accordance with the Accounting Principles, (the “Consideration”) or adequate reserves are maintained by the Proposed Target;

(v)	the Parent has provided a certificate to the Agent not later than 10 Business Days prior to the completion of the relevant acquisition, attaching the latest audited financial statements of the Proposed Target (or if not available, its management accounts), and which gives calculations showing in reasonable detail:

(A)	pro forma compliance with the covenants set out in Clause 23.2 (Financial condition) on the Month End Date immediately preceding the completion date of the acquisition; and

(B)	forecast pro forma compliance with the covenants set out in Clause 23.2 (Financial condition) on each Month End Date falling within the 12-month period from the completion date of the acquisition;

(vi)	the Proposed Target has positive earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA) in the immediately preceding financial year; and

(vii)	if the Consideration exceeds £10,000,000 (or its equivalent in other currencies), at least ten Business Days prior to entering into the proposed acquisition the Parent has provided copies of any external legal and accounting due diligence reports provided to or commissioned by the Group in respect of the acquisition and has used its reasonable efforts to procure that such reports are provided on a reliance basis (subject to the Agent signing any required release or engagement letter required by the relevant report provider) provided it is customary for such report providers to provide reliance rights to finance providers in relation to transactions of a similar nature;

(g)	the acquisition of minority interests in members of the Group;

(h)	an acquisition or redemption of shares (directly or indirectly) of directors and employees whose appointment and/or contract is terminated if such amount, when aggregated with all amounts paid under this paragraph (h), all loans under paragraph (f) of the definition of Permitted Loans, all guarantees and indemnities under paragraph (r) of the definition of Permitted Guarantees and all amounts paid pursuant to paragraph (b)(iii) of the definition of Permitted Payments does not exceed £2,000,000 (or its equivalent in other currencies) at any time;

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(i)	any acquisition of shares following the conversion of an intra-Group loan into equity provided that such share issuance constitutes a Permitted Share Issue;

(j)	Project Asia; and

(k)	any acquisition approved by the Majority Lenders.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b), is on arm’s length terms:

(a)	of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of any asset by a member of the Group (the “Disposing Company”) to another member of the Group (the “Acquiring Company”), but if:

(i)	the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

(ii)	the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset; and

(iii)	the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor guaranteeing at all times an amount no less than that guaranteed by the Disposing Company;

(c)	of assets (other than shares, businesses, Real Property or Intellectual Property) in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash);

(d)	of tangible assets which are obsolete for purpose for which such assets are normally utilised or which are no longer required for the purpose of the relevant person’s business or operations;

(e)	of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

(f)	constituted by a licence of intellectual property rights permitted by Clause 24.28 (Intellectual Property);

(g)	to a Joint Venture, to the extent permitted by Clause 24.11 (Joint ventures);

(h)	arising as a result of any Permitted Security;

(i)	of assets which are seized, expropriated or acquired by compulsory purchase by or by the order of any central or local governmental agency or authority which individually or together would not result in a breach of Clause 25.17 (Compulsory Acquisition);

(j)	pursuant to the grant or termination of leasehold interests in, or licences of, real property in the ordinary course of business;

(k)	made pursuant to a contractual arrangement already in existence on the Completion Date provided that with sufficient written notice details of such disposal have been provided to the Agent at least 5 Business Days prior to the Completion Date;

(l)	of assets subject to a Permitted Sale and Leaseback;

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(m)	arising as a result of a Permitted Acquisition;

(n)	of assets by an Obligor to a Non-Obligor provided that the aggregate market value of all such assets disposed of does not result in the Obligor to Non-Obligor Amount exceeding the Obligor/Non-Obligor Basket at any time;

(o)	[Reserved];

(p)	of an intra-Group loan as a result of a conversion of an intra-Group loan into equity in the borrower of that intra-Group loan pursuant to paragraph (i) of the definition of Permitted Acquisition, provided that if the existing equity in such entity or existing intra-Group loan were subject to Transaction Security, the resultant equity will be subject to Transaction Security;

(q)	[Reserved];

(r)	to which the Majority Lenders shall have given their prior written consent;

(s)	arising pursuant to paragraph (e) of the definition of the Permitted Transaction;

(t)	of Chard Precision Castings Limited (including assets thereof); and

(u)	any Disposal at Fair Market Value where (i) at the time of such Disposal (other than any such Disposal made pursuant to a legally binding commitment entered into at a time when no Event of Default exists), no Event of Default is continuing or would result from such Disposal; (ii) at least 75% of the consideration of such Disposal shall be paid in cash to the Group; (iii) any non-cash consideration in respect of such Disposal having an aggregate Fair Market Value, taken together with the any other non-cash consideration in respect of all other Disposals made pursuant to this paragraph does not exceed £5,000,000 (or its equivalent in other currencies) (with the Fair Market Value of each item of non-cash consideration being measured as of the time received); (iv) such proceeds from any such disposal are applied to prepay the Term Loans if required pursuant to the provisions of Section 2.11 (c) of the Term Loan Credit Agreement; and (v) the Parent can demonstrate to the satisfaction of the Agent (acting reasonably) that, at the time of the Disposal, it meets the Disposals Prepayment Test (unless the Agent, in its sole discretion, waives the requirements of the Disposals Prepayment Test) and the Parent has provided a financial forecast signed by a director of the Parent confirming sufficient liquidity of the Borrowers to meet the cash requirements for two years following the date of any such Disposal.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under or pursuant to: (i) the Term Loan Credit Agreement and Term Loan Finance Documents provided the Intercreditor Agreement is in full force and effect; and (ii) the Finance Documents;

(b)	arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;

(c)	arising under a Permitted Loan, a Permitted Sale and Leaseback or a Permitted Guarantee or as permitted by Clause 24.32 (Treasury Transactions);

(d)	arising under any Acquired Indebtedness;

(e)	under Finance Leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the Group (other than the Project Asia Targets and their Subsidiaries) does not exceed £16,000,000 (or its equivalent in other currencies) at any time;

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(f)	under Finance Leases of Real Property, provided that the aggregate capital value of all such Finance Leases does not exceed £5,000,000(or its equivalent in other currencies) at any time;

(g)	arising as a result of intra-day exposures of any member of the Group in respect of banking arrangements entered into in the ordinary course of its treasury activities;

(h)	under any local working capital, overdraft and corporate credit card facilities provided that the aggregate outstanding principal amount under such facilities does not exceed £5,000,000 (or its equivalent in other currencies) at any time;

(i)	arising under any Subordinated Shareholder Funding;

(j)	arising as a result of any borrowings, loan, deferred consideration, or earn out arrangement made available by the relevant vendor in connection with: (i) any Permitted Acquisition; or (ii) purchase of any other assets not exceeding an aggregate amount of £10,000,000 (or its equivalent in other currencies) at any time;

(k)	arising from any deposit made with a member of the Group by any customer in the ordinary course of business;

(l)	incurred within 180 days of the acquisition, construction or improvement of fixed or capital assets to finance the acquisition, construction or improvement thereof subject to an annual aggregate limit of £10,000,000 (or its equivalent in other currencies);

(m)	arising from the (i) financing of insurance premiums, (ii) take-or pay obligations contained in supply arrangements, in each case in the ordinary course of business and/or (iii) obligation to acquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(n)	arising from the Cash Collateral Agreements;

(o)	already in existence on the Completion Date provided that with sufficient written notice details of such Financial Indebtedness have been provided to the Agent at least 5 Business Days prior to the Completion Date;

(p)	[Reserved];

(q)	arising from any indebtedness owing from one member of the Group to another to the extent pursuant to a Permitted Loan;

(r)	incurred pursuant to the German Old Age Employees Part Time Act (Altersteilzeitgesetz) or the Fourth Book of the German Social Code (Sozialgesetzbuch IV);

(s)	to which the Agent (on the instructions of the Majority Lenders) has given its prior written consent;

(t)	any indebtedness incurred to satisfy a liability imposed on or a requirement of the Group by the Pension Benefit Guaranty Corporation, other than any indebtedness subject to Section 403(k) or 436(f) of the Code or Section 303 of ERISA provided that the aggregate principal amount thereof does not exceed $15,000,000 (or its equivalent in other currencies);

(u)	arising under the Bank Product Agreements;

(v)	the Project Asia Financial Indebtedness; and

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(w)	not permitted by the preceding paragraphs or as a Permitted Transaction and the outstanding amount of which does not exceed £10,000,000 (or its equivalent in other currencies) in aggregate for the Group at any time.

“Permitted Guarantee” means:

(a)	any guarantee under or pursuant to: (i) Term Loan Credit Agreement and the Term Loan Finance Documents provided the Intercreditor Agreement is in full force and effect; and (ii) the Finance Documents;

(b)	the endorsement of negotiable instruments in the ordinary course of trade;

(c)	any performance or similar bond or letter of credit guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of trade;

(d)	any guarantee which, if it were a loan, would be a Permitted Loan to the extent the issuer of the relevant guarantee would have been entitled to make a loan in an equivalent amount under the definition of Permitted Loan to the person whose obligations are being guaranteed (provided that the amount of such guarantee counts towards the calculation of the relevant basket under the definition of Permitted Loans);

(e)	any guarantee of Treasury Transactions which is permitted under this Agreement;

(f)	any guarantee to landlords and counter-indemnities in favour of financial institutions which have guaranteed rent obligations of a member of the Group or guarantees or counter indemnities for the lease obligations of suppliers, customers, franchisees and licensees, in each case, in the ordinary course of business;

(g)	any guarantee given in respect of cash pooling, netting or set-off arrangements permitted pursuant to paragraph (m) under the definition of Permitted Security;

(h)	indemnities given to professional advisers and consultants in the ordinary course of business;

(i)	guarantees given to creditors of members of the Group pursuant to Permitted Reorganisations and capital reductions to the extent required by law;

(j)	customary guarantees given in connection with a Permitted Disposal or a Permitted Acquisition up to a maximum amount equal to the consideration for that disposal or acquisition (as the case may be) and to the extent that such customary guarantees are given by the Parent;

(k)	any guarantee by:

(i)	any non-Obligor in respect of the obligations or Financial Indebtedness of another non-Obligor;

(ii)	any member of the Group in respect of obligations or Financial Indebtedness of an Obligor; and

(iii)	any Obligor in respect of obligations or Financial Indebtedness of non-Obligor to the extent that the aggregate amount outstanding of all such guarantees does not give rise to the Obligor to Non-Obligor Amount exceeding the Obligor/Non-Obligor Basket at any time;

(l)	any counter-indemnity given by members of the Group in favour of financial institutions which have given a guarantee (or analogous instrument) in respect of Finance Leases permitted under the definition of Permitted Financial Indebtedness;

(m)	any unsecured guarantee or indemnity in respect of unfunded pension funds and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(n)	any guarantee that is in place before the Completion Date including in relation to head office utilities provided that a written notice is provided to the Agent 5 Business Days’ prior to the Completion Date;

(o)	any guarantee of a Joint Venture to the extent permitted by Clause 24.11 (Joint ventures);

(p)	any guarantee in respect of any indebtedness permitted pursuant to Clause 24.22 (Financial Indebtedness);

(q)	any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (n) of the definition of Permitted Security;

(r)	any guarantees or indemnities given in favour of employees or directors of any member of the Group in respect of their liabilities in such capacities granted in the ordinary course of business if the outstanding amount of any such guarantees when aggregated with the outstanding amount of loans to employees or directors under this paragraph (r), all amounts paid pursuant to paragraph (h) of the definition of Permitted Acquisition, all loans under paragraph (f) of the definition of Permitted Loans and all amounts paid pursuant to paragraph (b)(iii) of definition of Permitted Payments does not exceed £2,000,000 (or its equivalent in other currencies) at any time;

(s)	any indemnity given in the ordinary course of the documentation of an acquisition or disposal transaction which is a Permitted Acquisition or Permitted Disposal which indemnity is in a customary form and subject to customary limitations, and provided the maximum potential liability under any such guarantee or indemnity does not exceed the aggregate consideration received by members of the Group for that disposal (or, as the case may be, payable by members of the Group for that acquisition);

(t)	customary indemnities in mandate and commitment letters entered into in respect or in contemplation of any refinancing of the Facility or the PIK Facility;

(u)	any guarantee or indemnity given or arising pursuant to the German Old Age Employees Part Time Act (Altersteilzeitgesetz) or the Fourth Book of the German Social Code (Sozialgesetzbuch IV);

(v)	any guarantee to which the Agent (on the instructions of the Majority Lenders) has given its prior written consent;

(w)	any guarantee or indemnity given under or arising pursuant to a Permitted Sale and Leaseback;

(x)	any guarantee or indemnity given under or arising pursuant to a Bank Product Agreement;

(y)	any guarantee or indemnity given by an Excluded Company in respect of the Project Asia Financial Indebtedness;

(z)	the unsecured guarantee given by Doncasters Limited in respect of the Project Asia Financial Indebtedness; and

(aa)	guarantees not otherwise permitted by the preceding paragraphs, the aggregate principal outstanding amount guaranteed by which (when aggregated with all other guarantees incurred under this paragraph does not exceed £5,000,000 (or its equivalent in other currencies) at any time.

“Permitted Joint Venture” means any investment in any Joint Venture where:

(a)	the Joint Venture is a limited liability corporation and is incorporated, or established, and carries on its principal business, in the European Union, the United Kingdom or the United States of America;

(b)	the Joint Venture is engaged in a business substantially the same as that carried on by the Group; and

(c)	in any Financial Year of the Parent, the aggregate (the “Joint Venture Investment”) of:

(i)	all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the Group;

(ii)	the contingent liabilities of any member of the Group under any guarantee given in respect of the liabilities of any such Joint Venture; and

(iii)	the book value of any assets transferred by any member of the Group to any such Joint Venture,

when aggregated with the Total Purchase Price in respect of Permitted Acquisitions in that Financial Year permitted pursuant to paragraph (f) of the definition of Permitted Acquisition does not exceed £20,000,000 (or its equivalent in other currencies).

“Permitted Loan” means:

(a)	any loan or trade credit extended by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

(b)	a loan made to a Joint Venture to the extent permitted under Clause 24.11 (Joint ventures);

(c)	a loan made by an Obligor (other than the Parent) to another Obligor (other than the Parent) or made by a member of the Group which is not an Obligor to another member of the Group (other than the Parent) or a loan made by the Parent to the Company;

(d)	any loan made by an Obligor (other than the Parent) to a member of the Group which is not an Obligor (including by way of any loan made in the ordinary course of intra-Group cash pooling arrangements) provided that the aggregate amount outstanding of all such loans does not give rise to the Obligor to Non-Obligor Amount exceeding the Obligor/Non-Obligor Basket at any time;

(e)	any loan to the extent that if such loan were a distribution or other payment, such distribution or other payment would constitute a Permitted Payment;

(f)	a loan made by a member of the Group to an employee or director of any member of the Group if the amount of that loan when aggregated with the amount of all loans to employees and directors by members of the Group under this paragraph (f), all amounts paid pursuant to paragraph (h) of the definition of Permitted Acquisition, all guarantees and indemnities to employees or directors under paragraph (r) of the definition of Permitted Guarantee and all amounts paid pursuant to paragraph (b)(iii) of definition of Permitted Payment does not exceed £2,000,000 (or its equivalent in other currencies) at any time;

(g)	any advance payments made in the ordinary course of business;

(h)	any loan to the Parent to fund a Permitted Payment by the Parent or to make on-loans to fund a Permitted Payment;

(i)	any loan by an Obligor to an entity or business acquired pursuant to Permitted Acquisitions for working capital requirements provided that such entity shall accede as a Guarantor within 30 days;

(j)	any loan comprising deferred consideration in respect of a Permitted Disposal provided that the aggregate amount of loans provided pursuant to this paragraph does not exceed £10,000,000 (or its equivalent in other currencies) at any time;

(k)	any loan required to be made by mandatory provisions of law;

(l)	any loan to which the Majority Lenders have given their prior written consent;

(m)	any loan outstanding on Completion Date provided that a written notice is provided to the Agent 5 Business Days’ prior to the Completion Date;

(n)

(i)	any loan to New Finco to service the cash interest payable under the PIK Facility by New Finco and for New Finco to maintain its Jersey residence for tax purposes and general Holding Company costs and expenses, provided that (i) any such loan shall not be permitted if an Event of Default has occurred and is continuing; and (ii) the maximum amount of such loan to service the cash interest payable under the PIK Facility shall not exceed US$4,000,000 in the first Financial Year following the Second Amendment and Restatement Date, and thereafter increasing by 14% per annum (inclusive of any amounts that have previously increased the amount in this paragraph (n)(i));

(ii)	any loan to New Finco to prepay principal outstanding under the PIK Facility by New Finco using proceeds drawn under the Term Loan Credit Agreement;

(o)	any loan made by a member of the Group to another member of the Group for the purpose of satisfying a liability imposed on or a requirement of the Senior Group by the Pension Benefit Guaranty Corporation provided that the aggregate principal amount of such Loans shall not exceed $15,000,000 (or its equivalent in other currencies); and

(p)	[Reserved];

(q)	any loan (other than a loan made by a member of the Group to another member of the Group) so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed £5,000,000 (or its equivalent in other currencies) at any time, so long as in the case of paragraphs (c) and (d) above:

(i)	the creditor of such Financial Indebtedness shall (if it is an Obligor) grant security over its rights in respect of such Financial Indebtedness in favour of the Secured Parties on terms acceptable to the Agent (acting on the instructions of the Majority Lenders); and

(ii)	to the extent required by the Intercreditor Agreement, the creditor and (if the debtor is a member of the Group) the debtor of such Financial Indebtedness are or become party to the Intercreditor Agreement as an Intra-Group Lender and a Debtor (as defined, in each case, in the Intercreditor Agreement) respectively.

“Permitted Payment” means any payment, distribution, repayment, prepayment, purchase, redemption, buy-back or other acquisition or retirement:

(a)	of a dividend to the Parent or any of its wholly-owned Subsidiaries;

(b)	required:

(i)	(directly or indirectly) to fund payment of costs (including professional fees, regulatory fees, insurance costs, establishment costs, central management services cost), fees, expenses, taxes and the like (including directors’ and employees’ remuneration) reasonably incurred by the Parent, any Holding Company of the Parent, Topco, New Midco or New Finco in order to maintain its existence or in acting as a Holding Company of the Group in an aggregate amount not exceeding £2,000,000 (or its equivalent in other currencies) in any Financial Year of the Parent (for the purpose of this cap, excluding any regulatory fees and tax paid pursuant to this paragraph);

(ii)

(A)	to service the cash interest payable under the PIK Facility by New Finco and for New Finco to maintain its Jersey residence for tax purposes and general Holding Company costs and expenses, provided that (i) any such payment shall not be permitted if an Event of Default is outstanding; and (ii) the maximum amount of such payment to service the cash interest payable under the PIK Facility shall not exceed US$4,000,000 in the first Financial Year following the Second Amendment and Restatement Date, and thereafter increasing by 14% per annum (inclusive of any amounts that have previously increased the amount in this paragraph (ii)(A);

(B)	to prepay principal outstanding under the PIK Facility by New Finco using proceeds drawn under the Term Loan Credit Agreement;

(iii)	to make payments to leavers of any member of the Group for the acquisition or redemption of their shares pursuant to paragraph (h) of the definition of Permitted Acquisition if such amount, when aggregated with all amounts paid under this paragraph (b)(iii), all amounts paid under to paragraph (h) of the definition of Permitted Acquisition, all loans under paragraph (f) of the definition of Permitted Loans and all guarantees and indemnities paragraph (r) of the definition of Permitted Guarantee in an aggregate amount not exceeding £2,000,000 (or its equivalent in other currencies) at any time;

(iv)	to be made to the Holding Company of the Parent to enable the relevant Holding Company to make payment of any underwriting, commitment, arrangement or other fees, costs or expenses incurred in connection with a Listing;

(v)	any repayment of Subordinated Shareholder Funding or intra-group loans in the form of Permitted Share Issue;

(vi)	any payment to which the Majority Lenders have given their prior written consent;

(vii)	to be paid in connection with the Management Incentive Plan;

(c)	which is permitted or required under the form of Term Loan Credit Agreement in force as at the Second Amendment and Restatement Date including any prepayment and/or repayment of the Term Loans thereunder;

(d)	[Reserved]; and

(e)	any other payment not permitted by the preceding paragraphs, provided that the aggregate principal amount of such payments does not exceed £2,000,000 (or its equivalent in other currencies) in each Financial Year, provided that such payment is made when (x) (except in the case of paragraph (a) above) no Default is continuing or would occur immediately after the making of the payment; and (y) such payment is not in breach of the Intercreditor Agreement.

“Permitted Reorganisation” means:

(a)	a solvent re-organisation (including pursuant to a solvent winding-up where the assets of the relevant company, after paying its liabilities, are distributed to its shareholders, as well as any amalgamation, demerger, merger, consolidation or other corporate reconstruction) involving the business or assets of, or shares of (or other interests in), any member of the Group (other than the Parent or the Company) where:

(i)	all of the business, assets and shares of (i) (or other interests in) the relevant member of the Group continues to be owned directly or indirectly by the Company in the same or a greater percentage as prior to such reorganisation, save for:

(A)	the shares of (or other interests in) any member of the Group which has been merged into another member of the Group or which has otherwise ceased to exist (including, for example, by way of the collapse of a solvent partnership or solvent winding up of a corporate entity) as a result of a such reorganisation; or

(B)	any business, assets and shares of (or other interests in) relevant members of the Group which cease to be owned:

(1)	as a result of a disposal or merger or other step permitted under, but subject always to the terms of, this Agreement; or

(2)	as a result of a cessation of business or solvent winding-up of a member of the Group in conjunction with a distribution of all or substantially all of its assets remaining after settlement of its liabilities to its immediate shareholder(s) or other persons directly holding partnership or other ownership interests in it; or

(3)	as a result of a disposal of shares (or partnership or other ownership interests) in a member of the Group required to comply with applicable laws, provided that any such disposal is limited to the minimum amount required to comply with such applicable laws; and

(ii)	the Finance Parties (or the Security Agent on their behalf) will continue to have the same or substantially equivalent ((a) ignoring for the purposes of assessing such equivalency any limitations required in accordance with the Agreed Security Principles or hardening periods; and (b) other than from any entity which has ceased to exist as contemplated in paragraph (i) above or is not or has ceased to be a member of the Group) guarantees and security over the same or substantially equivalent assets and over the shares (or other interests) in the transferee or the entity surviving as a result of such reorganisation save to the extent such assets or shares (or other interests) cease to exist or to be owned by members of the Group as contemplated in paragraph (i) above, in each case, to the extent such assets, shares or other interests are not disposed of as permitted under but always subject to the terms of this Agreement;

(b)	[Reserved];

(c)	any reorganisation involving the business or assets of, or shares of (or other interests in) any member of the Group (other than the Parent or the Company) which is implemented to comply with any applicable law or regulation (including all intermediate steps or actions necessary to implement such reorganisation);

(d)	[Reserved]; and

(e)	any other reorganisation involving one or more members of the Group approved by the Majority Lenders,

provided that nothing in this definition shall permit any reorganisation which results in an Change of Control.

“Permitted Sale and Leaseback” means:

(a)	the sale or disposal of the assets set out in Schedule 1 to the debenture waiver letter annexed to the consent request addressed to the Agent on 21 December 2023 in connection with hire purchase agreements entered into between Ross & Catherall Limited and Close Leasing Limited;

(b)	the sale or disposal of the assets set out in Exhibit A (as may be amended or updated from time to time pursuant to clause 2.2 of the consent request) to the consent request addressed to the Agent on 9 December 2022 in relation to a sale and leaseback arrangement entered into between Doncasters Inc, Southern Tool LLC, Certified Allow Products, Inc. and Post Road Equipment Finance, LLC (formerly known as Encina Equipment Finance SPV, LLC) (ii) the assets; and

(c)	any sale or disposal of any asset on terms whereby such asset is or may be leased back to or re-acquired by any member of the Group, the aggregate cash consideration for all such assets disposed (and which have not been re-acquired by the Group at the end of the applicable lease) does not exceed £15,000,000 (or its equivalent in other currencies).

“Permitted Security” means:

(a)	[Reserved];

(b)	[Reserved];

(c)	any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the Group;

(d)	rights of set-off existing in the ordinary course of business between any member of the Group and its respective suppliers or customers;

(e)	Security or Quasi-Security arising under or in connection with a Permitted Sale and Leaseback, purchase, conditional sale agreements or other agreements for the acquisition of assets on deferred payment terms in the ordinary course of business, to the extent such Security is granted by the relevant member of the Group over assets comprised within or constituted by or in connection with such arrangements;

(f)	Transaction Security, Security and Quasi-Security arising under the Transaction Security Documents or other Security or Quasi Security arising in connection with the Finance Documents;

(g)	Security or Quasi-Security over goods and documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business;

(h)	any (i) Security over shares in a Permitted Joint Venture to secure obligations to other joint venture partner; and (ii) customary rights of first refusal and tag, drag and similar rights in the joint venture agreements;

(i)	Security over rental deposits placed by a member of the Group with a lessor pursuant to a property lease entered into in the ordinary course of business;

(j)	any lien arising under the general terms and conditions of banks with whom any member of the Group maintains a banking relationship in the ordinary course of business;

(k)	any Security or Quasi-Security created as a result of, or arising in connection with, cash collateralisation of bonding lines in the ordinary course of business;

(l)	security over bank accounts (other than any ABL Controlled Account) where cash collateral is held to cover letters of credit and other ancillary facilities pursuant to the Cash Collateral Agreements in an amount no greater than £10,000,000;

(m)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors, (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors except, in the case of (i) and (ii) above, to the extent such netting, set-off or Security relates to, or is granted in support of, a loan permitted pursuant to paragraph (d) of the definition of Permitted Loan and (iii) such arrangements do not apply to any ABL Controlled Account;

(n)	any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction or foreign exchange transaction entered into by a member of the Group which constitutes Permitted Financial Indebtedness, excluding any Security or Quasi Security under a credit support arrangement;

(o)	any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the Completion Date if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)	the Security or Quasi-Security is removed or discharged within two months of the date of acquisition of such asset;

(p)	any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the Completion Date, where the Security or Quasi Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within two months of that company becoming a member of the Group;

(q)	any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(r)	any Security or Quasi-Security (existing as at the Original Signing Date) over assets of any member of the Group so long as the Security or Quasi-Security is irrevocably removed or discharged by no later than the Completion Date;

(s)	any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

(t)	Security or Quasi-Security over cash paid by any third party into an escrow account of any member of the Group pursuant to any deposit or retention of purchase price arrangements entered into by a member of the Group in connection with a Permitted Disposal or a Permitted Acquisition otherwise than in the ordinary course of trading;

(u)	any Security or Quasi-Security arising as a consequence of any Finance Lease permitted pursuant to paragraph (e) of the definition of Permitted Financial Indebtedness;

(v)	Security or Quasi-Security arising automatically by operation of law in favour of any taxation or any government authority or organisation in respect of taxes, assessments or governmental charges which are being contested or required in order to effect a good faith challenge by the relevant member of the Group in respect of such taxes, assessments or charges;

(w)	Security or Quasi-Security created pursuant to a court order or judgment or as security for costs arising pursuant to court proceedings being contested by the relevant member of the Group in good faith by appropriate proceedings;

(x)	[Reserved];

(y)	any Security or Quasi-Security created pursuant to the German Old Age Employees Part Time Act (Altersteilzeitgesetz) or the Fourth Book of the German Social Code (Sozialgesetzbuch IV);

(z)	any Security or Quasi-Security requested to be created by any creditor in connection with (i) a merger pursuant to Section 22 of the German Reorganization Act (Umwandlungsgesetz) and/or (ii) the termination of a domination and profit and loss pooling agreement (Beherrschungs- und Gewinnnabführungsvertrag) pursuant to Section 303 of the German Stock Corporation Act (Aktiengesetz) (“AktG”);

(aa)	any Security or Quasi-Security over real estate located in Germany which may not be prohibited pursuant to Section 1136 German Civil Code (Bürgerliches Gesetzbuch);

(bb)	any Security or Quasi-Security created by, in connection with or pursuant to the Term Loan Credit Agreement and the Term Loan Finance Documents provided the Intercreditor Agreement is in full force and effect;

(cc)	any payment or close out netting or set-off arrangement pursuant to any Bank Product;

(dd)	any Security or Quasi-Security to which the Majority Lenders have given their prior written consent;

(ee)	any Security granted by an Excluded Company which secures the Project Asia Financial Indebtedness; or

(ff)	any Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other than any permitted under paragraphs (a) to (ee) above) does not exceed £10,000,000 (or its equivalent in other currencies).

“Permitted Share Issue” means an issue of:

(a)	ordinary shares by the Parent to the New Midco, paid for in full in cash upon issue and which by their terms are not redeemable and where (i) such shares are of the same class and on the same terms as those initially issued by the Parent and (ii) such issue does not lead to a Change of Control; or

(b)	shares by a member of the Group (other than the Parent) which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms and either:

(i)	the shares are issued by an Obligor to its Holding Company;

(ii)	the shares are issued by a non-Obligor to another non-Obligor; or

(iii)	the shares are issued by a non-Obligor to an Obligor and the aggregate amount subscribed by Obligors for shares in non-Obligors does not result in the Obligor to Non-Obligor Amount exceeding the Obligor/non-Obligor Basket (or its equivalent in other currencies) at any time after the Completion Date.

“Permitted Transaction” means:

(a)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under or pursuant to the terms of the Finance Documents or Bank Product Agreements;

(b)	any transaction or arrangement entered into pursuant to any Permitted Reorganisation;

(c)	any conversion of a loan, credit or any other indebtedness outstanding which is permitted under any Finance Document into distributable reserves or share capital of any member of the Group or any other capitalisation, forgiveness, waiver, release or other discharge of that loan, credit or indebtedness, in each case on a cashless basis and provided that only in the case of any such conversion referred to above, such issuance of shares is a Permitted Share Issue;

(d)	the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;

(e)	the liquidation or reorganisation of Ross & Catherall Superalloys (China) Co., Ltd.;

(f)	transactions (other than (i) any sale, lease, license, transfer or other disposal and (ii) the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

(g)	[Reserved];

(h)	[Reserved]; and

(i)	any transaction permitted by Majority Lenders.

“PIK Facility” means the PIK facility made under the PIK Facility Agreement.

“PIK Facility Agent” means GLAS USA LLC.

“PIK Facility Agreement” means the PIK facility agreement dated on or about the Original Signing Date and made between, among others, New Finco as the Borrower and GLAS USA LLC as the agent and security agent.

“PIK Termination Date” means the “Termination Date” as defined in the PIK Facility Agreement.

“Preferential Creditor/Expense Reserve” means a reserve to reflect the full amount of any liabilities or amounts which may (by virtue of any Security granted to any person other than the Finance Parties, any other statutory provision or otherwise) rank equally with or in priority to the Security granted to the Secured Agent under the Transaction Security Documents or to reflect any Security intended to be created pursuant to the Transaction Security Documents and which may be unavailable to the Secured Parties in the event of an insolvency.

“Project Asia” means the acquisition by Doncasters Limited (company number 00321992) of Jiangyin Unipol Co. Ltd, China (JV) and Unipol Holdings Limited (company number 12900476) and its English subsidiaries Polycast Limited (company number 01851411) and Polycast International Limited (company number 05431698) and the payment of up to US$7,800,000 as deferred consideration in connection with such acquisition.

“Project Asia Financial Indebtedness” means Financial Indebtedness of the Project Asia Targets and their Subsidiaries in an amount not exceeding US$33,000,000 plus the amount of Financial Indebtedness incurred under Finance Leases of vehicles, plant, equipment or computers by such entities.

“Project Asia Targets” means Jiangyin Unipol Co. Ltd, China (JV) and Unipol Holdings Limited (company number 12900476).

“Pro Rata Share” means:

(a)	in relation to a Lender and its participation in a Utilisation of a Facility, the proportion which the Commitment of that Lender bears to the Total Commitments immediately prior to the intended Utilisation Date (provided that, if the Commitment of such Lender has been terminated, the numerator of such proportion shall be the outstanding amount of such Lender’s participation in such Utilisations and the denominator of such proportion shall be the aggregate amount of such Utilisations); and

(b)	in any other case, in relation to a Lender, the fraction (expressed as a percentage) obtained by dividing (i) such Lender’s Commitment by (ii) the Total Commitments, provided that, if all of the Commitments have been terminated, the numerator of such fraction shall be the outstanding amount of such Lender’s participation in the outstanding Utilisations and the denominator of such fraction shall be the aggregate amount of all outstanding Utilisations at the relevant time.

“Quarter Date” means the month end quarterly reporting date for each of March, June, September and December as identified in the relevant Annual Reporting Timetable for the relevant calendar year.

“Quasi-Security” has the meaning given to that term in Clause 24.15 (Negative pledge).

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Reasonable Credit Judgment” means a determination made by the Agent or the Security Agent, as applicable, in the exercise of its reasonable credit judgment from the viewpoint of a secured asset based lender, exercised in good faith in accordance with customary business practices for comparable asset based lending transactions in the relevant industry.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Day” has the meaning given to such term in Clause 12.1(b).

“Reference Rate” means:

(a)

(i)	in respect of Utilisations denominated in Sterling, Daily SONIA;

(ii)	in respect of Utilisations denominated in USD, Daily SOFR;

(iii)	in respect of Utilisations denominated in euro, one month EURIBOR,

determined daily on each Reference Day and before any correction, re-calculation or re-publication by the administrator; or

(b)	if, for any reason, the applicable rate set out in paragraph (a) above is unavailable or the applicable administrator fails to publish such rate, the rate ascertained in accordance with Clause 13 (Fallback Reference Rate).

“Register” has the meaning given to that term in Clause 26.10 (Register).

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Market” means the London interbank market.

“Relevant Period” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Repeating Representations” means each of the representations set out in Clause 21.2 (Status) to Clause 21.7 (Governing law and enforcement), Clause 21.10 (No default), Clause 21.11 (No misleading information), Clause 21.12 (Financial Statements), Clause 21.17 (Anti-Corruption Laws, Anti-Money Laundering Laws), Clause 21.18 (Sanctions), Clause 21.20 (Ranking) to Clause 21.22 (Legal and beneficial ownership) and Clause 21.29 (Centre of main interests and establishments).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Reserves” means the reserves which the Agent, from time to time, deems necessary, in its Reasonable Credit Judgment, to establish including: (i) amounts owing by any Borrower to any person to the extent secured by a Security on any ABL Priority Security; (ii) reserves for rent at locations leased by any Borrower and for consignee’s, warehousemen’s and bailee’s charges (iii) ROT Reserves; (iv) the Enterprise Act Reserves; (iv) the Bank Product Reserves; (v) Perfection Reserves; (vi) Dilution Reserves, (vii) Preferential Creditor/Expense Reserves; (viii) the German Administration Reserve and (ix) Currency Reserves (provided, however, that the Agent may not implement Reserves with respect to matters which are already specifically reflected as not being Eligible Receivables or Eligible Inventory).

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restricted Party” means a person:

(a)	whose name is listed on, or is owned or controlled by a person whose name is listed on, or acting on behalf of a person whose name is listed on, any sanctions list;

(b)	that is a target of any country-wide or territory-wide Sanctions program, or owned or controlled by, or acting on behalf of, a target of country-wide or territory-wide Sanctions; or

(c)	that is otherwise the target of any Sanctions.

“ROT Reserve” means an amount reasonably estimated by the Borrowers in consultation with the Agent to be equal to the amount of WCF Inventory owned by the Borrowers or WCF Receivables of the German Borrowers that is subject to retention of title or extended reservation of title but only to the extent of any payables due or outstanding that are secured by such WCF Inventory or WCF Receivables.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws imposed, administered or enforced from time to time by:

(a)	the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or Executive Order;

(b)	the United Nations Security Council;

(c)	the European Union;

(d)	the United Kingdom; or

(e)	any other governmental authority with jurisdiction over Borrower or any member of the Borrowing Group.

“Second Amendment and Restatement Agreement” means the second amendment and restatement agreement between the parties to this Agreement dated _________ 2024 pursuant to which this Agreement was amended and restated.

“Second Amendment and Restatement Date” has the meaning given to the term in the “Effective Date” in the Second Amendment and Restatement Agreement.

“Secured Obligations” means all present and future obligations and liabilities, whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever, of each Obligor to:

(a)	the Finance Parties under the Finance Documents; and

(b)	each Bank Product Provider under any Bank Product Agreement.

“Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver or Delegate and the Bank Product Providers.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, subject to Title IV of ERISA, that is maintained or contributed to by any Obligor or any ERISA Affiliate for employees of any Obligor or any ERISA Affiliate and no person other than the Obligors and the ERISA Affiliates.

“Subordinated Shareholder Funding” has the meaning given to that term in Clause 23.1 (Financial definitions).

“Subsidiary” means, in relation to any company, corporation or legal entity (a “holding company”), any company, corporation or legal entity:

(a)	which is controlled, directly or indirectly, by the holding company; or

(b)	more than half of the issued share capital of which is beneficially owned, directly or indirectly, by the holding company; or

(c)	which is a subsidiary of another subsidiary of the holding company,

and, for these purposes, a company, corporation or legal entity shall be treated as being controlled by another if that other company, corporation or legal entity is able to direct its affairs and/or control the composition of its board of directors or equivalent body.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments immediately prior to that reduction.)

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term” means each period determined under this Agreement for which the Agent or any Lender is under a liability under or with respect to a Letter of Credit.

“Term Loan Agent” means GLAS USA LLC in its capacity as administrative agent under the Term Loan Finance Documents or its equivalent under any Permitted Senior Facilities Agreement provided such person has acceded to the Intercreditor Agreement in such capacity.

“Term Loan Credit Agreement” means the credit agreement made between, among others, the Parent, GLAS USA LLC as the administrative agent and GLAS AMERICAS LLC as the collateral agent dated on or about the Second Amendment and Restatement Date and any Permitted Senior Facilities Agreement under and as defined in the Intercreditor Agreement which supersedes, replaces or is incremental thereto.

“Term Loan Security Agent” means GLAS AMERICAS LLC in its capacity as collateral agent under the Term Loan Finance Documents.

“Term Loans” has the meaning given to that term in the Term Loan Credit Agreement or any equivalent term in a Permitted Senior Facilities Agreement.

“Term Loan Finance Documents” has the meaning given to the term “Loan Documents” in the Term Loan Credit Agreement or any equivalent term in a Permitted Senior Facilities Agreement.

“Term Loan Termination Date” has the meaning given to the term “Termination Date” in the Term Loan Credit Agreement or any equivalent term in a Permitted Senior Facilities Agreement.

“Termination Date” means 20 July 2027.

“Test Condition” has the meaning set out in Clause 23.1 (Financial Definitions).

“Tier 1 Jurisdiction” means Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Israel, Japan, Luxembourg, The Netherlands, New Zealand, Norway, Puerto Rico, Singapore, Sweden and Switzerland.

“Topco” means Alloy Topco Limited, a company limited by shares incorporated in Jersey with company number 130424, which directly holds 100% of the shares in New Midco.

“Total Commitments” means the aggregate of the ABL Commitments, being £90,000,000 at the Second Amendment and Restatement Date.

“Total Outstandings” means, at any time, the aggregate amount of all Utilisations outstanding under this Agreement.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary or stand-by letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transaction Documents” means the Finance Documents and the Constitutional Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent and/or other Secured Parties pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in Schedule 2 (Conditions Precedent) of the First Amendment and Restatement Agreement, Schedule 2 (Conditions Precedent) of the Second Amendment and Restatement Agreement and/or in Part 1 of Schedule 2 (Conditions precedent) and any Transaction Security Document required to be delivered to the Agent in accordance with Part 2 of Schedule 2 (Conditions precedent required to be delivered by an Additional Obligor) together with any other document entered into by any Obligor or Parent creating or perfecting or expressed to create or perfect any Security over all or any part of its assets in respect of the obligations of any of the Obligors or Parent under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Parent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“UCC” means the New York Uniform Commercial Code, as in effect from time to time.

“UK Borrower” means each Borrower incorporated, organized or established under the laws of England & Wales.

“UK Tax Obligor” means:

(a)	a UK Borrower;

(b)	an Obligor which is resident for tax purposes in the United Kingdom; or

(c)	an Obligor some or all of whose payments under the Finance Documents are from sources within the United Kingdom for United Kingdom tax purposes.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents. “US” or “U.S.” means the United States of America.

“US/UK Borrowing Base” means at any time of calculation, an amount equal to (but not less than zero):

(a)	the product of: (A) the applicable Advance Rate multiplied by (B) the Eligible Receivables of the UK Borrowers and the US Borrowers at such time;

plus

(b)	the lower of (A) product of (x) the applicable Advance Rate multiplied by (y) the Eligible Book Value of the Eligible Inventory of the UK Borrowers and the US Borrowers at such time and (B) the product of (x) 85% multiplied by (y) the Net Orderly Liquidation Value Percentage of the Eligible Inventory of the UK Borrowers and the US Borrowers;

minus

without duplication, Reserves established by the Agent in its Reasonable Credit Judgment.

“US Borrower” means each Borrower incorporated, organised or established under the laws of the U.S. (including any state thereof or the District of Columbia).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of United States Pub.L. No. 107 56 (signed into law October 26, 2001)).

“US Guarantor” means a Guarantor incorporated, organised or formed under the laws of the United States of America, any State thereof or the District of Columbia.

“US Security Documents” means any Transaction Security Document governed by the laws of a State of the United States.

“US Tax Obligor” means:

(a)	a US Borrower;

(b)	a Borrower which is resident for tax purposes in the US; or

(c)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date of a Utilisation on which the Loan is to be made or the relevant Letter of Credit is to be issued.

“Utilisation Request” means (as the context may require) a Cash Request or an L/C Request.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature, wherever imposed.

“WCF Inventory” means each Borrower’s stock and inventory from time to time.

“WCF Receivables” any account receivables owing to a Borrower (other than any intercompany loans) together with all connected rights, claims, deposits and payments, including those relating to any guarantees, indemnities or bonds.

“Website Cash Request” means any Cash Request made via the Designated Website.

“Website L/C Request” means any L/C Request made via the Designated Website.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)	the “Agent”, any “Finance Party”, any “L/C Issuer”, any “Lender”, any “Obligor”, the “Parent”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents (including the surviving entity of any merger involving that person) and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Parent and the Agent or, if not so agreed, is in the form specified by the Agent;

(iii)	“assets” includes present and future properties, revenues and rights of every description;

(iv)	a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(v)	a “group of Lenders” includes all the Lenders;

(vi)	“guarantee” means (other than in Clause 20 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(vii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(viii)	a Lender’s “participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(ix)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(x)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xi)	a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

(xii)	a provision of law is a reference to that provision as amended or re-enacted; and

(xiii)	a time of day is a reference to London time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Borrower providing cash cover for a Letter of Credit or other liability means a Borrower paying an amount in the currency of the liability to an interest-bearing account of the Agent, or (at the Agent’s option) an account of the Borrower acceptable to the Agent, and the following conditions being met:

(i)	until no amount is or may be outstanding under the Letter of Credit or other liability, withdrawals from the account may only be made to pay a Finance Party amounts due and payable to it under the Finance Documents in respect of that liability; and

(ii)	the Borrower has executed a security document over that account, in form and substance satisfactory to the Security Agent, creating a first ranking fixed security interest over that account.

(iii)	After the Agent is satisfied that no amount is or may be outstanding under that Letter of Credit or other liability, any remaining balance in the account shall be applied firstly in settlement of any other amounts then owing to the Finance Parties under the Finance Documents and then in repayment to the Borrower which provided such cash cover.

(e)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been remedied or waived.

(f)	References to the equivalent of an amount specified in a particular currency (the specified currency amount) shall be construed as a reference to the amount of any other relevant currency which can be purchased with the specified currency amount to the Agent’s Spot Rate of Exchange on the date on which the calculation falls to be made for spot delivery, as determined by the Agent.

(g)	A Borrower repaying or prepaying an Letter of Credit or other contingent liability means:

(i)	that Borrower providing cash cover for that Letter of Credit or other contingent liability;

(ii)	the maximum amount payable under the Letter of Credit or other contingent liability being reduced or cancelled in accordance with its terms; or

(iii)	the L/C Issuer being satisfied that it has no further liability under that Letter of Credit or other contingent liability,

and the amount by which a Letter of Credit is repaid or prepaid under paragraphs (i) and (ii) above is the amount of the relevant cash cover, reduction or cancellation.

(h)	An amount borrowed includes any amount utilised by way of Letter of Credit.

(i)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(j)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(k)	The Borrowers shall report value and other Borrowing Base components to the Agent in the currency invoiced by the Borrowers or shown in the Borrowers’ financial records, and unless expressly provided otherwise, shall deliver financial statements and calculate covenants in Pound Sterling.

1.3	Currency symbols and definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America. “£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom. “€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4	Third party rights

(a)	Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

1.5	Jersey terms

In each Finance Document a reference to:

(a)	“winding up”, “liquidation”, “dissolution” or “administration” includes, without limitation, “bankruptcy” (as that term is interpreted pursuant to Article 8 of the Interpretation (Jersey) Law 1954) and any “procedure” or “process” referred to in Part 21 of the Companies (Jersey) Law 1991;

(b)	a “composition”, “compromise”, “assignment” or “arrangement with any creditor” includes, without limitation a “compromise” or “arrangement” of the type referred to in Article 125 of the Companies (Jersey) Law 1991; and

(c)	a “liquidator”, “receiver”, “administrative receiver”, or “administrator” includes, without limitation, the Viscount of the Royal Court of Jersey.

SECTION 2

THE FACILITIES

2	THE FACILITIES

2.1	The Facilities

(a)	Subject to the terms of this Agreement, the Lenders make available to the Borrowers a multicurrency revolving credit facility in an aggregate amount the Base Currency Amount of which is equal to the Total Commitments.

(b)	The Facility will be available to all the Borrowers.

2.2	Finance Parties’ rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Obligors’ Agent

(a)	Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Deed irrevocably appoints the Parent (acting through one or more authorised signatories), and releases the Parent from the restrictions imposed to it by Section 181 German Civil Code and similar restrictions applicable to it pursuant to any other applicable law (with right of sub-delegation and the right to release the subdelegates from the restrictions imposed to it by Section 181 German Civil Code and similar restrictions applicable to it pursuant to any other applicable law), to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)	the Parent on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor, notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)	For the purpose of this Clause 2.3, the Parent shall be released from any restrictions on self-dealing under any applicable law. Nothing in this Clause 2.3 shall prejudice the right of the Agent to require an Obligor to agree to any actions set out in this Clause 2.3 on its own behalf.

2.4	Increase

(a)	The Parent may by giving prior notice to the Agent by no later than the date falling 30 Business Days’ after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 9.5 (Right of cancellation and prepayment in relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)	Clause 9.1 (Illegality); or

(B)	paragraph (a) of Clause 9.4 (Right of repayment in relation to a single Lender),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)	the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)	each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)	each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)	any increase in the Commitments relating to a Facility shall, subject to the conditions set out in paragraphs (d) and (e) below, take effect on the date specified by the Parent in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)	The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)	The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)	An increase in the Commitments relating to a Facility will only be effective if the Increase Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement.

(e)	Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(f)	The Parent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.4.

(g)	The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 26.3 (Assignment or transfer fee) if the increase was a transfer pursuant to Clause 26.5 (Procedure for transfer) and if the Increase Lender was a New Lender.

(h)	The Parent may pay to the Increase Lender a fee in the amount and at the times agreed between the Parent and the Increase Lender in a Fee Letter.

(i)	Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(j)	Clause 26.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.4 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

2.5	Bank Products

The Parent may, through the Agent, request that a Bank Product Provider provide Bank Products to the Group and the Agent shall facilitate discussions with the proposed Bank Product Provider in respect of the provision of such Bank Products.

3	PURPOSE

3.1	Purpose

Each Borrower shall apply all amounts borrowed by it under the Facility towards the general corporate and working capital purposes of the Group (including payment of any fees, costs or expenses incurred in connection with this Agreement).

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)	The Lenders will only be obliged to comply with Clause 5.5 (Lenders’ participation) in relation to any Utilisation if on or before the Utilisation Date for that Utilisation, the Agent has received all of the documents and other evidence listed in Part 1 (Conditions precedent to the Completion Date) of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Parent and the Lenders promptly upon being so satisfied.

(b)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

Subject to Clause 4.1 (Initial conditions precedent), the Lenders will only be obliged to comply with Clause 5.5 (Lenders’ participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	no Default is continuing or would result from the proposed Utilisation; and

(b)	in relation to any Utilisation on the Completion Date, all the representations and warranties in Clause 21 (Representations) or, in relation to any other Utilisation the Repeating Representations to be made by each Obligor are true in all material respects.

4.3	Conditions relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Utilisation if:

(i)	it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Utilisation Date for that Utilisation; and

(ii)	it is USD or EUR or has been approved by the Agent (acting on the instructions of all the Lenders) on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)	If the Agent has received a written request from the Parent for a currency to be approved under paragraph (a)(ii) above, the Agent will promptly confirm to the Parent:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

SECTION 3

UTILISATION

5	UTILISATION

5.1	Delivery of a Utilisation Request

A Borrower (or the Parent on its behalf) may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than 11a.m. (London time) on the proposed Utilisation Date.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the Utilisation Request complies with the terms of Clause 5.6 (Limitations on Utilisations) and with all other relevant provisions of this Agreement;

(iii)	the currency and amount of the Utilisation comply with Clause 5.4 (Currency and amount); and

(iv)	in the case of a Utilisation Request for a Letter of Credit:

(1)	it identifies the Borrower of the Letter of Credit;

(2)	it identifies the L/C Issuer which has agreed to issue the Letter of Credit;

(3)	the form of Letter of Credit is attached;

(4)	the Expiry Date of the Letter of Credit falls on or before the Termination Date; and

(5)	the identity of the beneficiary of the Letter of Credit is approved by the L/C Issuer and Agent.

(b)	Multiple Utilisations may be requested in a Utilisation Request where the proposed Utilisation Date is the Completion Date. Only one Utilisation may be requested in each subsequent Utilisation Request.

5.3	Website Requests

(a)	A Borrower may make Website Cash Requests and Website L/C Requests if:

(i)	it has completed and delivered to the Agent all of the forms and other documents applicable to such action to the satisfaction of the Agent; and

(ii)	at the time of making any such Website Cash Request or Website L/C Request (as applicable) the Designated Website is not unavailable or suspended.

(b)	Each Website Cash Request shall be deemed to be a Cash Request and each Borrower making such a Website Cash Request shall be deemed to have given the confirmation in paragraph 3 of the form of Cash Request.

(c)	Each Website L/C Request shall be deemed to be an L/C Request and each Borrower making such a Website L/C Request shall be deemed to have given the confirmation in the final paragraph of the form of L/C Request.

5.4	Currency and amount

The currency specified in a Utilisation Request must be in the Base Currency or an Optional Currency.

5.5	Lenders’ participation

(a)	If the conditions set out in this Agreement have been met, and subject to Clause 8 (Repayment):

(i)	the relevant L/C Issuer shall issue the Letter of Credit requested in an L/C Request on the relevant Utilisation Date and the amount of each Lender’s participation in each Letter of Credit will be equal to its Pro Rata Share; and

(ii)	each Lender shall comply with the terms of a duly completed Cash Request on the applicable Utilisation Date by making available its participation in the requested Utilisation through its Facility Office in accordance with the terms of this Agreement.

(b)	The amount of each Lender’s participation in each Loan will be equal to its Pro Rata Share.

(c)	The Agent shall determine the Base Currency Amount of each Utilisation which is to be made in an Optional Currency and notify each Lender (and the L/C Issuer, if applicable) of the amount, currency and the Base Currency Amount of each Utilisation, the amount of its participation in that Utilisation and, if different, the amount of that participation to be made available in accordance with Clause 32.1 (Payments to the Agent).

5.6	Limitations on Utilisations

(a)	[Reserved].

(b)	The maximum aggregate Base Currency Amount of all Loans and L/C Exposures under this Agreement shall not at any time exceed the Facility Cap.

(c)	The aggregate amount of all L/C Exposures shall not at any time exceed the L/C Limit.

(d)	The aggregate amount of all Utilisations by the US Borrowers and the UK Borrowers will not exceed the US/UK Borrowing Base at any time.

(e)	The aggregate amount of all Utilisations by the German Borrowers will not exceed the German Borrowing Base at any time.

(f)	The aggregate amount of all Utilisations by the German Borrowers will not exceed 40% of the Facility Cap at any time.

(g)	No Utilisation may be made if it would cause any of the limits referred to in the foregoing provisions of this Clause 5.6 (Limitations on Utilisations) to be exceeded.

5.7	Cancellation of Commitment

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

5.8	Deemed Utilisations

(a)	If the Agent or any Lender makes any payment pursuant to or in respect of any Letter of Credit then the Obligor for whose account such payment was made shall be deemed on the date of such payment to have received the proceeds of a Cash Request and the other provisions of this Agreement (as to interest, repayment and otherwise) shall apply to such Utilisation accordingly.

(b)	The Agent and the relevant Lender may give effect to the provisions of this Clause 5.8 even though this may cause any of the limits referred to in Clause 5.6 (Limitations on Utilisations) to be exceeded.

5.9	Reserves

(a)	The Agent may at any time and from time to time, in the exercise of its Reasonable Credit Judgment and, subject to (c) below, upon three Business Days prior written notice to the Parent, establish and increase or decrease the Reserves.

(b)	The notice referred to in (a) above shall include a reasonably detailed description and explanation of such Reserve being established and during such three Business Day period the Agent shall, if requested, discuss any such Reserve or change with the Parent.

(c)	The notice and consultation period described in (a) above shall not apply if the Agent determines in its sole discretion that such notice and consultation period would prejudice the realisation value of the collateral.

(d)	Without prejudice to paragraphs (a), (b) and (c) above, the Agent shall, upon the Parent’s written request, meet with the Parent at least once in every 12 months period, to review and discuss the level of the Reserves applied over the preceding 12 months and the Agent shall acting in its Reasonable Credit Judgment consider any representations made by the Parent in that regard.

(e)	The Obligors shall establish systems necessary to be able to accurately record and report the level of WCF Inventory which is being processed offsite by a third party at a third party location or outside processor, or in transit to or from such third party location on or before the date which is 90 days after the Original Signing Date. The Agent agrees that, following receipt of such information, it will discuss any adjustments to the Borrowing Base which may be implemented as a result of accurate up to date information in respect of offsite inventory becoming available.

6	LETTERS OF CREDIT

6.1	Restrictions

(a)	No L/C Request may be delivered unless the form and content of the requested Letter of Credit has been approved by the Agent and the relevant L/C Issuer.

(b)	No L/C Issuer shall issue a Letter of Credit if such issuance would breach:

(i)	any law or regulation; or

(ii)	the generally adopted policies of such L/C Issuer.

6.2	Immediately payable

If a Letter of Credit or any amount outstanding under a Letter of Credit becomes immediately payable under this Agreement, the Borrower that requested the issue of that Letter of Credit shall repay or prepay that amount immediately.

6.3	Payment of L/Cs against demand

(a)	A Borrower which requests an L/C Issuer to issue or to arrange the issue of Letter of Credit acknowledges that the L/C Issuer may at its option arrange for the issue of such Letter of Credit through another institution selected by it and, in that event:

(i)	such Borrower authorises the L/C Issuer to provide such counter-indemnities and other undertakings as the issuing institution may require; and

(ii)	the indemnities and other protections granted to the L/C Issuer pursuant to this Clause 6 (Letters of Credit) shall apply equally to the counter-indemnities and other undertakings so given by the L/C Issuer to the issuing institution.

(b)	Each Borrower irrevocably and unconditionally authorises each L/C Issuer to pay any claim made or purported to be made under a Letter of Credit requested by it and which appears on its face to be in order (a “claim”).

(c)	Each Borrower which requested a Letter of Credit shall immediately pay to the relevant L/C Issuer an amount equal to the amount of any claim.

(d)	Each Borrower acknowledges that:

(i)	an L/C Issuer is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim;

(ii)	each L/C Issuer deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person; and

(iii)	it will be bound by any action taken by the L/C Issuer in good faith in relation to any Letter of Credit requested by it (including any decision to amend or extend the Letter of Credit or any interpretation of the terms of effect of any Letter of Credit).

(e)	The obligations of a Borrower under this Clause 6 (Letters of Credit) will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document;

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document; or

(iii)	any other matters or things which (but for this provision) might otherwise have the effect of diminishing or extinguishing a Borrower’s liability under this Clause 6 (Letters of Credit).

6.4	Indemnities

(a)	Subject to Clause 15 (Tax Gross-Up and Indemnities) each Borrower shall immediately on demand indemnify each L/C Issuer against any cost, loss or liability incurred by that L/C Issuer (otherwise than by reason of the relevant L/C Issuer’s gross negligence or wilful misconduct) in connection with any Letter of Credit requested by that Borrower.

(b)	Each Lender shall (according to its Pro Rata Share) immediately on demand indemnify the relevant L/C Issuer against any cost, loss or liability incurred by that L/C Issuer (otherwise than by reason of the relevant L/C Issuer’s gross negligence or wilful misconduct) in acting as the L/C Issuer under any Letter of Credit (unless the L/C Issuer has been reimbursed by an Obligor pursuant to a Finance Document).

(c)	The Borrower which requested a Letter of Credit shall immediately on demand reimburse any Lender for any payment it makes to an L/C Issuer under this Clause 6.4 (Indemnities) in respect of that Letter of Credit.

(d)	The obligations of each Lender or Borrower under this Clause 6.4 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

(e)	The obligations of any Lender or Borrower under this Clause 6.4 will not be affected by any act, omission, matter or thing which, but for this Clause 6.4, would reduce, release or prejudice any of its obligations under this Clause 6.4 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any Obligor;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

(f)	No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 6 (Letters of Credit).

6.5	Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover

(a)	If, at any time, a Lender is a Non-Acceptable L/C Lender, an L/C Issuer may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three Business Days after the request by the relevant L/C Issuer, an amount equal to that Lender’s participation in:

(i)	the outstanding amount of any Letter of Credit issued by that L/C Issuer; or

(ii)	in the case of a proposed Letter of Credit, the amount of that proposed Letter of Credit,

in the currency of that Letter of Credit to an interest-bearing account held in the name of that Lender with the L/C Issuer.

(b)	The Non-Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the L/C Issuer, as collateral for any amounts due and payable under this Agreement by that Lender to the L/C Issuer in respect of that Letter of Credit.

(c)	Subject to paragraph (f) below, withdrawals from such an account may only be made to pay the L/C Issuer amounts due and payable to it under this Agreement by the Non-Acceptable L/C Lender in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit.

(d)	Each Lender shall notify the Agent and the Parent:

(i)	on the Original Signing Date or on any later date on which it becomes such a Lender in accordance with Clause 26 (Changes to the Lenders) whether it is a Non-Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non-Acceptable L/C Lender,

and an indication in Schedule 1 (The Original Parties) or in a Transfer Certificate to that effect will constitute a notice under paragraph (i) above to the Agent and, upon delivery in accordance with Clause 26.7 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent), to the Company.

(e)	Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the L/C Issuer of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the L/C Issuer of that Lender’s status as specified in that notice.

(f)	Notwithstanding paragraph (c) above, a Lender which has provided cash collateral in accordance with this Clause 6.5 (Cash collateral by Non Acceptable L/C Lender and Borrower’s option to provide cash cover) may, by notice to the relevant L/C Issuer, request that an amount equal to the amount provided by it as collateral in respect of the relevant Letter of Credit (together with any accrued interest) be returned to it:

(i)	to the extent that such cash collateral has not been applied in satisfaction of any amount due and payable under this Agreement by that Lender to the L/C Issuer in respect of the relevant Letter of Credit;

(ii)	if:

(A)	it ceases to be a Non-Acceptable L/C Lender; or

(B)	its obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by that Lender in respect of a Letter of Credit,

the L/C Issuer shall pay that amount to the Lender within three Business Days of that Lender’s request (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

(g)	To the extent that a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the L/C Issuer that it will not provide cash collateral) in accordance with this Clause 6.5 in respect of a proposed Letter of Credit, the L/C Issuer shall promptly notify the Company (with a copy to the Agent) and the Borrower of that proposed Letter of Credit may, at any time before the proposed Utilisation Date of that Letter of Credit, provide cash cover to an account with the L/C Issuer in an amount equal to that Lender’s participation in that proposed Letter of Credit.

6.6	Requirement for cash cover from Borrower

If:

(a)	a Non-Acceptable L/C Lender fails to provide cash collateral (or notifies the L/C Issuer that it will not provide cash collateral) in accordance with clause 6.5 (Cash collateral by Non Acceptable L/C Lender and Borrower’s option to provide cash cover) in respect of a Letter of Credit that has been issued;

(b)	the L/C Issuer notifies the Company (with a copy to the Agent) that it requires the Borrower of the relevant Letter of Credit to provide cash cover to an account with the L/C Issuer in an amount equal to that Lender’s L/C participation in the outstanding amount of that Letter of Credit; and

(c)	that Borrower has not already provided such cash cover which is continuing to stand as collateral,

then that Borrower shall provide such cash cover within three Business Days of the notice referred to in paragraph (b) above.

6.7	Regulation and consequences of cash cover provided by Borrower

(a)	Any cash cover provided by a Borrower pursuant to Clause 6.5 (Cash collateral by Non-Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 6.6 (Requirement for cash cover from Borrower) may be funded out of the Facility.

(b)	Notwithstanding paragraph (d) of Clause 1.2 (Construction), the relevant Borrower may request that an amount equal to the cash cover (together with any accrued interest) provided by it pursuant to Clause 6.5 (Cash collateral by Non Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 6.6 (Requirement for cash cover from Borrower) be returned to it:

(i)	to the extent that such cash cover has not been applied in satisfaction of any amount due and payable under this Agreement by that Borrower to the L/C Issuer in respect of a Letter of Credit;

(ii)	if:

(A)	the relevant Lender ceases to be a Non-Acceptable L/C Lender;

(B)	the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake the relevant Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by the relevant Lender in respect of the relevant Letter of Credit,

and the L/C Issuer shall pay that amount to that Borrower within 3 Business Days of that Borrower’s request.

(c)	To the extent that a Borrower has provided cash cover pursuant to Clause 6.5 (Cash collateral by Non Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 6.6 (Requirement for cash cover from Borrower), the relevant Lender’s L/C Exposure in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (d)(ii) of Clause 1.2 (Construction)). However the relevant Borrower’s obligation to pay any Letter of Credit fee in relation to the relevant Letter of Credit to the Agent (for the account of that Lender) in accordance with paragraph (a) of Clause 14.5 (Fees payable in respect of Letters of Credit) will be reduced proportionately as from the date on which it provides that cash cover (and for so long as the relevant amount of cash cover continues to stand as collateral).

(d)	The relevant L/C Issuer shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to Clause 6.5 (Cash collateral by Non Acceptable L/C Lender and Borrower’s option to provide cash cover) or Clause 6.6 (Requirement for cash cover from Borrower) and of any change in the amount of cash cover so provided.

6.8	Revaluation of Letters of Credit

(a)	If any Letters of Credit are denominated in an Optional Currency, the Agent shall at 12 monthly intervals after the date of the Letter of Credit, recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)	The Parent shall, if requested by the Agent within 10 Business Days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Utilisations are prepaid to prevent the Base Currency Amount of the Utilisations exceeding the Facility Cap following any adjustment to a Base Currency Amount under paragraph (a) above.

7	OPTIONAL CURRENCIES

7.1	Selection of currency

A Borrower (or the Parent on its behalf) shall select the currency of a Utilisation in a Utilisation Request.

7.2	Unavailability of a currency

If before the Utilisation Date:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower or Parent to that effect by the Utilisation Date. In this event, any Lender that gives notice pursuant to this Clause 7.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount) and its participation will be treated as a separate Loan denominated in the Base Currency.

7.3	Agent’s calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.5 (Lenders’ participation).

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

8	REPAYMENT

8.1	Application

Subject to the other provisions of this Agreement, all amounts standing to the credit of the ABL Controlled Accounts and/or all amounts standing to the credit of the ABL Controlled Accounts which have been transferred to the Agent and/or the Security Agent shall be applied in the following order:

(a)	in payment of any fees, costs and expenses due from any Obligor to the Agent, the Security Agent or any Lender under any Finance Document;

(b)	in payment of all interest due on any Loans made or deemed to be made under this Agreement;

(c)	in repayment of the outstanding principal amount of any Loans in such order and manner as the Agent may determine;

(d)	in or towards payment of any other amounts owing by any Obligor under any Finance Document; and

(e)	(by way of refund of amounts paid by account debtors in respect of WCF Receivables and which remain due to the relevant Borrower following the application of clauses (a) to (d) above), in payment to the relevant Borrower by credit to such operating account as it may specify.

8.2	Revision of Order of Application

If any amount standing to the credit of one Borrower’s ABL Controlled Account is applied in discharge of the liabilities of another Obligor, then such Obligor (the “Debtor Company”) shall deemed to have made an on demand loan to such other Obligor (the “Creditor Company”) in an amount equal to the amount of such application.

8.3	Final Repayment

On the Termination Date, the Borrowers will pay to the Agent:

(a)	in full all outstanding amounts and unpaid liabilities under the Finance Documents (whether by way of principal, interest, commission, fees, costs, expenses or otherwise); and

(b)	such amount as is necessary to provide full cash cover for any outstanding obligations (contingent or otherwise) assumed by any Finance Party pursuant to the terms of this Agreement.

8.4	Currencies

Where (i) any amount is held or is to be applied by the Agent in reduction of amounts owing under this Agreement and (ii) the relevant amounts are denominated in different currencies, the Agent may apply the amounts so held or to be applied in the purchase of the latter currency at such rate (including commissions) as the Agent (acting reasonably) may deem to be appropriate. Alternatively, the Agent may (in its discretion):

(a)	return to the relevant Obligor, the surplus amount of any currency; or

(b)	hold those funds pending receipt of the Parent’s instructions.

9	ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

9.1	Illegality

If, in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation or it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Parent, each Available Commitment of that Lender will be immediately cancelled; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to Clause 38.7 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last Business Day of the month during which the Agent has notified the Parent under paragraph (a) above, or, if earlier date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

9.2	Voluntary cancellation

The Parent may, if it gives the Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of £1,000,000, $1,000,000 or €1,000,000, as applicable) of an Available Facility. Any cancellation under this Clause 9.2 shall reduce the Commitments of the Lenders rateably.

9.3	Voluntary prepayment of Utilisations

A Borrower may at any time prepay or repay (as applicable) the whole or any part of its outstanding Utilisations by payment of moneys into a ABL Controlled Account for application in accordance with clause 8.1 (Application).

9.4	Right of repayment in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 15.2 (Tax gross-up); or

(ii)	any Lender claims indemnification from the Parent or an Obligor under Clause 15.3 (Tax indemnity) or Clause 16.1 (Increased costs),

the Parent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)	On the last Business Day of the month during which the Parent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Parent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

9.5	Right of cancellation and prepayment in relation to a Defaulting Lender

(a)	If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three Business Days’ notice of:

(i)	prepayment of all or any part of the participation of that Lender in any Loans without any premium or penalty; and

(ii)	cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

9.6	Right of prepayment of a Non-Consenting Lender

If any Lender becomes a Non-Consenting Lender, the Parent may within 90 days after the date on which that Lender is deemed to be a Non Consenting Lender cancel the Commitments of such Non-Consenting Lender and prepay all (but not part only) of the participations of such Non-Consenting Lender in the Facilities together with all interest and other amounts accrued under the Finance Documents, provided that it may only make such prepayment using:

(a)	the proceeds of New Shareholder Injections which have not been used as a Cure Amount; or

(b)	subject to the approval of the Super Majority Lenders (excluding, for this purpose, the Commitments and/or participations of the Non-Consenting Lender), Cash held by any member of the Group,

provided that the aggregate amount of all such prepayments to, or purchases of participations from, Non-Consenting Lenders not funded using New Shareholder Injections is equal to or less than 5% of the Total Commitments.

10	MANDATORY PREPAYMENT AND CANCELLATION

10.1	Exit

Upon the occurrence of:

(a)	a Listing which results in a Change of Control occurring; or

(b)	a Change of Control; or

(c)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions,

(i)	notwithstanding any provision in this Agreement to the contrary, the Lenders will not be obliged to fund any Utilisation; and

(ii)	the Facility will be cancelled and all outstanding Utilisations together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable on the day falling 5 Business Days after the receipt of cash proceeds from such occurrence.

10.2	Inventory Insurance Proceeds

Subject to the Intercreditor Agreement, the Borrowers shall prepay the Loans in an amount equal to any Inventory Insurance Proceeds promptly, and in any event within 5 Business Days of receipt of such proceeds.

11	RESTRICTIONS

11.1	Notices of cancellation or prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 9 (Illegality, voluntary prepayment and cancellation) shall (subject to the terms of those Clauses) be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

11.2	Cancellation Fee

If:

(a)	the whole or any part of the Facility is cancelled as a result of a notice given by the Agent or the Company under, or by operation of the provisions of, Clause 9 (Illegality, Voluntary Prepayment and Cancellation) (other than pursuant to Clauses 9.4 (Right of repayment in relation to a single Lender), 9.5 (Right of cancellation and prepayment in relation to a Defaulting Lender) or 9.6 (Right of prepayment of a Non-Consenting Lender) or 10.1 (Exit); or

(b)	a Loan or any cash cover is declared to be immediately due and payable under clause 25 (Events of Default),

then and in each such case the Parent shall pay to the Agent (for the account of the Lenders in accordance with their Pro Rata Share) on the effective date of such cancellation or declaration a cancellation fee payable to protect the Finance Parties’ legitimate interests (including their financial interests) arising as a result of such event calculated as a percentage of:

(i)	the amount of the Facility cancelled, in the case of a voluntary cancellation under clause 9.2 (Voluntary cancellation); or

(ii)	the Facility Limit, in the case of any other cancellation or declaration, as follows:

(1)	(2)
Date of cancellation/declaration	Applicable Percentage

On or prior to the first anniversary of the First Amendment and Restatement Date	1%

Any time thereafter	0%

11.3	Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and any cancellation fee under clause 11.2 (Cancellation Fee), but otherwise without premium or penalty.

11.4	Reborrowing of Facility

Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

11.5	Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

11.6	No reinstatement of Commitments

Subject to Clause 2.4 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

11.7	Agent’s receipt of notices

If the Agent receives a notice under Clause 9 (Illegality, voluntary prepayment and cancellation), it shall promptly forward a copy of that notice or election to either the Parent or the affected Lender, as appropriate.

11.8	Notice of prepayment

The Agent shall notify the Lenders as soon as possible of any proposed prepayment of any Loan under Clause 9.3 (Voluntary prepayment of Utilisations).

11.9	Effect of repayment and prepayment on Commitments

If all or part of any Lender’s participation in a Utilisation is repaid or prepaid and is not available for redrawing, an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment.

11.10	Application of prepayments

Any prepayment of a Utilisation (other than a prepayment pursuant to Clause 9.1 (Illegality) or Clause 9.4 (Right of repayment in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Utilisation.

SECTION 5

COSTS OF UTILISATION

12	INTEREST

12.1	Calculation of interest

(a)	The rate of interest on each Loan shall be determined daily and shall be the percentage rate per annum which is the aggregate of:

(i)	the applicable Margin; and

(ii)	the applicable Reference Rate.

(b)	When determining the applicable rate payable under Clause 12.1(a), the following conventions apply:

(i)	the Daily SONIA rate and the Daily SOFR rate shall be the rate published on the day which is two days prior to the day on which such determination is being made; and;

(ii)	EURIBOR, shall be the rate published on the day on which such determination is being made,

(each such day being a Reference Day), and

(iii)	if a Reference Day is a Business Day, the applicable rate shall be the rate published on that Reference Day; and

(iv)	if a Reference Day is not a Business Day, the applicable rate shall be the rate published on the Business Day immediately preceding that Reference Day.

12.2	Payment of interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last Business Day of each month.

12.3	Default interest

If an Event of Default has occurred under any of

(a)	Clause 25.1 (Non-payment);

(b)	paragraph (a) of Clause 25.2 (Financial covenant and other obligations);

(c)	paragraph (b) of Clause 25.2 (Financial covenant and other obligations) (but only to extent such Event of Default has occurred due to failure to provide the Borrowing Base Certificate as set out in Clause 22.7 (Borrowing Base Certificate));

(d)	Clause 25.3 but only to the extent such Event of Default has occurred due to the failure to comply with the obligations set out in paragraphs (b) and (h)(i) to (h)(iii) of Clause 24.38 (Cash Management, Cash Dominion, Receivables and Inventory);

(e)	Clause 25.6 (Insolvency) or Clause 25.7 (Insolvency proceedings); and

(f)	Clause 25.20 (Completion Date),

and so long as the same is continuing, interest shall accrue on all amounts owing under the Finance Documents at a rate which is one % higher than the rate ascertained pursuant to Clause 12.1 (Calculation of interest). Any interest accruing under this Clause 12.3 shall be payable on demand and may be compounded with the overdue amount at the end of each Month when interest is payable.

12.4	Notification of rates of interest

The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Parent) of the determination of a rate of interest under this Agreement.

13	FALLBACK REFERENCE RATE

13.1	Fallback Reference Rate

(a)	If, for any reason, no screen rate is available or the applicable administrator has failed to publish a rate for Daily SONIA, there shall be no Daily SONIA and the relevant Reference Rate for Utilisations denominated in Sterling shall be the Bank of England Base Rate and if such rate is less than zero the Bank of England Base Rate shall be adjusted to zero.

(b)	If, for any reason, no rate is available or the applicable administrator has failed to publish a rate for Daily SOFR, there shall be no Daily SOFR and the relevant Reference Rate for Utilisations denominated in US Dollars shall be the Fed Target Rate, and if such rate is less than zero, the Fed Target Rate shall be adjusted to zero.

(c)	If, for any reason, no rate is available or the applicable administrator has failed to publish a rate for:

(i)	EURIBOR, there shall be no EURIBOR and the relevant Reference Rate for Utilisations denominated in euros shall be Daily €STR; or

(ii)	Daily €STR, there shall be no Daily €STR and the relevant Reference Rate for Utilisations denominated in euros shall be the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank from time to time, and in each case if such rate is less than zero, the rate shall be deemed to be zero.

14	FEES

14.1	Commitment fee

(a)	The Company shall pay (or shall procure that the Borrowers shall pay) to the Agent (for the account of each Lender) a fee in the Base Currency computed at the rate of 0.9 per cent. per annum on that Lender’s Available Commitment for the Availability Period.

(b)	The accrued commitment fee is payable on the last day of each month which ends during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

14.2	Arrangement fee

The Company shall pay to the Agent an arrangement fee in the amount and at the times agreed in a Fee Letter.

14.3	Service fee

The Company shall pay to the Agent a service fee in the amount and at the times agreed in a Fee Letter.

14.4	Amendment and restatement fee

The Company shall pay to the Agent an amendment and restatement fee in the amount and at the times agreed in a Fee Letter.

14.5	Fees payable in respect of Letters of Credit

(a)	The Parent or each Borrower shall pay to the Agent (for the account of each Lender) a Letter of Credit fee in the Base Currency (computed at the rate equal to the Margin applicable for the currency in which such Letter of Credit is issued) on the outstanding amount of each Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. This fee shall be distributed according to each Lender’s Pro Rata Share of that Letter of Credit.

(b)	The accrued Letter of Credit fee shall be payable in arrears on the first calendar day of each month in respect of the Letter of Credit fee accrued in the immediately preceding month (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. If the outstanding amount of a Letter of Credit is reduced, any Letter of Credit fee accrued in respect of the amount of that reduction shall be payable on the day that that reduction becomes effective.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

15	TAX GROSS-UP AND INDEMNITIES

15.1	Definitions

In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant UK Tax Obligor, which:

(i)	where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 2 of Schedule 1 (The Original Parties), and

(A)	where the UK Tax Obligor is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the Original Signing Date; or

(B)	where the UK Tax Obligor is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that UK Tax Obligor becomes an Additional Borrower; or

(ii)	where it relates to a UK Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and

(A)	where the UK Tax Obligor is a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or

(B)	where the UK Tax Obligor is not a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that UK Tax Obligor becomes an Additional Borrower.

“CTA” means the UK Corporation Tax Act 2009.

“German Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	lending through a Facility Office in Germany; or

(ii)	a German Treaty Lender.

“German Treaty Lender” means, in relation to a payment of interest by or in respect of a German Obligor under a Finance Document, a Lender which:

(i)	is treated as a tax resident of a German Treaty State for the purposes of the relevant German Treaty;

(ii)	does not carry on a business in Germany through a permanent establishment with which that Lender´s participation in the Loan is effectively connected; and

(iii)	fulfils any other conditions which must be fulfilled under the relevant German Treaty and under the laws of the Federal Republic of Germany by residents of that German Treaty State in order for such residents to benefit from full exemption from Tax imposed by the Federal Republic of Germany on interest including the completion of any necessary procedural formalities.

“German Treaty State” means a jurisdiction having a double taxation agreement in force with Germany (a “German Treaty”), which makes provision for full exemption from Tax imposed by Germany on interest.

“ITA” means the UK Income Tax Act 2007.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 15.2 (Tax gross-up) or a payment under Clause 15.3 (Tax indemnity).

“UK Qualifying Lender” means:

(i)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(A)	a Lender:

(1)	which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(2)	in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(B)	a Lender which is:

(1)	a company resident in the United Kingdom for United Kingdom tax purposes;

(2)	a partnership each member of which is a company so resident in the United Kingdom or a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(3)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(C)	a UK Treaty Lender; or

(ii)	a Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a Finance Document.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(i)	a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)	a partnership each member of which is:

(A)	a company so resident in the United Kingdom; or

(B)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(iii)	a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Treaty Lender” means a Lender which:

(i)	is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty;

(ii)	does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(iii)	fulfils any other conditions which must be fulfilled under the relevant UK Treaty by residents of that UK Treaty State in order for such residents to obtain full exemption from tax imposed by the United Kingdom on interest, including the completion of any necessary procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“United States person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Borrower” means a Borrower that is a “United States person” or that is otherwise a US Tax Obligor.

“US Qualifying Lender” means a Lender which is qualified for a complete exemption from US federal withholding Tax and US federal backup withholding with respect to interest payments under any Finance Document (excluding any Taxes imposed under FATCA);

“Withholding Form” means whichever of the following is relevant (including in each case any successor form):

(i)	IRS Form W-8BEN or W-8BEN-E,

(ii)	IRS Form W-8IMY (with appropriate attachments),

(iii)	IRS Form W-8ECI,

(iv)	IRS Form W-9,

(v)	in the case of a Lender relying on the so-called “portfolio interest exemption,” IRS Form W-8BEN or W-8BEN-E and a certificate to the effect that such Lender is not (i) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (ii) a “10 percent shareholder” of the relevant Obligor within the meaning of Section 881(c)(3)(B) of the Code, (iii) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code; or

(vi)	any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of US federal income tax on interest and other payments to that person.

Unless a contrary indication appears, in this Clause 15 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination, acting in good faith.

15.2	Tax gross-up

(a)	Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	The Parent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Parent and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment by a US Tax Obligor shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the US, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without Tax Deduction if the Lender had been a US Qualifying Lender, but on that date that Lender is not or has ceased to be a US Qualifying Lender entitled to a complete exemption from withholding other than as a result of any change after the date it became a Lender under this agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)	such Tax Deduction relates to US Federal withholding taxes and is imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment, or (ii) such Lender changes its lending office, except, in each case, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; or

(iii)	the payment could have been made to the relevant Lender without, or with a reduced, Tax Deduction had that Lender complied with its obligations under paragraphs (i) and (j) below.

(e)	A payment by a UK Tax Obligor shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of UK Qualifying Lender and:

(A)	an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the UK Tax Obligor making the payment or from the Parent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of UK Qualifying Lender and:

(A)	the relevant Lender has not given a UK Tax Confirmation to the Parent; and

(B)	the payment could have been made to the Lender without any Tax Deduction if the Lender had given a UK Tax Confirmation to the Parent, on the basis that the UK Tax Confirmation would have enabled the Parent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)	the relevant Lender is a UK Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraphs (i), (k) and (l) below.

(f)	A payment by a German Obligor shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Germany, if on the date on which the payment falls due:

(i)	the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a German Qualifying Lender, but on that date that Lender is not or has ceased to be a German Qualifying Lender other than as a result of any change after the date it became a Lender under this agreement in (or in the interpretation, administration, or application of) any law or treaty, or any published practice or published concession of any relevant taxing authority; or

(ii)	the German Obligor making the payment is able to demonstrate that the payment could have been made to the relevant Lender without, or with a reduced, Tax Deduction had that Lender complied with its obligations under paragraph (i) below.

(g)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(h)	Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(i)	A Lender and each Obligor which makes a payment to which that Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(j)	On or prior to the date on which a Lender making a Loan to a US Tax Obligor, or the Agent, becomes a Party, such Lender or Agent shall provide to each US Tax Obligor and the Agent, as applicable, properly completed copies of applicable Withholding Forms (certifying, in the case of a Lender, that it is a US Qualifying Lender and, in the case of the Agent, that it is either a United States Person, a “U.S. branch” within the meaning of US Treasury Regulation Section 1.1441-1(b)(2)(iv)(A) or a “Qualifying Intermediary” that assumes primary withholding responsibility under Chapter 3 and Chapter 4 of the Code and for Form 1099 reporting and backup withholding), and such Lender and the Agent, as applicable, shall update such Withholding Forms from time to time thereafter upon the request of such Obligor or the Agent, as applicable, or on or before the expiration, obsolescence or invalidity of any previously delivered Withholding Form.

(k)

(A)	A UK Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Original Parties); and

(B)	a UK Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that Lender shall be under no obligation pursuant to paragraph (i) above.

(l)	If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (k) above and:

(i)	a UK Tax Obligor making a payment to that Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(ii)	a UK Tax Obligor making a payment to that Lender has made a Borrower DTTP Filing in respect of that Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the relevant UK Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the relevant UK Tax Obligor has notified that Lender in writing, that Lender and UK Tax Obligor shall co-operate in completing any additional procedural formalities necessary for that UK Tax Obligor to obtain authorisation to make that payment without a Tax Deduction.

(m)	If a UK Treaty Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (j) above, no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan unless the Lender otherwise agrees.

(n)	A UK Tax Obligor shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant Lender.

(o)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Germany, if on the date on which the payment falls due the obligation to make the Tax Deduction is caused by a written notice of the German tax authorities pursuant to Section 50a para. 7 German Income Tax Act.

15.3	Tax indemnity

(a)	The Parent shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction or in which it has, or is treated as having a permanent establishment to which income under this agreement is attributed in respect of amounts received or receivable in that jurisdiction; or

(C)	with respect to Taxes assessed on a Finance Party under the laws of Germany according to or based on Section 50a para. 7 German Income Tax Act,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 15.2 (Tax gross-up), a payment under Clause 15.6 (Stamp taxes), or a payment under Clause 15.7 (VAT); or

(B)	would have been compensated for by an increased payment under Clause 15.2 (Tax gross-up), a payment under Clause 15.6 (Stamp taxes), or a payment under Clause 15.7 (VAT), but was not so compensated solely because one of the exclusions in the applicable clause applied;

(C)	is a direct or indirect consequence of any Finance Party having the benefit of Security over or relating to German real estate;

(D)	relates to a FATCA Deduction required to be made by a Party; or

(E)	is attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(c)	A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Parent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 15.3, notify the Agent.

15.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that: `

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

15.5	Lender status confirmation

Each Lender shall indicate, where the Lender is a Lender on the Original Signing Date, in Part 2 of Schedule 1 (The Original Lenders), or where the Lender is not an Original Lender, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, into which of the following categories it falls:

(a)	in respect of a German Obligor:

(i)	a German Qualifying Lender (other than a German Treaty Lender)

(ii)	a German Treaty Lender; or (ii) not a German Qualifying Lender; and

(b)	in respect of a UK Tax Obligor:

(i)	not a UK Qualifying Lender;

(ii)	a UK Qualifying Lender (other than a UK Treaty Lender); or

(iii)	a UK Treaty Lender; and

(c)	in respect of a US Tax Obligor:

(i)	a US Qualifying Lender; or

(ii)	not a US Qualifying Lender.

If such a Lender fails to indicate its status in accordance with this Clause 15.5 then that Lender shall be treated for the purposes of this agreement (including by each Obligor) as if it is not a German Qualifying Lender, UK Qualifying Lender or US Qualifying Lender (as the case may be) until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Parent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 15.5.

15.6	Stamp taxes

The Parent shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document, provided that this Clause 15.6 shall not apply to any stamp duty, registration or other similar Taxes payable in respect of any assignment, sub-participation or transfer by a Finance Party of any of its rights and/or obligations under a Finance Document.

15.7	VAT

(a)	All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party).

(b)	If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)	(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)	(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)	Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)	Any reference in this clause 15.7 (Value added tax) to any Party shall, at any time when that Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of that group at that time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994 or its equivalent under any similar legislation).

(e)	In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

15.8	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)	supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)	Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)	If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the Original Signing Date;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)	If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)	The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

15.9	FATCA Deduction

(a)	Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Parent and the Agent and the Agent shall notify the other Finance Parties.

16	INCREASED COSTS

16.1	Increased costs

(a)	Subject to Clause 16.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any law or regulation made after the Original Signing Date, or (iii) the implementation or application or, or compliance with, Basel III, CRD IV or Dodd-Frank (each as defined in paragraph (c) of Clause 16.3 (Exceptions)) or any law or regulation that implements or applies Basel III, CRD IV or Dodd-Frank.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

16.2	Increased cost claims

(a)	A Finance Party intending to make a claim pursuant to Clause 16.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Parent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

16.3	Exceptions

(a)	Clause 16.1 (Increased costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)	compensated for by Clause 15.3 (Tax indemnity) (or would have been compensated for under Clause 15.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 15.3 (Tax indemnity) applied);

(iv)	compensated for by a payment under Clause 15.6 (Stamp taxes), or a payment under Clause 15.7 (VAT) (or would have been compensated for by a payment under Clause 15.6 (Stamp taxes) or a payment under Clause 15.7 (VAT), but was not so compensated solely because one of the exclusions in the applicable clause applied);

(v)	attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy); or

(vi)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b)	In this Clause 16.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 15.

(c)	In this Agreement:

“Basel III” means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision on 16 December 2010, each as amended, supplemented or restated;

(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to Basel III.

“CRD IV” means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)	Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“Dodd-Frank” means all requests, rules, guidelines and directives under or issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act (United States Pub.L. 111-203), all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto.

17	OTHER INDEMNITIES

17.1	Currency indemnity

(a)	If any sum due from an Obligor or the Parent under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor or, as applicable, the Parent; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor, or as applicable, the Parent shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor and the Parent waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

17.2	Other indemnities

(a)	The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability incurred by it as a result of:

(i)	the occurrence of any Event of Default;

(ii)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 31 (Sharing among the Finance Parties);

(iii)	funding, or making arrangements to fund, its participation in a Utilisation requested by the Parent or a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(iv)	issuing or making arrangements to issue a Letter of Credit requested by the Parent or a Borrower in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(v)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Parent.

(b)	The Parent shall promptly indemnify each Finance Party, each Affiliate of a Finance Party and each officer or employee of a Finance Party or its Affiliate, against any cost, loss or liability incurred by that Finance Party or its Affiliate (or officer or employee of that Finance Party or Affiliate) in connection with or arising out of the Financial Restructuring or the funding of a Utilisation or the 2020 ICA Resignations and Waivers (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Financial Restructuring or the 2020 ICA Resignations and Waivers), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Finance Party or its Affiliate (or employee or officer of that Finance Party or Affiliate). Any Affiliate or any officer or employee of a Finance Party or its Affiliate may rely on this Clause 17.2 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

17.3	Indemnity to the Agent and the Security Agent

The Parent shall promptly indemnify each of the Agent and the Security Agent against:

(a)	any cost, loss or liability incurred by the Agent or the Security Agent (as applicable, and, in each case, acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement; and

(b)	any cost, loss or liability incurred by each of the Agent and the Security Agent (otherwise than by reason of each of the Agent’s or the Security Agent’s (as applicable) gross negligence or wilful misconduct) in acting as Agent or Security Agent (as applicable) under the Finance Documents.

17.4	Indemnity to the Security Agent

(a)	The Parent shall promptly indemnify the Security Agent and every receiver, Delegate and Appointee against any cost, loss or liability incurred by any of them as a result of:

(i)	the taking, holding, protection or enforcement of the Security under the Transaction Security Documents;

(ii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each receiver, Appointee and Delegate by the Finance Documents or by law; and

(iii)	any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

(b)	The Security Agent may, in priority to any payment to the Finance Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 17.4 (Indemnity to the Security Agent) and shall have a lien on the Charged Property and the proceeds of the enforcement of the Transaction Security Documents for all monies payable to it.

18	MITIGATION BY THE LENDERS

18.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 9.1 (Illegality), Clause 15 (Tax gross-up and indemnities) or Clause 16 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor or the Parent under the Finance Documents.

18.2	Limitation of liability

(a)	The Parent shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 18.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 18.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

19	COSTS AND EXPENSES

19.1	Transaction expenses

The Parent shall, promptly on demand, pay the Agent and the Security Agent the amount of all costs and expenses (including financial advisory and legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the Original Signing Date.

19.2	Amendment costs

If:

(a)	an Obligor or the Parent requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 32.10 (Change of currency),

the Parent shall, within three Business Days of demand, reimburse each of the Agent and the Security Agent for the amount of all costs and expenses (including financial advisory and legal fees) reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

19.3	Collection Costs

The Parent shall, within three Business Days of demand pay the Agent the amount of all costs and expenses incurred by the Agent in connection with:

(a)	the remission of loan proceeds, collection of cheques and other items, the issue, maintenance, renewal of L/Cs, together with each Lender’s associated and customary fees;

(b)	all out of pocket expenses and costs reasonably and properly incurred from time to time (including those incurred prior to the Original Signing Date) during the course of periodic field examinations and appraisals of the Obligors’ assets and operations pursuant to the terms of this Agreement plus a daily charge at the rate of £1,000 for the Agent’s examinations in the field and office.

19.4	Enforcement and preservation costs

The Parent shall, within three Business Days of demand, pay to each Secured Party the amount of all costs and expenses (including financial advisory and legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights.

SECTION 7

GUARANTEE

20	GUARANTEE AND INDEMNITY

20.1	Guarantee and indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents;

(b)	undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)	agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 20 if the amount claimed had been recoverable on the basis of a guarantee.

20.2	Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

20.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 20 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

20.4	Waiver of defences

The obligations of each Guarantor under this Clause 20 will not be affected by an act, omission, matter or thing which, but for this Clause 20, would reduce, release or prejudice any of its obligations under this Clause 20 (without limitation and whether or not known to it or any Finance Party), including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings,

provided that, indefeasible payment in full of all obligations of each Guarantor shall be defence available to any Guarantor.

20.5	Guarantor intent

Without prejudice to the generality of Clause 20.4 (Waiver of defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

20.6	Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 20. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

20.7	Waiver and abandonment of Jersey customary law rights

Without prejudice to the generality of any other waiver granted in any Finance Document, each Guarantor irrevocably abandons and waives any right it may have at any time under Jersey law whether existing or future:

(a)	whether by virtue of the droit de division or otherwise, to require that any liability under any Finance Document be divided or apportioned with any other person or reduced in any manner whatsoever; and

(b)	whether by virtue of the droit de discussion or otherwise, to require that recourse be had to the assets of any other person before any claim is enforced against that Guarantor under any Finance Document.

20.8	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)	refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 20.

20.9	Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 20:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 20.1 (Guarantee and indemnity);

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 32 (Payment mechanics).

20.10	Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)	that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)	each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

20.11	Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

20.12	Guarantee in favour of the Bank Product Providers

For the purposes of this clause 20.1 (Guarantee and Indemnity), the definition of Finance Documents shall be deemed to include any Bank Product Agreement.

20.13	Guarantee limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act or any equivalent and applicable provisions under the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor.

20.14	Excluded Swap Obligations

(a)	Notwithstanding anything to the contrary in any Finance Document, the guarantee contained in this Clause 20 does not apply to any Excluded Swap Obligation of any Guarantor.

(b)	In this Clause 20.14:

“CEA” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor that relates to, or security for, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the CEA or any rule, regulation or order of the US Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the CEA and the regulations thereunder at the time the guarantee or security interest, as applicable, given by such Guarantor becomes effective with respect to such Swap. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

“Swap” means any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the CEA.

“Swap Obligation” means, with respect to any person, any obligation to pay or perform under any Swap.

20.15	Guarantee Limitations: United States

(a)	Notwithstanding anything to the contrary contained in this Agreement or in any other Finance Document, the maximum liability of each US Guarantor under the Finance Documents (its “Maximum Liability”) shall in no event exceed an amount equal to the greatest amount that would not render such US Guarantor’s obligations under the Finance Documents to be held or determined to be set aside, avoided, annulled, void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors under any action or proceeding involving state corporate, limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganisation, fraudulent transfer law or other law affecting the rights of creditors generally (including, by rendering such US Guarantor insolvent, leaving such US Guarantor with unreasonably small capital or assets or leaving such US Guarantor unable to pay its debts as they become due, in each case, within the meaning of the US Bankruptcy Laws, the Uniform Fraudulent Transfer Act, the Uniform Fraud Conveyance Act or any other fraudulent transfer law (the “Applicable Laws”), as applicable), in each case subject to applicable law and after giving effect to:

(i)	all other liabilities of such US Guarantor, contingent or otherwise, that are relevant under the Applicable Laws or any other applicable US state fraudulent transfer or conveyance law (specifically excluding, however, any liabilities of such US Guarantor in respect of intercompany indebtedness to any borrower (under any Finance Document) to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such US Guarantor hereunder) but before taking into account any liabilities under any other guarantee by such US Guarantor; and

(ii)	the value as assets of such US Guarantor (as determined under the applicable provisions of such fraudulent transfer law) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such US Guarantor pursuant to applicable law or any other agreement providing for an equitable allocation among such US Guarantor and the other Obligors in respect of obligations arising under this Agreement or other guarantees of such obligations by such parties.

(b)	Notwithstanding any other provision of this Agreement to the contrary, the amount of any US Guarantor’s liability shall, without any further action by such US Guarantor or any other person, be automatically limited and reduced to such US Guarantor’s Maximum Liability.

(c)	Without prejudice to any of the other provisions of this Agreement or any other Finance Document, each party agrees that, in the event any payment or distribution is made on any date by a US Guarantor hereunder, each such US Guarantor shall be entitled to be indemnified by each other Obligor in an amount equal to such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the contributing Obligor and the denominator shall be the aggregate net worth of all Obligors.

(d)	The guarantee described in this Clause 20 with respect to each US Guarantor is a guarantee of payment and not of collection.

(e)	For the purposes of paragraph (a) above:

“US Bankruptcy Laws” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as it has been, or may be, amended, from time to time and any other US federal or state bankruptcy, insolvency or similar law.

20.16	Guarantee limitations – Germany

If the guarantee and indemnity granted under this Clause 20 (the “Guarantee”) is given by a Guarantor incorporated in the Federal Republic of Germany in the legal form of a limited liability company (GmbH) or a limited partnership with a limited liability company as general partner (GmbH & Co. KG) (“GmbH & Co. KG”) (each a “German Guarantor”), and guarantees or indemnifies obligations or liabilities of any of its affiliated companies (verbundene Unternehmen) within the meaning of section 15ff. German Stock Corporation Act (Aktiengesetz) that is not a direct or indirect subsidiary ((Tochterunternehmen) within the meaning of section 290 of the German Commercial Code (Handelsgesetzbuch (“HGB”)) (a “German Subsidiary”) of the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) the following shall apply:

(a)	The Finance Parties shall be entitled to enforce the Guarantee against the relevant German Guarantor without limitation in respect of all and any amounts which correspond to (i) funds that have been borrowed or that have otherwise been made available under this Agreement and on-lent or otherwise made available to the relevant German Guarantor or any of its German Subsidiaries or have otherwise been used for their purposes (or, in the case of a GmbH & Co. KG, to or for the benefit of this German Guarantor, its general partner or any of its German Subsidiaries), and in each case outstanding from time to time or (ii) liabilities deriving from letters of credit (Avale) issued in order to secure liabilities of the respective German Guarantor or, in the case of a GmbH & Co. KG, its general partner or their German Subsidiaries. The same applies to the extent that the Guarantee is granted in relation to (i) amounts used for refinancing of amounts on-lent or otherwise passed on to the respective German Guarantor or, in the case of a GmbH & Co. KG, its general partner or their German Subsidiaries or (ii) amounts or instruments used for cash-collateralising or counter-securing continuing letters of credit already issued in order to secure liabilities of the respective German Guarantor or, in the case of a GmbH & Co. KG, its general partner or their German Subsidiaries. The German Guarantor bears the burden of proof that the relevant amounts have not been on-lent or otherwise made available to it or that the letters of credit (Avale) do not secure the liabilities referred to under (ii) above.

(b)	Subject to paragraph (a) above, the Finance Parties shall not enforce the Guarantee against such German Guarantor if and to the extent that the enforcement would otherwise have the effect of reducing the German Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) net assets (Reinvermögen) (the “Net Assets”) to an amount that is lower than the amount of its registered capital (Stammkapital) or, if the amount of the Net Assets is already lower than the amount of its registered capital, cause the Net Assets to be further reduced.

(c)	The Net Assets shall be calculated as an amount equal to the sum of the amounts of the German Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) assets (consisting of all assets which correspond to the items set forth in section 266 paragraph (2) A, B (in deviation from section 272 para. 1 German Commercial Code (HGB) including not yet called outstanding contributions (nicht eingeforderte ausstehende Einlagen)), C, D and E of the HGB (including any valuable indemnification claims due to the provision of the Guarantee, provided that they are not already taken into account in one of the above balance sheet items and that they are not prevented by the Finance Parties from being exercised) but deducting amounts not available for distribution pursuant section 253 paragraph (6) HGB, section 268 paragraph (8) HGB, section 272 (5) HGB, as applicable, and less the aggregate amount of such German Guarantor’s (or, in the case of a GmbH & Co. KG, its general partner’s) liabilities (consisting of all liabilities and liability reserves (Rückstellungen) which correspond to the items set forth in section 266 paragraph (3) B, C (but disregarding, for the avoidance of doubt, any liability reserves and liabilities in respect of this Guarantee and any guarantee issued by such German Guarantor under any Finance Document), D and E HGB), save that:

(i)	the amount of any increase of the stated share capital (Stammkapital) of the relevant German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) after the date of this Agreement (i) that has been effected without the prior written consent of the Agent or (ii) to the extent that it is not fully paid up shall be deducted from the relevant stated share capital; and

(ii)	any debt owing by the German Guarantor (and, in the case of a GmbH & Co. KG, any debt owing by its general partner) to any member of the Group or any other Affiliate shall not be taken into account as liability to the extent such debt would in an insolvency be subordinated by law or by contract at least to the claims of the unsubordinated creditors of such German Guarantor (or as the case may be, its general partner) (“Subordinated Debt”) provided that the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) (a) has as a consequence of the payment under this Guarantee, a reimbursement claim against the relevant member of the Group or any other Affiliate which can be set-off and (b) is entitled to set-off this reimbursement claim with the Subordinated Debt pursuant to (A) the Finance Documents and (B) under any law or regulation without triggering or increasing the risk of any personal and/or criminal liability of any managing director or member of the board of any member of the Group or any other Affiliate; and

(iii)	obligations under loans or other contractual liabilities incurred by the German Guarantor (and, in the case of a GmbH & Co. KG, liabilities incurred by its general partner) in violation of the provisions of the Finance Documents shall not be taken into account as liabilities.

(d)	The Net Assets shall be determined in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) and be based on the same principles that were applied by the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) in the preparation of its most recent annual balance sheet (Jahresbilanz).

(e)	If the German Guarantor intends to demonstrate that the enforcement of the Guarantee would be restricted in accordance with paragraph (b) of this Clause 20.16, then such German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) shall, to the extent legally permitted, realise, at the request of the Agent, at market value any of its assets that is shown in its balance sheet with a book value (Buchwert) that is significantly lower than the market value, if such asset is not necessary for its business (nicht betriebsnotwendig) and to the extent necessary to satisfy the amounts owing under the Guarantee.

(f)	The limitations set out in paragraph (b) of this Clause 20.16 shall only apply if, within 15 (fifteen) Business Days after a Finance Party has made a demand under the Guarantee, the managing director(s) (Geschäftsführer) of the German Guarantor (or, in the case of a GmbH & Co. KG, its general partner) confirm to the Agent in writing on behalf of such German Guarantor (and, in the case of a GmbH & Co. KG, its general partner) if and to what extent an enforcement of the Guarantee would be restricted pursuant to paragraph (b) of this Clause 20.16, and such confirmation (the “Management Confirmation”) is supported by evidence (e.g. by balance sheets). The Finance Parties are entitled to immediately enforce the Guarantee up to such amount which according to the Management Confirmation can be enforced without causing the effects referred to in paragraph (b) of this Clause 20.16.

(g)	If the Agent disagrees with the Management Confirmation, it may within 25 (twenty-five) Business Days of its receipt request the German Guarantor to appoint, at its own cost and expense, a firm of auditors of international standing and reputation to determine the amount (if any) which may be enforced in accordance with paragraph (b) of this Clause 20.16 (the “Auditor’s Determination”). The Auditor’s Determination shall include an up-to-date balance sheet of the German Guarantor (and, in the case of a GmbH & Co. KG, its general partner), which shall be prepared in accordance with the principles set out in paragraph (c) of this Clause 20.16 and shall contain further information (in reasonable detail) relating to the items to be adjusted pursuant thereto. If the German Guarantor fails to deliver such Auditor’s Determination within 25 (twenty-five) Business Days from the date of the Agent’s request, the Finance Parties are entitled to enforce the Guarantee irrespective of the limitations set out in paragraph (b) of this Clause 20.16.

If and to the extent the Net Assets available for enforcement of the Guarantee as determined by the Auditor’s Determination are lower than the amount enforced in accordance with the Management Confirmation, the Agent shall, without undue delay, repay to the relevant German Guarantor upon written demand of the relevant German Guarantor the amount equal to the difference between the amount enforced and the amount enforceable pursuant to the Auditor’s Determination, provided that such demand for repayment is made to the Agent within 10 Business Days from the date the Auditor’s Determination is delivered.

(h)	The Finance Parties shall be entitled to enforce the Guarantee up to the amount, which on the basis of the Auditor’s Determination can be enforced in compliance with the limitations set out in paragraph (b) of this Clause 20.16. In relation to any additional amounts for which the German Guarantor may be liable under the Guarantee, the Finance Parties shall be entitled to further pursue their claims (if any) in court and the German Guarantor shall be entitled to prove in such proceedings that such amounts are necessary to maintain its (or, in the case of a GmbH & Co. KG, its general partner’s) registered capital (calculated as of the date the demand under the Guarantee was made).

(i)	The limitations in this Clause 20.16 shall not apply:

(i)	if the Guarantee is enforced against the respective German Guarantor or, in the case of a GmbH & Co. KG, its general partner with regard to an amount that the respective German Guarantor or, in the case of a GmbH & Co. KG, its general partner or any of their German Subsidiaries has utilised as borrower or that has otherwise been made available to the respective German Guarantor or, in the case of a GmbH & Co. KG, its general partner or any of their German Subsidiaries in their capacity as primary Obligor under the Finance Documents;

(ii)	if and for as long as a domination and/or a profit and loss transfer agreement in accordance with section 291 AktG between the German Guarantor (or in case of a GmbH & Co. KG, its general partner) and the relevant primary Obligor or a direct or indirect shareholder of the relevant primary Obligor (in each case either directly or through a chain of domination and/or profit and loss pooling agreements) is in existence at the time of any enforcement of the Guarantee under this Agreement or at the date the Guarantee was entered into rendering section 30 paragraph 1 GmbHG inapplicable;

(iii)	if a domination and/or profit and loss pooling agreement between the German Guarantor (or in case of a GmbH & Co. KG, its general partner) and the relevant primary Obligor (either directly or indirectly through a chain of domination and or loss pooling agreements) as mentioned under paragraph (i)(i) above has been terminated without the prior written consent of the Agent;

(iv)	if and to the extent the German Guarantor (or in case of a GmbH & Co. KG, its general partner) holds a fully recoverable indemnity or claim for refund (vollwertiger Gegenleistungs- oder Rückgewähranspruch) in relation to its liabilities under the Guarantee; or

(v)	if insolvency proceedings have been applied for in relation to the respective German Guarantor (or in case of a GmbH & Co. KG, its general partner) and based on a final judgement (rechtskräftiges Urteil) of the Federal Court of Justice (Bundesgerichtshof) any enforcement of up-stream or cross-stream guarantees and consequential payments would no longer result in any personal or criminal liability of any managing director of such German Guarantor (or in case of a GmbH & Co. KG, its general partner); or

(vi)	if and to the extent according to statutory law or according to case law of the German Federal Court of Justice (Bundesgerichtshof) such limitation is not necessary for the purpose of protecting the German Guarantor’s (or in case of a GmbH & Co. KG. its general partner’s) managing directors from the risk of personal liability and/or criminal liability resulting from the enforcement of this Guarantee and an associated violation of the provisions of sections 30, 31 German Limited Liability Companies Act (GmbHG), in particular pursuant to section 43 para. 3 German Limited Liability Companies Act (GmbHG).

(j)	The restrictions set out in this Clause 20.16 do not limit the right of the Finance Parties to enforce the Guarantee again at a later date under the terms of this Clause 20.16.

20.17	Acknowledgment Regarding any Supported QFCs

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for Hedging Agreements, Letters of Credit, Bank Products or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)	in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender (as defined in the Facilities Agreement) shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support; and

(b)	as used in this Clause 20.16, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

21	REPRESENTATIONS

21.1	General

Each Obligor (other than in the case of Clause 21.12 (Financial Statements), the Parent) makes the representations and warranties set out in this Clause 21 to each Finance Party at the times specified in Clause 21.34 (Times when representations made).

21.2	Status

(a)	It and each of its Subsidiaries is a corporation, a limited liability company or a limited partnership or other entity, duly incorporated (or, in the case of a partnership, established), validly existing and, if applicable, in good standing (or, where applicable, the equivalent status in any jurisdiction) under the law of its Original Jurisdiction except to the extent that (other than with respect to any Borrower) a failure to maintain such good standing could not reasonably be expected to have a Material Adverse Effect.

(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

21.3	Binding obligations

Subject to the Legal Reservations and Perfection Requirements:

(a)	the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

21.4	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	subject to the Legal Reservations, any law or regulation applicable to it;

(b)	the constitutional documents of it or any member of the Group; or

(c)	any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument, in each case, to the extent or in a manner that such conflict gives rise to or is reasonably likely to give rise to a Material Adverse Effect.

21.5	Power and authority

(a)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

21.6	Validity and admissibility in evidence

(a)	Subject to the Legal Reservations and (in relation to the Transaction Security Documents) Perfection Requirements, all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

(ii)	to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions to the extent any such Authorisations are required in the Relevant Jurisdiction,

have been obtained or effected and are in full force except for any Authorisation referred to in Clause 21.9 (No filing or stamp taxes) which Authorisations will be promptly obtained or effected after the Completion Date or, subject to the Agreed Security Principles and Perfection Requirements, will have been obtained or effected or will be in full force and effect when required.

(b)	All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or could reasonably be expected to have a Material Adverse Effect.

21.7	Governing law and enforcement

Subject to Legal Reservations and the Perfection Requirement:

(a)	the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions; and

(b)	any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions.

21.8	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 25.7 (Insolvency proceedings); or

(b)	creditors’ process described in Clause 25.8 (Creditors’ process),

has been taken or, to the best knowledge of the Parent having made all due and careful enquiries, threatened in writing in relation to a member of the Group; and none of the circumstances described in Clause 25.6 (Insolvency) applies to a member of the Group and, in each case, excluding such actions, proceedings, procedures, steps or processes which have been discharged, revoked or otherwise lapsed.

21.9	No filing or stamp taxes

Subject to Perfection Requirements, under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial (other than notarial fees incurred in connection with or in relation to the granting of Transaction Security concerning shares in a German limited liability company or German real estate) or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for (i) any filing, recording or enrolling or any tax or fee payable in relation to any Transaction Security Document which is referred to in any Legal Opinion and which will be made or paid promptly after the date of the relevant Finance Document; and (ii) any stamp duty, registration or other similar Taxes payable in respect of any assignment, sub-participation or transfer by a Finance Party of any of its rights and/or obligations under a Finance Document.

21.10	No default

(a)	No Event of Default and, on the Original Signing Date, the Completion Date, the First Amendment and Restatement Date and the Second Amendment and Restatement Date, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

(b)	No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

21.11	No misleading information

The Parent represents and warrants that, to its knowledge, save as disclosed in writing to the Agent prior to the Original Signing Date all written factual information in relation to the Group provided by them or on their behalf (including, in each case, their advisors) to a Finance Party was true, complete and accurate in all material respects as at the date it was provided and is not misleading in any material respect.

21.12	Financial Statements

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied.

(b)	Its unaudited Original Financial Statements fairly present its financial condition and its results of operations for the relevant month or financial quarter.

(c)	Its audited Original Financial Statements fairly present its financial condition and its results of operations during the relevant financial year.

(d)	Its most recent financial statements delivered pursuant to Clause 22.1 (Financial statements):

(i)	have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements; and

(ii)	fairly present its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

(e)	The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied (it being acknowledged that budgets and forecasts are inherently subject to contingencies and uncertainties).

(f)	Since the date of the most recent financial statements delivered pursuant to Clause 22.1 (Financial statements) there has been no material adverse change in the assets, business or financial condition of the Group.

21.13	No proceedings

(a)	No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which, if adversely determined, are reasonably likely to have a Material Adverse Effect (taking into account reserves made or the benefit of warranties, indemnities or insurance cover in respect thereof) have (to the best of its knowledge and belief (having made due and careful enquiry)) been started or threatened against it or any of its Subsidiaries.

(b)	No judgment or order of a court, arbitral body or agency which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries.

21.14	No breach of laws

(a)	It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

(b)	No labour disputes are current or, to the best of its knowledge and belief (having made due and careful enquiry), threatened against any member of the Group which have or are reasonably likely to have a Material Adverse Effect.

21.15	Environmental laws

(a)	Each member of the Group is in compliance with Clause 24.3(Environmental compliance) and to the best of its knowledge and belief (having made due and careful enquiry) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect (taking into account reserves made or benefit of warranties, indemnities or insurance cover in respect thereof).

(b)	No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim has or is reasonably likely, if determined against that member of the Group, to have a Material Adverse Effect.

21.16	Taxation

(a)	It is not (and none of its Subsidiaries is) materially overdue in the filing of any Tax returns and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax unless and only to the extent that:

(i)	the payment of such Tax is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them; and

(iii)	such payment can be lawfully withheld and failure to pay those Taxes does not have or would not reasonably be expected to have a Material Adverse Effect.

(b)	No claims or investigations are being, or are reasonably likely to be, made or conducted against it (or any of its Subsidiaries) with respect to Taxes such that a liability of, or claim against, any member of the Group is reasonably likely to arise which would have a Material Adverse Effect.

(c)	Other than the Parent (which is resident for Tax purposes in the UK) and Doncasters US Finance LLC (which is a disregarded entity of the Company for U.S. federal income tax purposes), it is resident for Tax purposes only in its Original Jurisdiction.

21.17	Anti-Corruption Laws, Anti-Money Laundering Laws

(a)	Each member of the Borrowing Group conducts its businesses in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws and the Borrowing Group has instituted, maintained, and complied with policies, procedures and controls reasonably designed to promote and achieve compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(b)	No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Corruption Laws or Anti-Money Laundering Laws have been started or (to the best of its knowledge and belief) threatened against it or any of its Subsidiaries.

(c)	The representations in this clause 21.17 (Anti-Corruption Laws, Anti-Money Laundering Laws) shall not be given to or by any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of, or would result in a breach by that person of or conflict with, any applicable Blocking Law.

21.18	Sanctions

(a)	Each member of the Borrowing Group has instituted, maintained, and complied with policies, procedures and controls reasonably designed to promote and achieve compliance with applicable Sanctions.

(b)	No Obligor nor any member of the Borrowing Group:

(i)	is a Restricted Party; or

(ii)	has, to the best of its knowledge and belief, any action, suit, proceeding or investigation started or threatened against it with respect to Sanctions from any governmental authority that enforces Sanctions.

(c)	The representations in this clause 21.18 (Sanctions) shall not be given to or by any person if and to the extent that it is or would be unenforceable by or in respect of that person by reason of breach of, or would result in a breach by that person of or conflict with, any applicable Blocking Law.

21.19	Security and Financial Indebtedness

(a)	No Security or Quasi-Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

21.20	Ranking

Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security, save as permitted pursuant to paragraph (b) of Clause 24.15 (Negative Pledge).

21.21	Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted, where failure to do so has or would reasonably be expected to have a Material Adverse Effect.

21.22	Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

21.23	Shares

The shares of any member of the Group which are subject to the Transaction Security are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of companies whose shares are subject to the Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security. Except as provided in the Constitutional Documents, there are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Group (including any option or right of pre-emption or conversion).

21.24	Intellectual Property

It and each of its Subsidiaries:

(a)	is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted save where failure to do so could not reasonably be expected to have a Material Adverse Effect;

(b)	does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which is reasonably likely to have a Material Adverse Effect; and

(c)	has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it where failure to do so has or could reasonably be expected to have a Material Adverse Effect.

21.25	Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects to the best of its knowledge, information and belief, assuming Completion Date has occurred.

21.26	Obligors

Subject to Clause 24.34(b), each Material Company is or will be an Obligor on the Second Amendment and Restatement Date.

21.27	Accounting Reference Date

The end of each annual accounting period of each member of the Group falls on the Accounting Reference Date.

21.28	Term Loan Credit Agreement

Other than in respect of the fees payable upon closing of the Term Loan Credit Agreement included in the sources and uses delivered as a conditions precedent under the Second Amendment and Restatement Agreement and any agency fees payable to the Term Loan Agent and Term Loan Security Agent, the Term Loan Credit Agreement provided to the Agent on or around the Second Amendment and Restatement Date contain all payments which are required to be made under the Term Loan Finance Documents and there are no other documents, side letters or similar which under which an Obligor is required to pay any fee, interest, original issue discount, charges or similar to the Senior Creditors (excluding Hedge Counterparties) or Senior Agent (each as defined in the Intercreditor Agreement).

21.29	Centre of main interests and establishments

Other than the Parent (which is resident for Tax purposes in the UK) and Doncasters US Finance LLC (which is a disregarded entity of the Company for U.S. federal income tax purposes), for the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its Original Jurisdiction and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

21.30	Pensions

(a)	It and each member of the Group is in compliance with all material laws relating to the pension schemes maintained by or for the benefit of any member of the Group and/or its employees, in each case, where failure to do so has or would reasonably be expected to have a Material Adverse Effect.

(b)	With respect to any Single Employer Plan or Multiemployer Plan, no ERISA Event has occurred, has resulted in or is reasonably expected to have a Material Adverse Effect.

(c)	With respect to each Single Employer Plan, each Obligor is in compliance with all applicable laws, including all applicable provisions and requirements of ERISA and the Code, except for any such non-compliance that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d)	As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of the Obligors and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is $12,000,000.

(e)	The present value of the aggregate benefit liabilities under each Single Employer Plan (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Single Employer Plan), did not exceed the aggregate current value of the assets of such Plan by an amount, which, if all of such Single Employer Plans were terminated, would result in a Material Adverse Effect.

21.31	No adverse consequences

(a)	It is not necessary under the laws of its Relevant Jurisdictions:

(i)	in order to enable any Finance Party to enforce its rights under any Finance Document; or

(ii)	by reason of the execution of any Finance Document or the performance by it of its obligations under any Finance Document,

that any Finance Party should be licensed, qualified or otherwise entitled to carry on business in any of its Relevant Jurisdictions.

(b)	No Finance Party is or will be deemed to be resident, domiciled or carrying on business in its Relevant Jurisdictions by reason only of the execution, performance and/or enforcement of any Finance Document.

21.32	Holding and Dormant Companies

(a)	Except as may arise under the Transaction Documents and for Restructuring Costs, before the Completion Date none of New Midco, the Parent, nor the Company has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than, in the case of New Midco, acting as a Holding Company of the Parent, in the case of the Parent acting as a Holding Company of the Company and in the case of the Company, as a Holding Company of Dundee Holdco 3 Limited.

(b)	No Subsidiary is a Dormant Subsidiary.

21.33	U.S. Regulations

(a)	No Obligor is required to be registered as an “investment company” under the U.S. Investment Company Act of 1940, amended.

(b)	Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X (in each case as in effect from time to time and including all official rulings and interpretations thereunder or thereof) of the Board of Governors of the Federal Reserve System of the United States of America.

21.34	PIK Termination Dates

The PIK Termination Date as at the Second Amendment and Restatement Date is 6 March 2028.

21.35	Times when representations made

(a)	All the representations and warranties in this Clause 21 are made by each Original Obligor on the Original Signing Date, the Amendment and Restatement Date and the Completion Date.

(b)

(i)	Subject to paragraph (ii) below, the Repeating Representations and (other than with respect to sub-paragraph (ii) below) the representations and warranties in Clause 21.8 (Insolvency) are deemed to be made by each Obligor:

(A)	on the date of each Utilisation Request; and

(B)	on each Utilisation Date.

(ii)	The Repeating Representations contained in paragraphs (a) to (c) of Clause 21.12 (Financial Statements) will cease to be deemed to be made by each Obligor once subsequent financial statements have been delivered under this Agreement.

(c)	The Repeating Representations and the representations and warranties in Clause 21.8 (Insolvency) and Clause 21.33 (U.S. Regulations) are deemed to be made by each Additional Obligor on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

(d)	Each representation or warranty deemed to be made after the Original Signing Date shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

22	INFORMATION UNDERTAKINGS

The undertakings in this Clause 22 remain in force from the Original Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 22.1:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 22.1 (Financial statements).

“Monthly Financial Statements” means the financial statements delivered pursuant to paragraph (c) of Clause 22.1 (Financial statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 22.1 (Financial statements).

22.1	Financial statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as they are available, but in any event within 120 days after the end of each of its Financial Years (and with respect to the Financial Year ending 31 December 2023, by 1 October 2024):

(i)	its audited consolidated financial statements of the Group for that Financial Year; and

(ii)	the audited (if audited) or unaudited financial statements (consolidated if appropriate) of each Obligor for that Financial Year;

(iii)	if prepared, the audited financial statements of any other Subsidiary for that Financial Year if requested by the Agent;

(b)	as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years its consolidated financial statements for that Financial Quarter; and

(c)	as soon as they are available, but in any event within 30 days after the end of each financial reporting month-end, its monthly consolidated unaudited management accounts for that month (to include cumulative unaudited management accounts for the Financial Year to date, including profit and loss account and balance sheet, 13 week cash flow forecast, together with appropriate commentary).

22.2	Provision and contents of Compliance Certificate

(a)	The Parent shall supply a Compliance Certificate to the Agent: (i) with each set of its Annual Financial Statements; (ii) with each set of its Quarterly Financial Statements; (iii) with each set of its monthly management accounts; and (iv) in accordance with paragraph (b) below (if applicable).

(b)	If the Parent is required to ensure that the Fixed Charge Cover Ratio is not less than 1.0:1.0 on the Quarter Date immediately preceding the sixth Business Day on which the Test Condition is met under Clause 23.2(a) (Financial Condition), the Parent shall, as soon as reasonably practicable after such sixth Business Day (and in any event within five Business Days after such sixth Business Day), supply a Compliance Certificate to the Agent setting out its calculation of the Fixed Charge Cover Ratio as at such Quarter Date.

(c)	The Compliance Certificate shall, amongst other things:

(i)	set out (in reasonable detail) computations as to compliance with Clause 23.2 (Financial condition);

(ii)	confirm the amount of any pro forma adjustments taken into account in calculating the relevant financial covenant under Clause 23.2 (Financial condition);

(iii)	confirm that as at that date of the Compliance Certificate no Default or Event of Default has occurred, or give details of any Default or Event of Default which has occurred and the action taken (or proposed to be taken) to remedy it; and

(iv)	confirm each Material Company (other than any Excluded Company) as at the end of the relevant Financial Year or at the end of the relevant Financial Quarter (as applicable) and confirm compliance with Clause 24.34 (Guarantors) (and provide the relevant computations behind such confirmation in reasonable detail).

(d)	Each Compliance Certificate shall be signed by the finance director or the chief executive officer of the Parent and another director of the Parent, and, if required to be delivered with the Annual Financial Statements of the Parent, shall be reported on by the Parent’s Auditors in the form agreed by the Parent, the Majority Lenders and the Parent’s Auditors.

22.3	Requirements as to financial statements

(a)	The Parent shall procure that each set of Annual Financial Statements, Quarterly Financial Statements and Monthly Financial Statements includes a balance sheet, profit and loss account (or equivalent income statement) and cashflow statement. In addition the Parent shall procure that:

(i)	each set of its Annual Financial Statements shall be audited by the Parent’s Auditors;

(ii)	each set of Quarterly Financial Statements includes consolidated statements of income or operations for the relevant Financial Quarter; and

(iii)	each set of Monthly Financial Statements will include management commentary on the performance of the Group for the month to which the financial statements relate and the Financial Year to date and will be accompanied by a duly completed Financial Reporting Package.

(b)	Each set of financial statements delivered pursuant to Clause 22.1 (Financial statements):

(i)	shall be certified by the finance director or chief executive officer of the Parent (or an officer acceptable to the Agent (acting on the instructions of the Majority Lenders (acting reasonably))) as giving true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly presenting (in other cases) its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the auditors of those Annual Financial Statements and accompanying those Annual Financial Statements;

(ii)	in the case of consolidated financial statements of the Group, shall be accompanied by a statement by the directors of the Parent comparing actual performance for the period to which the financial statements relate to:

(A)	the projected performance for that period set out in the Budget; and

(B)	the actual performance for the corresponding period in the preceding Financial Year of the Group; and

(iii)	shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements, unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and the Parent’s Auditors (or, if appropriate, the auditors of the Obligor) and delivers to the Agent:

(A)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Original Financial Statements were prepared; and

(B)	sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 23.2 (Financial condition) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(c)	If the Agent wishes to discuss the financial position of any member of the Group with the auditors of that member of the Group, the Agent may notify the Parent, stating the questions or issues which the Agent wishes to discuss with those auditors. In this event, the Parent must ensure that those auditors are authorised (at the expense of the Parent):

(i)	to discuss the financial position of the relevant member of the Group with the Agent on request from the Agent; and

(ii)	to disclose to the Agent for the Finance Parties any information which the Agent may reasonably request.

22.4	Budget

(a)	The Parent shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within 45 days following the start of each of its Financial Years, an annual Budget for that financial year.

(b)	The Parent shall ensure that each Budget for a financial year:

(i)	is in a form reasonably acceptable to the Agent and includes:

(A)	a projected consolidated profit and loss, operations or income, balance sheet and cashflow statement for the Group;

(B)	projected financial covenant calculations; and

(C)	any material underlying assumptions based on which such Budget was prepared,

for that financial year and for each Financial Quarter of that financial year;

(ii)	subject to paragraph (b)(iii) of Clause 22.3 (Requirements as to financial statements) is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 22.1 (Financial statements); and

(iii)	has been approved by the board of directors of the Parent.

(c)	If the Parent updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget.

22.5	Presentations

Once in every Financial Quarter, at least two directors of the Parent (one of whom shall be the chief financial officer or equivalent officer) must give a presentation or conference call to the Finance Parties about the on-going business and financial performance of the Group.

22.6	Year-end

The Parent shall procure that the end of each annual accounting period of each member of the Group falls on the Accounting Reference Date.

22.7	Borrowing Base Certificate

(a)	The Parent shall supply to the Agent, the Borrowing Base Certificate within 15 Business Days of the end of each month provided that when the Test Condition is met, the Borrowing Base Certificate shall be supplied to the Agent within 7 calendar days of the end of each week or more frequently if so elected by the Parent in its absolute discretion. However, if such an election is made, the Borrowing Base Certificate must be delivered on such more frequent basis for a period of at least 12 months from the date of such election.

(b)	The Borrowing Base Certificate shall contain sufficient detail, together with supporting information, to calculate the Eligible Receivables, Eligible Inventory and the Reserves as at the applicable date.

(c)	Within 5 Business Days after any disposal of any Borrower or the assets of a Borrower (other than in the ordinary course of business) the Parent shall supply to the Agent (in sufficient copies for all the Lenders) an updated Borrowing Base Certificate reflecting the exclusion or removal such asset(s) from the Borrowing Base on a pro forma basis for the period covered by the most recently delivered Borrowing Base Certificate and confirming compliance with the maximum Utilisation limit set out in Clause 5.6 (Limitations on Utilisations).

22.8	Information: miscellaneous

The Parent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)	at the same time as they are dispatched, copies of all documents dispatched by the Parent or Topco to its shareholders generally (or any class of them) or dispatched by the Parent or any Obligors to its creditors generally (or any class of them);

(b)	promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

(c)	promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group and which is reasonably likely to have a Material Adverse Effect;

(d)	promptly upon becoming aware of the same, information on any material acquisition, disposition, restructuring or reorganisation or any senior executive officer changes or change in auditors;

(e)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(f)	promptly upon becoming aware of any entity acceding to the Term Loan Credit Agreement or other Term Loan Finance Document as a Borrower and/or Guarantor;

(g)	promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to senior management of the Group and an up to date copy of its shareholders’ register (or equivalent in its Original Jurisdiction)) as any Finance Party through the Agent may reasonably request, provided that the Parent may redact any commercially sensitive information from any such information provided to the Agent; and

(h)	a copy of the Insurance Manual to be provided on an annual basis following the renewal of the Borrowers’ insurance policies, setting out details of the relevant policies and period of cover.

22.9	Notification of default

(a)	Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)	Promptly upon a request by the Agent, the Parent shall supply to the Agent a certificate signed by two of its directors or senior officers on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

22.10	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law, regulation, applicable market guidance or internal policy in relation to the periodic review and/or updating of customer information made after the Original Signing Date;

(ii)	any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) (including any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification) after the Original Signing Date; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures (including the Beneficial Ownership Regulation) in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws, regulations, applicable market guidance or internal policy pursuant to the transactions contemplated in the Finance Documents.

(b)	Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks (including with respect to the Beneficial Ownership Regulation, as applicable) under all applicable laws, regulations, applicable market guidance or internal policy pursuant to the transactions contemplated in the Finance Documents.

(c)	The Parent shall, by not less than 10 Business Days’ prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 28 (Changes to the Obligors).

(d)	Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures (including with respect to the Beneficial Ownership Regulation, as applicable) in circumstances where the necessary information is not already available to it, the Parent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws, regulations, applicable market guidance or internal policy pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

(e)	Each Lender that is subject to the USA Patriot Act hereby notifies the Company that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies each Obligor, which information includes the name and address of each Obligor and other information that will allow such Lender to identify each Obligor in accordance with the USA Patriot Act. Each Obligor shall, promptly following a request by any Finance Party, provide all documentation and other information that such Finance Party requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

22.11	ERISA-related information

Each Obligor shall promptly and in any event within 15 Business Days after any Obligor or any ERISA Affiliate knows that an ERISA Event has occurred and that such ERISA Event has or would reasonably be expected to have a Material Adverse Effect, deliver to the Agent a statement of the finance director of the Company or other officer acceptable to the Agent (acting reasonably) of such Obligor describing such occurrence and the action, if any, that such Obligor or such ERISA Affiliate has taken and proposes to take with respect thereto; promptly and in any event within 15 days after receipt thereof by any Obligor or any ERISA Affiliate, deliver to the Agent copies of each notice from the Pension Benefit Guaranty Corporation (or any successor entity performing similar functions under ERISA) stating its intention to terminate any Single Employer Plan or to have a trustee appointed to administer any Single Employer Plan if the same could reasonably be expected to have a Material Adverse Effect.

22.12	Designated Website

(a)	The provisions of all terms and conditions and any ancillary documentation relating to the use of the Designated Website shall supplement the terms of this Agreement.

(b)	For such time as the Designated Website is in operation, the information specified in this Clause 22 may be provided via the Designated Website.

(c)	If at any time the Designated Website is unavailable or suspended, all of the information set out in this Clause 22 shall be provided in physical form or in such other format as may be applicable in accordance with the relevant Obligor’s Instruction Mandate.

23	FINANCIAL COVENANT

23.1	Financial definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount of any Financial Indebtedness of members of the Group other than:

(a)	Financial Indebtedness owed by one member of the Group to another member of the Group;

(b)	Subordinated Shareholder Funding;

(c)	any indebtedness referred to in paragraph (f) of the definition of Financial Indebtedness;

(d)	the amount of any liability of pension or post-employment liabilities or obligations of the Group;

(e)	in relation to minority interest lines in the balance sheet relating to any minority interests held by any member of the Group in any entity that is not a member of the Group;

(f)	any Financial Indebtedness represented by shares (except for shares redeemable mandatorily or at the option of the holder prior to the Termination Date of the Facility); and

(g)	all contingent liabilities under a guarantee, indemnity, bond, standby or documentary letter of credit unless the underlying liability covered by such instrument has become due and payable and remains unpaid.

“Consolidated Total Net Debt” means the principal amount of all Borrowings of the Group less the aggregate amount at that time of Cash and Cash Equivalent Investments held by members of the Group.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)	before deducting any Fixed Charges (to the extent not already taken into account in this definition), interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of Borrowings (but including Treasury Transactions in Borrowings) in respect of that Relevant Period;

(b)	before deducting the amount of any profit (and adding back any loss) of any member of the Group which is attributable to the minority interests or the interests of any shareholder of or, as the case may be, partner in such member of the Group which is not a member of the Group;

(c)	not including any accrued interest owing to any member of the Group;

(d)	after adding back any amount attributable to the amortisation or depreciation or any impairment of assets of members of the Group (each as defined by reference to the consolidated financial statements of the Group);

(e)	before taking into account any Exceptional Items set out under paragraph (a) of such definition;

(f)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(g)	plus or minus the Group’s share of the profits or losses (after finance costs and tax) of Non-Group Entities after deducting the amount of any profit of any Non-Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non-Group Entity;

(h)	before taking into account any unrealised gains or losses on any Treasury Transactions or any other derivative instruments (other than any derivative instrument which is accounted for on a hedge accounting basis) and any currency translation gains or losses related to currency re-measurements of Financial Indebtedness, but after taking into account any realised gains or losses on any Treasury Transactions or any other derivative instrument;

(i)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset or on the disposal of an asset or liability;

(j)	plus any amounts received under business interruption insurance (or its equivalent);

(k)	before deducting Restructuring Costs;

(l)	plus (without double counting) dividends or other profit distributions (net of withholding tax) received in cash by any member of the Group during such period from companies or partnerships which are not consolidated within the Group;

(m)	before deducting any fees, costs or charges of a non-recurring nature related to any equity offering, acquisitions of businesses or Financial Indebtedness permitted under the Finance Documents (whether or not successful) and before deducting agency and trustee fees under Permitted Financial Indebtedness;

(n)	excluding the charge to profit represented by the expensing of stock options;

(o)	before any deduction for any payment made to the Pension Benefit Guaranty Corporation up to an aggregate amount of $12,000,000 for all such payments to the extent permitted by the terms of this Agreement; and

(p)	before taking into account any gain arising from any Excluded Debt Purchase Transaction,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation and provided that each operating lease is continued to be treated as an operating lease for accounting purposes notwithstanding the adoption of IFRS 16 (Leases) and any subsequent change (or implementation of any change) to the Accounting Principles made as a consequence of adopting IFRS 16.

“Erroneous Payment” has the meaning given to that term in clause 29.21 (Amounts paid in error).

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring (including operational restructuring) of the activities of an entity and reversals of any provisions for the cost of restructuring; and

(b)	disposals, revaluations or write downs of non-current assets or any reversal of any write down,

provided that such items shall not include any pro forma, anticipated, projected or any potential adjustments in connection with the annualisation of costs, cost savings, synergies, part year revenues and/or the disposal or acquisition of, or the investment in, any part or whole of any business, undertaking, subsidiary or other interest.

“Excluded Debt Purchase Transaction” means any Debt Purchase Transaction entered into by a member of the Group.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability.

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on the Accounting Reference Date in each year.

“Fixed Charge Cover Ratio” means, for any period, the ratio of EBITDA to Fixed Charges during that period.

“Fixed Charges” means, for any Relevant Period:

(a)	the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges, scheduled principal repayments (if any) and unscheduled principal repayments (if any) other than any unscheduled principal repayment as permitted under paragraph (c) of the definition of Permitted Payment and other finance payments in respect of Borrowings paid or payable by any member of the Group (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period:

(i)	excluding any upfront fees or costs;

(ii)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement;

(iii)	excluding any Restructuring Costs;

(iv)	if a Joint Venture is accounted for on a proportionate consolidation basis, after adding the Group’s share of the finance costs or interest receivable of the Joint Venture; and

(v)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis,

(b)	the amount of all corporation (or the equivalent in any relevant jurisdiction) Tax paid in cash by the Group;

(c)	all payments made in connection with any pension schemes operated by the Group and any payment made to the Pension Benefit Guaranty Corporation (save to the extent already taken account in EBITDA);

(d)	all amounts of capital expenditure paid by the Group other than capital expenditure which has been incurred to increase production capacity or capability at any of the Group’s locations as may be agreed between the Agent and the Parent from time to time;

(e)	all payments made by the Group under any Finance Leases of Real Property (save to the extent already taken account in EBITDA); and

(f)	all cash dividends or distributions paid or made by the Parent in respect of that Relevant Period,

and so that no amount shall be added (or deducted) more than once.

“Month End Date” means the month end reporting date for each calendar month as identified in the relevant Annual Reporting Timetable for the relevant calendar year.

“Non-Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

“Relevant Period” means (a) until the date which is twelve months after the Original Signing Date each period beginning on the Original Signing Date and ending on each Quarter Date; and (b) thereafter, each period of twelve months ending on each Month End Date.

“Subordinated Shareholder Funding” means any loan made to the Parent by the New Midco, which is subordinated as Subordinated Liabilities (as defined in the Intercreditor Agreement) pursuant to the terms of the Intercreditor Agreement or otherwise on terms acceptable to the Majority Lenders and which is subject to Transaction Security.

“Test Condition” means as at any date of determination: (a) the Borrowing Base minus (b) the Total Outstandings is less than 12.5% of the Borrowing Base.

23.2	Financial condition

(a)	If the Test Condition is met on any six Business Days in a month, the Parent shall ensure that on the immediately following Month End Date the Fixed Charge Cover Ratio for the Relevant Period ending on that Month End Date, as shown in the relevant Compliance Certificate delivered in respect of that Relevant Period, shall not be less than 1.0:1.0.

23.3	Financial testing

When determining the Fixed Charge Cover Ratio for any Relevant Period ending on a Quarter Date or, if applicable ending on a Month End Date set out in Clause 23.2 (Financial condition) (the “Test Date”), the Parent shall include the EBITDA for the Relevant Period, as at the last Quarter Date, or if applicable, Month End Date, of any entity or business disposed of (“Disposition”) by any member of the Group (“Disposition EBITDA”) which has been disposed prior to the relevant Test Date and such Disposition EBITDA will be included in any future calculation of EBITDA for any future Test Date or for any other purpose for calculating such EBITDA.

24	GENERAL UNDERTAKINGS

The undertakings in this Clause 24 remain in force from the Original Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. The provisions of this clause 24 (General Undertakings) expressly override any restrictions set out in Clause 1.2 (k) of the Intercreditor Agreement.

Authorisations and compliance with laws

24.1	Authorisations

(a)	Each Obligor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Agent of:

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(A)	enable it to perform its obligations under the Transaction Documents;

(B)	ensure the legality, validity, enforceability or admissibility in evidence of any Transaction Document; and

(C)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

(b)	Each Obligor shall:

(i)	preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization; and

(ii)	take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in the applicable jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business.

24.2	Compliance with laws

Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

24.3	Environmental compliance

Each Obligor shall (and the Parent shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.]

24.4	Environmental Claims

Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agent in writing of:

(a)	any Environmental Claim against it or any member of the Group which is current, pending or threatened; and

(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against it or any member of the Group,

where the claim, if determined against it or that member of the Group, has or is reasonably likely to have a Material Adverse Effect.

24.5	Anti-Corruption Laws and Anti-Money Laundering Laws

(a)	No Obligor shall (and the Parent shall procure that no other member of the Borrowing Group will), directly or indirectly use the proceeds of the Facility for any purpose which would breach any Anti-Corruption Law or any Anti-Money Laundering Law.

(b)	Each Obligor shall:

(i)	conduct its business in compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(c)	No Obligor shall fund the payment of any amount to any of the Finance Parties under or in connection with any of the Finance Documents with proceeds derived from a transaction prohibited by Anti-Corruption Law or Anti-Money Laundering Law or in any manner that would cause a Party to be in breach of any Anti-Corruption Law or Anti-Money Laundering Law.

(d)	The undertakings in clause 24.5 (Anti-Corruption Laws, Anti-Money Laundering Laws) shall not be given to or by any person if and to the extent that the obligations under clause 24.5 (Anti-Corruption Laws, Anti-Money Laundering Laws) would be unenforceable to be given by or in respect of that person by reason of breach of, or would result in a breach by that person of or conflict with, any applicable Blocking Law.

24.6	Sanctions

(a)	No Obligor shall (and the Parent shall procure that no other member of the Borrowing Group will) use, lend, make payments of, contribute or otherwise make available, all or any part of the proceeds of the Facilities:

(i)	to fund or finance any transaction that is prohibited by Sanctions; or

(ii)	in any manner which would result in any member of the Borrowing Group or any Party being in breach of any Sanctions or becoming a Restricted Party.

(b)	Each Obligor shall conduct its business in compliance with Sanctions.

(c)	No Obligor shall fund the payment of any amount to any of the Finance Parties under or in connection with any of the Finance Documents with proceeds derived from a transaction prohibited by Sanction or in any manner that would cause a Party to be in breach of any Sanction.

(d)	The Parent shall notify the Agent in writing not more than one (1) Business Day after first becoming aware of any breach of this Clause.

(e)	The undertakings in clause 24.6 (Sanctions) shall not be given to or by any person if and to the extent that the obligations under clause 24.6 (Sanctions) would be unenforceable to be given by or in respect of that person by reason of breach of, or would result in a breach by that person of or conflict with, any applicable Blocking Law.

24.7	Taxation

(a)	Each Obligor shall (and the Parent shall ensure that each member of the Group shall) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

(i)	such payment is being contested in good faith;

(ii)	adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 21.12 (Financial statements); and

(iii)	such payment can be lawfully withheld.

(b)	No Obligor may change its residence for Tax purposes, without the consent of the Lenders (not to be unreasonably withheld or delayed), provided that it is acknowledged, for the avoidance of doubt, that Parent is at the Original Signing Date, and shall remain, tax resident in the UK.

Restrictions on business focus

24.8	Merger

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction other than a Permitted Transaction, Permitted Acquisition or Permitted Reorganisation or any sale, lease, transfer or other disposal permitted pursuant to Clause 24.16 (Disposals).

24.9	Change of business

The Parent shall procure that no substantial change is made to the general nature of the business of the Parent, the Obligors or the Group taken as a whole from that carried on by the Group at the Original Signing Date.

24.10	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)	Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition;

(ii)	a Permitted Joint Venture; or

(iii)	a Permitted Transaction.

24.11	Joint ventures

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

(ii)	transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

(b)	Paragraph (a) above does not apply to any acquisition of (or agreement to acquire) any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Acquisition, a Permitted Disposal, a Permitted Loan or a Permitted Joint Venture.

24.12	Holding Companies

Neither the Parent nor the Company shall trade, carry on any business, own any assets or incur any liabilities except for:

(a)	the provision of administrative, managerial, legal, treasury and accounting services to other members of the Group of a type customarily provided by a holding company to its Subsidiaries;

(b)	granting Permitted Security and providing Permitted Guarantees to the extent consistent with the activities of the Holding Company in the ordinary course of business;

(c)	in the case of the Company:

(i)	ownership of shares in its Subsidiaries, intra-Group debit balances, intra-Group credit balances and other credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

(ii)	issue of shares pursuant to a Permitted Share Issue;

(iii)	incurrence of Financial Indebtedness in respect of any Permitted Loan; and

(iv)	the making of Permitted Loans to members of the Group provided that (subject to the Agreed Security Principles) such loans are subject to Transaction Security and the terms of the Intercreditor Agreement;

(d)	in the case of the Parent:

(i)	ownership of shares in the Company;

(ii)	the incurrence of Financial Indebtedness in respect of any Subordinated Shareholder Funding;

(iii)	making of Permitted Loans to the Company provided that (subject to the Agreed Security Principles) such loans are subject to Transaction Security; and

(iv)	subject to Clause 24.33 (Cash management), holding intra-group credit balances, credit balances in bank accounts and Cash and Cash Equivalent Investments;

(e)	the incurrence of any Restructuring Costs;

(f)	the making of or receipt of (i) any Permitted Payment, (ii) Permitted Share Issue, and (iii) in the case of the Company a Permitted Disposal;

(g)	general administration activities including those relating to overhead costs and paying filing fees and other ordinary course expenses (such as audit fees and Taxes) and fulfilment of any periodic reporting requirements, to the extent consistent with activities of the Holding Company in the ordinary course of business;

(h)	contracts in connection with maintaining its corporate existence;

(i)	any rights and liabilities and performance of obligations under the Transaction Documents to which it is a party (including the granting of any Transaction Security) and professional fees and administration costs in the ordinary course of business as a holding company.

Restrictions on dealing with assets and Security

24.13	Preservation of assets

Each Obligor shall (and the Parent shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business where failure to do so has or could reasonably be expected to have Material Adverse Effect.

24.14	Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

24.15	Negative pledge

In this Clause 24.15, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

24.16	Disposals

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal;

(ii)	a Permitted Transaction; or

(iii)	a disposal giving effect to a Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement.

24.17	Arm’s length basis

(a)	Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any transaction with any person except on arm’s length terms and for full market value.

(b)	The following transactions shall not be a breach of this Clause 24.17:

(i)	any transaction or arrangement entered into between (A) an Obligor and another Obligor or (B) a non-Obligor and another non-Obligor;

(ii)	intra-Group loans permitted under Clause 24.18 (Loans or credit);

(iii)	fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agent and in accordance with the Funds Flow Statement or agreed by the Agent;

(iv)	any Permitted Transaction or any Permitted Payment;

(v)	the provision of management and administrative services, research and development and marketing and the secondment of employees in each case to other members of the Group;

(vi)	any Liabilities Acquisition which is permitted by, and as defined in, the Intercreditor Agreement; and

(vii)	any disposal by an Obligor to a non-Obligor under paragraph (n) of the definition a Permitted Disposal.

Restrictions on movement of cash – cash out

24.18	Loans or credit

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) be a creditor in respect of any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Loan; or

(ii)	a Permitted Transaction.

24.19	No guarantees or indemnities

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

(b)	Paragraph (a) does not apply to a guarantee which is:

(i)	a Permitted Guarantee; or

(ii)	a Permitted Transaction.

24.20	Dividends and share redemption

(a)	Except as permitted under paragraph (b) below, the Parent shall not (and will ensure that no other member of the Group will):

(i)	declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the (direct or indirect) shareholders of the Parent; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	a Permitted Payment; or

(ii)	a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term).

24.21	Subordinated Shareholder Funding

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	repay or prepay any principal amount (or capitalised interest) outstanding under any Subordinated Shareholder Funding;

(ii)	pay any interest or any other amounts payable in connection with any Subordinated Shareholder Funding; or

(iii)	purchase, redeem, defease or discharge any amount outstanding with respect to any Subordinated Shareholder Funding.

(b)	Paragraph (a) does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is a Permitted Payment or is otherwise permitted under the Intercreditor Agreement.

Restrictions on movement of cash – cash in

24.22	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

24.23	Share capital

No Obligor shall (and the Parent shall ensure that no other member of the Group will) issue any shares except pursuant to:

(a)	a Permitted Share Issue; or

(b)	a Permitted Transaction.

Miscellaneous

24.24	Insurance

(a)	Each Obligor shall (and the Parent shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business where the failure to do so has, or could reasonably be expected to have, a Material Adverse Effect.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

24.25	Pensions

(a)	Each Obligor shall and the Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are fully funded based on the statutory funding objective under sections 221 and 222 of the Pensions Act 2004 (or ERISA or other applicable laws in the relevant jurisdiction) and that no action or omission is taken by any member of the Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect (including, without limitation, the termination or commencement of winding-up proceedings of any such pension scheme or any member of the Group ceasing to employ any member of such a pension scheme).

(b)	The Parent shall deliver to the Agent at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to any member of the Group), actuarial reports in relation to all pension schemes mentioned in paragraph (a) above.

(c)	The Parent shall promptly notify the Agent of any material change in the rate of contributions to any pension schemes mentioned in paragraph (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

24.26	People with Significant Control regime

Each Obligor shall (and the Parent shall ensure that each other member of the Group will):

(a)	within the relevant timeframe, comply with any notice it receives pursuant to Part 21A of the Companies Act from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

24.27	Access

The Obligors will (at all reasonable times and on reasonable notice but not more than twice in any 12 month period, or immediately if an Event of Default is continuing), permit the Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the Agent or Security Agent free access at the risk and cost of the Obligor or Parent to (a) the premises, assets, books, accounts and records of each member of the Group and (b) meet and discuss matters with senior management.

24.28	Intellectual Property

(a)	Each Obligor shall (and the Parent shall procure that each other member of the Group will):

(i)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(ii)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(iii)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(iv)	not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(v)	not discontinue the use of the Intellectual Property,

where failure to do so, in the case of paragraphs (i) and (ii) above, or, in the case of paragraphs (iv) and (v) above, such use, permission to use, omission or discontinuation, is reasonably likely to have a Material Adverse Effect.

(b)	Failure to comply with any part of paragraph (a) above shall not be a breach of this Clause 24.28 to the extent that any dealing with Intellectual Property which would otherwise be a breach of paragraph (a) above is contemplated by the definition of Permitted Transaction.

24.29	Amendments

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of a Transaction Document (excluding, for this purpose, the Intercreditor Agreement) any other document delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) or Clause 28 (Changes to the Obligors) or enter into any agreement with any shareholders of the Parent or any of their Affiliates which is not a member of the Group except in writing:

(i)	in accordance with Clause 38 (Amendments and Waivers); and

(ii)	to the extent that that amendment, variation, novation, supplement, superseding, waiver or termination is permitted by the Intercreditor Agreement.

(b)	The Parent shall promptly supply to the Agent a copy of any document relating to any of the matters referred to in paragraphs (i) to (ii) above.

24.30	Financial assistance

Each Obligor shall (and the Parent shall procure each other member of the Group will) comply in all respects with sections 678 and 679 of the Companies Act and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

24.31	Group bank accounts

Each Obligor shall ensure that all its bank accounts are at all times opened and maintained with an Acceptable Bank and are subject to valid Security under the Transaction Security Documents.

24.32	Treasury Transactions

(a)	No Obligor shall (and the Parent will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

(i)	pursuant to the Bank Product Agreements;

(ii)	any Treasury Transaction entered into for the hedging of actual interest or currency arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes; and/or

(iii)	forward commodity contracts with an aggregate notional amount of up to £20,000,000, arising in the ordinary course of trading activities of a member of the Group and not for speculative purposes.

(b)	The Parent shall procure that hedging arrangements are effected in accordance with agreement between the Parent and the Lenders.

24.33	Cash management

(a)	Subject to paragraph (b) below, no Obligor (other than the Parent) shall, and each Obligor will procure that none of its Subsidiaries will, at any time hold Cash or Cash Equivalent Investments greater than their reasonable working capital requirements from time to time (the amount of such excess being the “Cash Balance”) and any such Cash Balance shall be lent or transferred by such member of the Group to an Obligor to be held in an account subject to Transaction Security.

(b)	No Obligor shall be obliged at any time to procure that a Subsidiary lend or transfer any Cash Balance under paragraph (a) above:

(i)	at a time when to do so would cause the Obligor or the Subsidiary (despite that person using all reasonable efforts to avoid the relevant Tax liability) to incur a materially greater Tax liability in respect of the Cash Balance than it would otherwise incur if the loan were made at a later date;

(ii)	if (despite using all reasonable efforts to avoid the breach or result) to do so would breach any applicable law or result in personal liability for the Obligor or the Subsidiary or any of such person’s directors or management; or

(iii)	if it involves an amount which is less than £2,000,000 (or its equivalent in other currencies) or the aggregate amount held by all non-Obligors is less than £10,000,000 (or its equivalent in other currencies).

24.34	Guarantors

(a)	Subject to paragraph (b) below, the Parent shall ensure that:

(i)	on the Second Amendment and Restatement Date each Material Company is a Guarantor;

(ii)	any person that accedes to the Guaranty (as defined in the Term Loan Credit Agreement) shall contemporaneously accede to this Agreement as a Guarantor; and

(iii)	any member of the Group which is not currently an Obligor but subsequently meets the Material Company tests shall promptly accede to this Agreement as a Guarantor.

(b)	The Parent shall procure that the following entities shall accede to this Agreement as an Additional Guarantor in connection with Clause 28.4 (Additional Guarantors) within 20 Business Days of the Second Amendment and Restatement Date:

(i)	Unipol Holdings Ltd (12900476);

(ii)	Polycast International Limited (05431698);

(iii)	Doncasters Blaenavon Limited (00824457); and

(iv)	Trucast (Europe) Limited (10260143).

24.35	Further assurance

(a)	Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)	to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

(ii)	to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or

(iii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)	Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

24.36	Centre of main interests

Other than the Parent (which is resident for Tax purposes in the UK) and Doncasters US Finance LLC (which is a disregarded entity of the Company for U.S. federal income tax purposes), no Obligor nor the Parent shall (and the Parent will procure that no members of the Group will) take any action the effect of which is that, for the purpose of the Regulation, its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in a jurisdiction other than its Original Jurisdiction or it has an “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

24.37	Conditions subsequent

(a)	The Parent shall, within three months following the Completion Date, deliver to the Agent the final Budget for financial year ending 31 December 2020 (including a break-down of the projected financial performance of the Group on a facility-by-facility basis).

(b)	The Parent shall, within 45 days following the Completion Date, deliver to the Agent the full form Financial Reporting Package in the form of the template agreed between the Company and the Agent (acting on the instructions of the Majority Lenders (acting reasonably)).

(c)	Within 90 days following the Completion Date, each Borrower shall use commercially reasonable endeavours to ensure, subject to any applicable provisions of the Intercreditor Agreement, that at all times the Security Agent for the benefit of the Secured Parties, shall (in jurisdictions where such concept exists and is customary) be named as an additional insured with respect to liability policies maintained by such Borrower and the Security Agent for the benefit of the Secured Parties, shall (in jurisdictions where such concept exists and is customary) be named as loss payee with respect to the property insurance maintained by such Borrower which covers inventory or other policies which provide the benefit of cover for loss or damage to inventory; provided that, unless an Event of Default shall have occurred and be continuing and the Agent has notified the Parent, (A) the Security Agent shall turn over to the Parent any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrowers and/or the Subsidiaries, (B) the Security Agent agrees that the Borrowers, Parent and/or its applicable Subsidiary shall have the sole right to adjust or settle any claims under such insurance and (C) all proceeds from any such claim shall be paid to the Parent.

(d)	Promptly and no later than 90 days after the Second Amendment and Restatement Date and concurrently with the delivery of a German-law share pledge agreement pursuant to the Term Loan Credit Agreement, the Obligors shall provide an executed junior ranking share pledge agreement over all of the shares in the German Obligors entered into by the respective shareholders, the pledged companies and Wells Fargo Capital Finance (UK) Limited as security agent and pledgee in substantially the same form as the share pledge agreement granted to Wells Fargo Capital Finance (UK) Limited on or around 6 March 2020 (mutatis mutandis) or in such other form as may be approved by the Agent acting reasonably.

24.38	Cash Management, Cash Dominion, Receivables and Inventory

(a)	(X) within ninety (90) days (or such later date as the Agent may agree in its sole discretion) of the Completion Date with respect to ABL Controlled Accounts detailed in Schedule 14 (ABL Controlled Accounts) in the United States; or (Y) with respect to any ABL Controlled Account opened following the Completion Date, within sixty (60 days) of such account being opened; or (Z) with respect to any person that becomes a Borrower after the Completion Date hereunder, within sixty (60) days of such person becoming a Borrower:

(i)	with respect to each ABL Controlled Account of the US Borrowers, each US Borrower shall cause each bank of other depository institution at which such Collection Account is maintained, to enter into a Deposit Account Control Agreement (provided, that if any such financial institution refuses to enter into such agreement, the relevant Borrower shall promptly use commercially reasonable efforts to move such ABL Controlled Account to an alternate financial institution) that provides for such bank or other depository institution to transfer to the Security Agent, on a daily basis, all balances in each such Collection Account with such depository institution to be applied in accordance with the terms of this Agreement.

(b)	Until the obligations set out in paragraph (a) above have been satisfied, the relevant Borrower shall transfer to the Agent on a daily basis the amount standing to the credit of such ABL Controlled Account for application in accordance with the terms of this Agreement.

(c)	In respect of the ABL Controlled Accounts of each UK Borrower, each UK Borrower:

(i)	acknowledges and agrees that it is not entitled to withdraw the whole or any part of any amount standing to the credit of any ABL Controlled Account, other than to effect a transfer to the Security Agent in accordance with paragraph (ii) below;

(ii)	agrees that it shall transfer, or procure the transfer, to the Security Agent on a daily basis, all balances in each of its ABL Controlled Accounts to be applied in accordance with the terms of the Facility Agreement;

(iii)	agrees that if the Agent, acting in its Reasonable Credit Judgment, requests it shall provide a statement of each ABL Controlled Account to the Agent concurrently with the delivery of each Borrowing Base Certificate pursuant to paragraph (a) of clause 22.7 (Borrowing Base Certificate); and

(iv)	agrees that if:

(x) the Test Condition is met on any six Business Days in a month; or

(y) an Event of Default is continuing,

it shall promptly on request from the Agent cause all WCF Receivables and ABL Controlled Accounts of the relevant UK Borrower to be subject to a fixed charge in favour of the Security Agent, and for this purpose, each UK Borrower agrees that it will take such steps, and execute and deliver all such documents (including completed mandates, a supplemental fixed charge and any other ancillary documents) pursuant to which the Security Agent shall be granted a fixed charge and exclusive control over all such ABL Controlled Accounts and the proceeds thereof. Each UK Borrower further agrees that, if necessary, it shall open new ABL Controlled Accounts (the New Controlled Accounts) with an account bank acceptable to the Agent and direct its account debtors to pay all WCF Receivables directly into a New Controlled Account and execute and deliver all such documents as may be required by the Agent if the existing account bank will not put in place the necessary operational controls or execute the required fixed charge acknowledgement required for the Security Agent to have a valid and enforceable fixed charge.

(d)	With respect to the ABL Controlled Accounts of any German Borrower, (X) on the Original Signing Date with respect to ABL Controlled Accounts detailed in Schedule 14 (ABL Controlled Accounts); or (Y) with respect to any ABL Controlled Account opened following the Completion Date, within sixty (60 days) of such account being opened; or (Z) with respect to any person that becomes a Borrower after the Completion Date hereunder, within sixty (60) days of such person becoming a Borrower each German Borrower shall cause such ABL Controlled Accounts to be pledged under a German law governed account pledge agreement in favour of the Security Agent, such German law governed account pledge agreement to be in form and substance reasonably satisfactory to the Security Agent (each a “German Account Pledge Agreement”), which shall, inter alia, include an undertaking relating to the respective German Borrower to make payments and/or remittances of all balances in each ABL Controlled Account to the Agent on a daily basis for application in accordance with the terms of this Agreement and allow for an enforcement (as well as a revocation of any authorisation granted to such German Borrower to freely dispose of the funds standing to the credit of the respective ABL Controlled Account of the pledges granted thereunder not only in case of an Event of Default which is continuing but also in case of a breach of the aforementioned undertaking (it being understood that in relation to the ABL Controlled Accounts maintained in Germany, reasonable efforts shall be used in accordance with the terms of the Agreed Security Principles by the respective security grantor to obtain the acknowledgment of the relevant account bank that the pledge in favour of such account bank over the ABL Controlled Accounts maintained in Germany granted pursuant to its general business terms and conditions shall rank behind all the pledges over the ABL Controlled Accounts maintained in Germany granted to the Security Agent by a German Borrower under the respective German Account Pledge Agreement).

(e)	Schedule 14 (ABL Controlled Accounts) sets forth all ABL Controlled Accounts maintained by the Borrowers as of the Amendment and Restatement Date. Each Borrower shall be the sole account holder of each ABL Controlled Account, and shall not allow any other person (other than the Security Agent and the German Borrowers in respect of any ABL Controlled Account in Germany) to have control over a ABL Controlled Account or any deposits therein. Each Borrower shall promptly notify the Security Agent of any opening or closing of any such ABL Controlled Account.

(f)	The Borrowers shall maintain the ABL Controlled Accounts pursuant to arrangements reasonably acceptable to the Agent and shall establish such arrangements as provided in clause (a), (c) and (d) above. The Agent and the Lenders assume no responsibility to the Borrowers for any lockbox arrangement or ABL Controlled Account, including any claim of accord and satisfaction or release with respect to any check, draft or other item of payment payable to a Borrower (including those constituting proceeds of Security) accepted by any bank.

(g)	The Borrowers acknowledge that payments made by the account debtors will flow through the ABL Controlled Accounts and that they will receive credit for, or payment in respect of, such WCF Receivables in the manner and to the extent set out in clause 8.1 (Application).

(h)	With respect to the collection of WCF Receivables, each Borrower undertakes as follows:

(i)	it shall instruct each account debtor to make all payments with respect to the ABL Priority Security into an ABL Controlled Account; and

(ii)	it will collect and hold the proceeds of such WCF Receivables as trustee for the Agent and promptly pay all amounts so received into a ABL Controlled Account (but pending such payment will not commingle such amounts with any other funds);

(iii)	if any account debtor makes a payment into any account which is not a ABL Controlled Account, it will promptly (i) transfer the relevant amounts to a ABL Controlled Account and (ii) direct the relevant account debtor to make future payments to a ABL Controlled Account;

(iv)	it will not grant any credit, discount or similar allowance in respect of any WCF Receivable except in the ordinary course of business in accordance with its normal policies or with the Agent’s consent (acting in its Reasonable Credit Judgment); and

(v)	within three Business Days of demand, it will indemnify the Finance Parties on demand against any liability incurred (other than by reason of gross negligence or wilful misconduct of any such Finance Party) to any bank or person involved in the operation of a ABL Controlled Account.

(i)	With respect to its WCF Inventory, each Obligor will:

(i)	at all times maintain perpetual inventory records acceptable to the Agent (acting in its Reasonable Credit Judgment) which shall accurately itemise and describe (i) the kind, type, quality and quantity of such WCF Inventory, (ii) the cost of such WCF Inventory and (iii) the daily additions to/withdrawals from such WCF Inventory;

(ii)	conduct a physical count of such WCF Inventory at least once a year and (if an Event of Default is continuing) at such other times as the Agent, acting in its Reasonable Credit Judgment, may require, and deliver to the Agent a report acceptable to it with respect to such count;

(iii)	(except for sales of WCF Inventory in the ordinary course of business and movements of WCF Inventory previously approved by the Agent in writing, acting in its Reasonable Credit Judgment) not remove any WCF Inventory from property controlled by it or from a public warehouse;

(iv)	produce, use, store and maintain its WCF Inventory with reasonable care and in accordance with all insurance and regulatory requirements; and

(v)	keep the WCF Inventory in good and marketable condition and to keep any consignment inventory separately identifiable and separate from WCF Inventory.

24.39	Field Examinations and Appraisals

At any time that the Security Agent requests in its Reasonable Credit Judgment, after reasonable prior notice (such notice to include the identity of any appraiser to the extent it is not the Agent), the Borrowers will allow the Agent or its nominee to conduct field examinations and appraisals of the ABL Priority Security or updates thereof during normal business hours to ensure the adequacy of Security included in any Borrowing Base and related reporting and control systems (the reasonable cost and expenses of such matters shall be for the account of the Borrowers); provided, however, only two such field examination and one inventory appraisals per Financial Year shall be permitted; provided further that, so long as an Event of Default has occurred and is continuing during any Financial Year additional field exams and appraisals shall be permitted to the extent that the Security Agent determines in its Reasonable Credit Judgment that such additional field exams or appraisals are necessary to protect or preserve the value of the ABL Priority Security. For purposes of this Clause 24.39, it is understood and agreed that a single field examination may consist of examinations conducted at multiple relevant sites, both domestic and international, and involve one or more relevant Borrowers and their assets. If the Agent is not restricted from doing so pursuant to any applicable confidentiality or similar obligation or upon the Parent signing any non-disclosure agreement or confidentiality undertaking required by such an appraiser before such appraisal can be released to the Parent, it shall provide the Parent, on an information only basis, a copy of such appraisal promptly following receipt of the final appraisal.

24.40	Sustainability Linked Loan Performance Targets

The Parent and the Agent shall agree a minimum of two, and a maximum of three, sustainability performance targets and related key performance indicators along with any to be agreed margin ratchet associated with such targets within 90 days after the Amendment and Restatement Date.

24.41	Term Loan Credit Agreement and PIK Facility Agreement

(a)	No Obligor shall agree any amendments (or seek any waiver having a similar effect) of the PIK Facility Agreement which would result in shortening the PIK Termination Date from that in effect at the Second Amendment and Restatement Date, excluding any termination resulting from a capitalization, exchange for equity or waiver of amounts owing thereunder.

(b)	No Obligor shall agree any amendments (or seek any waiver having a similar effect) to the Term Loan Finance Documents which would result in:

(i)	an increase to the maximum aggregate principal amount under the Term Loan Credit Agreement to an amount in excess of US$750,000,000;

(ii)	shortening the maturity of the Term Loan Credit Agreement from that in force as at the Second Amendment and Restatement Date;

(iii)	the addition of any mandatory prepayment requirements not contained in the form of the Term Loan Credit Agreement in force as at the Second Amendment and Restatement Date;

(iv)	an increase to the all-in yield of the facilities made available under the Term Loan Credit Agreement by more than 3% per annum (and for these purposes, upfront fees and original issue discount (if any) shall be equated to interest based on an assumed four-year average life without any present value discount), the introduction of a base rate floor of greater than 2.00 % per annum, or an increase in the default rate of interest in each case from that in force as at the Second Amendment and Restatement Date;

(v)	to the extent that such is reasonably expected materially and adversely to affect the interests of the Lenders, a waiver of any breach of the Intercreditor Agreement; or

(vi)	the introduction of any restriction on voluntary prepayment of the facilities made available under the Term Loan Credit Agreement, but excluding any amendments to the Prepayment Premium (as defined in the Term Loan Credit Agreement) and subject to paragraph (b)(iv) above.

(c)	If any amendments are made to the Term Loan Credit Agreement, the Parent shall as soon as reasonably practicable provide the Agent with a conformed copy of the Term Loan Credit Agreement reflecting such amendments (for this purpose including any amendment effected by way of the introduction of or replacement with a new Permitted Senior Facilities Agreement).

24.42	Syndication Assistance

The Obligors shall provide reasonable assistance to the Agent in completing a syndication of the Facility reasonably satisfactory to the Agent to one or more New Lenders after the First Amendment and Restatement Date (including, without limitation, by making members of senior management available for the purpose of making presentations to, or meeting, potential lending institutions) and will comply with all reasonable requests for information from potential syndicate members prior to completion of syndication.

25	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 25 is an Event of Default (save for Clause 25.22 (Acceleration)).

25.1	Non-payment

An Obligor or the Parent does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made by:

(i)	in relation to non-payment of principal and interest within 3 Business Days of its due date; and

(ii)	within 5 Business Days of its due date for any other amount payable pursuant to a Finance Document.

25.2	Financial covenant and other obligations

(a)	Subject to paragraph (c) below, any requirement of Clause 23.2 (Financial condition) is not satisfied.

(b)	An Obligor or the Parent does not comply with the provisions of Clause 25 (Information Undertakings) or Clause 24.34 (Guarantors) or any provision of any Transaction Security Document.

(c)	No Event of Default will occur under paragraph (a) above if prior to (but no earlier than the first date of that Relevant Period), or within 15 Business Days after, the date on which the relevant Compliance Certificate for the Relevant Period in which such failure to comply was first evidenced are due to be delivered in accordance with Clause 22.2 (Provision and contents of Compliance Certificate) or, if earlier, the date on which such Compliance Certificate are actually delivered, the Group received the proceeds of New Shareholder Injections in a minimum amount equal to the amount required to ensure that the financial covenant in Clause 23.2 (Financial condition) would be complied with if tested again as at the last day of the same Relevant Period (such amount, the “Cure Amount”) on the basis that the full amount of any New Shareholder Injections so provided in accordance with this Clause 25.2 shall be included for the Relevant Period as if provided immediately prior to the last date of such Relevant Period by increasing EBITDA by the Cure Amount (for that Relevant Period and for next (11) three successive Relevant Period) (the “Cure Right”) provided that, in relation to any such New Shareholder Injections so provided in accordance with this Clause 25.2:

(i)	the Company shall not be entitled to exercise the Cure Right:

(A)	to prevent or cure breaches of the financial covenant on more than four occasions over the life of the Facilities; or

(B)	in consecutive Financial Quarters;

(ii)	any New Shareholder Injections so provided and any adjustments made to EBITDA under this Clause 25.2 shall not apply when calculating other permissions or usage under the Finance Documents;

(iii)	there shall be no restriction on the amount of any Cure Amount exceeding the minimum amount required to prevent or, as the case may be, cure the financial covenant;

(iv)	in relation to any New Shareholder Injections so provided prior to the date of delivery of the relevant Compliance Certificate for the Relevant Period:

(A)	the Compliance Certificate for that Relevant Period shall set out the revised financial covenant for the Relevant Period by giving effect to the adjustments to Consolidated Total Net Debt under this paragraph (c) and confirming that such New Shareholder Injections have been provided; and

(B)	if such New Shareholder Injections are provided on or prior to the last date of that Relevant Period, the unspent amount of such New Shareholder Injections will not be double counted with the amount of such New Shareholder Injections deemed provided in accordance with paragraph (c) above; and

(v)	in relation to any such New Shareholder Injections so provided following the date of delivery of the relevant Compliance Certificate for the Relevant Period, immediately following the proceeds of those New Shareholder Injections being provided to it, the Parent provides a revised Compliance Certificate to the Agent setting out the revised financial covenant for the Relevant Period by giving effect to the adjustments to EBITDA under this paragraph (c).

25.3	Other obligations

(a)	An Obligor or the Parent does not comply with any provision of the Finance Documents (other than those referred to in Clause 25.1 (Non-payment) and Clause 25.2 (Financial covenant and other obligations)).

(b)	No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of (i) the Agent giving notice to the Parent, the Parent or relevant Obligor and (ii) the Parent, the Parent or an Obligor becoming aware of the failure to comply.

25.4	Misrepresentation

(a)	Any representation or statement made or deemed to be made by an Obligor or the Parent in the Finance Documents or any other document delivered by or on behalf of any Obligor or the Parent under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made (or, in the case of any representation or statement qualified by materiality or Material Adverse Effect, in any respect).

(b)	Subject to (c) below, no Event of Default will occur under paragraph (a) above if the circumstances giving rise to that misrepresentation are if capable of remedy, are remedied within 20 Business Days of the earlier of (i) the Company becoming aware of such misrepresentation and (ii) the giving of notice by the Agent in respect of such misrepresentation.

(c)	No Event of Default will occur under paragraph (a) above in respect of any representation or statement in a Borrowing Base Certificate only if such misrepresentation arose as a result of information supplied pursuant to an administrative or technical error and if the circumstances giving rise to that misrepresentation are if capable of remedy, are remedied within 20 Business Days of the earlier of (i) the Company becoming aware of such misrepresentation and (ii) the giving of notice by the Agent in respect of such misrepresentation.

25.5	Cross default

(a)	Any Financial Indebtedness of any member of the Group or the Parent is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group or the Parent is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)	Any commitment for any Financial Indebtedness of any member of the Group or the Parent is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described).

(d)	Any creditor of any member of the Group or the Parent becomes entitled to declare any Financial Indebtedness of any member of the Group or the Parent due and payable prior to its specified maturity as a result of an event of default (however described).

(e)	No Event of Default will occur under this Clause 25.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than £10,000,000 (or its equivalent in other or currencies).

25.6	Insolvency

(a)	A Material Company or the Parent:

(i)	is unable or admits inability to pay its debts as they fall due (including, in relation to a member of the Group having its centre of main interest in the Federal Republic of Germany, that member of the Group is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the German Insolvency Code (Insolvenzordnung));

(ii)	is deemed to, or is declared to, be unable to pay its debts under applicable law;

(iii)	has incurred or intends to incur, or believes that it will incur, debts including current obligations beyond its ability to pay such debts as they become due (whether at maturity or otherwise);

(iv)	suspends or threatens to suspend making payments on any of its debts; or

(v)	by reason of actual or anticipated financial difficulties, enters into a standstill agreement or commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	Any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any member of the Group or the Parent and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy.

(c)	The present fair saleable value of the present asset of any member of the Group or the Parent is less than the sum of its liabilities (including contingent liabilities) (including, in relation to a member of the Group having its centre of main interest in the Federal Republic of Germany, that member of the Group is over-indebted (überschuldet) within the meaning of section 19 of the German Insolvency Code (Insolvenzordnung)).

(d)	The capital of any member of the Group or the Parent is or becomes unreasonably small in relation to its business as contemplated on the date hereof.

(e)	A moratorium is declared in respect of any indebtedness of any member of the Group or the Parent. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

25.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)	the suspension of payments, a moratorium of any indebtedness, insolvency, winding-up, dissolution, liquidation, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement, restructuring plan or otherwise) of any Material Company or the Parent;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Material Company or the Parent;

(iii)	the appointment of a liquidator, receiver, administrative receiver, administrator, monitor, compulsory manager or other similar officer in respect of any Material Company or the Parent or any of its assets; or

(iv)	enforcement of any Security over any assets of any member of the Group or the Parent,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) shall not apply to:

(i)	any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 14 days of commencement;

(ii)	any proceedings which the Agent is satisfied (acting on the instructions of Majority Lenders) will be withdrawn or unsuccessful; or

(iii)	any step or procedure contemplated by paragraph (d) of the definition of Permitted Transaction.

(c)	The provisions of clause 1.5 (Jersey terms) shall not apply to paragraph (b)(i) above.

25.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of a Material Company or the Parent having an aggregate value of £10,000,000 (or its equivalent in other currencies) and is not discharged within 14 days.

25.9	Unlawfulness and invalidity

(a)	It is or becomes unlawful for an Obligor, the Parent or any other member of the Group that is a party to the Intercreditor Agreement to perform any of its obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful.

(b)	Any obligation or obligations of any Obligor or the Parent under any Finance Documents or any other member of the Group under the Intercreditor Agreement are not (subject to the Legal Reservations) or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

25.10	Intercreditor Agreement

(a)	Any party to the Intercreditor Agreement (other than a Finance Party, an Obligor or the Parent) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or

(b)	A representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non-compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 20 Business Days of the earlier of the Agent giving notice to that party or that party becoming aware of the non-compliance or misrepresentation.

25.11	Cessation of business

Any member of the Group or the Parent suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business except as a result of a Permitted Disposal, Permitted Reorganisation or a Permitted Transaction.

25.12	Change of ownership

(a)	After the Completion Date, an Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent; or

(b)	An Obligor ceases to own at least the same percentage of shares in a Material Company as on the Original Signing Date,

except, in either case, as a result of a disposal which is a Permitted Disposal, Permitted Reorganisation or a Permitted Transaction.

25.13	Audit qualification

The Parent’s Auditors qualify the audited annual consolidated financial statements of the Parent.

25.14	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets.

25.15	Repudiation and rescission of agreements

(a)	An Obligor or the Parent (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)	Any party to the Intercreditor Agreement rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

25.16	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or threatened, or any judgment or order of a court, arbitral body or agency is made, in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the Group or its assets which have, or has, or are, or is, reasonably likely to have a Material Adverse Effect.

25.17	Compulsory Acquisition

All or a part of any member of the Group’s assets are seized, nationalised, expropriated or compulsorily acquired by, or by the order of, any agency of any state (or any analogous process by relevant authorities in any jurisdiction) and such event has or would reasonably be expected to have a Material Adverse Effect.

25.18	Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

25.19	ERISA

(a)	Any ERISA Event shall have occurred with respect to a Single Employer Plan or (to the extent the definition of “ERISA Event” is applicable to a Multiemployer Plan) Multiemployer Plan that, when aggregated with any other then existing ERISA Event, would reasonably be expected to have a Material Adverse Effect; or

(b)	Any Obligor or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any instalment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect.

25.20	[Reserved]

25.21	[Reserved]

25.22	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders:

(i)	by notice to the Parent:

(A)	cancel the Total Commitments at which time they shall immediately be cancelled; and/or

(B)	declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable; and/or

(C)	declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(D)	declare that the Borrowers shall immediately pay or procure the payment of cash cover in respect of the Letters of Credit, whereupon such amounts shall become immediately due and payable; and/or

(ii)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents,

provided that if an Event of Default under Clause 25.7 (Insolvency proceedings) has occurred and is continuing with respect to any Borrower, the result that would occur against the Borrowers and Obligors organised in the United States or any jurisdiction thereof upon the direction of the Majority Lenders and the giving of notice to the Parent pursuant to 25.22 (Acceleration) shall occur automatically without such direction or the giving of such notice.

(b)	Without prejudice to the other provisions of this clause 25.22 (Acceleration) or any of its other rights under any Finance Documents, the Agent may, at any time while an Event of Default is continuing (and without incurring any liability for the exercise or non-exercise of any such power):

(i)	require each Obligor immediately to deliver to it all original documents relating to the WCF Receivables and the contracts giving rise to them; and/or

(ii)	give notice (or require the relevant Obligors to give notice) to the account debtors to the effect that the WCF Receivables have been charged in favour of the Agent and requiring that payment be made to such account as the Agent may specify; and/or

(iii)	extend the time for payment of any WCF Receivable or otherwise enter into any arrangements for the settlement, compromise, release or discharge of any WCF Receivable; and/or

(iv)	generally take such action as it may deem fit for the protection of any rights, remedies or security conferred upon it by any of the Finance Documents.

SECTION 9

CHANGES TO PARTIES

26	CHANGES TO THE LENDERS

26.1	Assignments and transfers by the Lenders

Subject to this Clause 26 and to Clause 27 (Restriction on Debt Purchase Transactions), a Lender (the “Existing Lender”) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

26.2	Conditions of assignment or transfer

(a)	The consent of the Parent shall not be required for any assignment or transfer by an Existing Lender of any of its rights and/or obligations under the Facility to a New Lender.

(b)	Notwithstanding paragraph (a) above, no Existing Lender shall transfer or assign any of its rights and/or obligations under any Facility to a New Lender which is a Competitor, Customer or Supplier (each a “Restricted Transfer”) unless such assignment or transfer is in connection with an event or transaction which will trigger a Change of Control and require a prepayment of the Facilities in full in accordance with Clause 10.1 (Exit).

(c)	The Agent shall, as soon as reasonably practicable on the Parent’s request provide the identities and participation of each of the Lenders.

(d)	An assignment will only be effective on:

(i)	receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)	performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(e)	A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 26.5 (Procedure for transfer) is complied with.

(f)	If:

(i)	a Lender assigns, transfers or sub-participates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)	as a result of circumstances existing at the date the assignment, transfer, sub-participation or other change occurs, the Parent or another Obligor would be obliged to make a payment to the New Lender, the sub-participating Lender or Lender acting through its new Facility Office under Clause 15 (Tax Gross-up and Indemnities) or Clause 16 (Increased Costs),

then the New Lender, the sub-participating Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the Existing Lender, the sub-participating Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer, sub-participation or other change had not occurred. This paragraph (f) shall not apply:

(iii)	in respect of an assignment or transfer made in the ordinary course of the primary syndication of any Facility; or

(iv)	in relation to Clause 15.2 (Tax gross-up), to payments made by a UK Tax Obligor to a UK Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (k)(B) of Clause 15.2 (Tax gross-up) and where that UK Treaty Lender has provided notice of such confirmation to the Parent or to the relevant UK Tax Obligor in accordance with Clause 34 (Notices) if that UK Tax Obligor making the payment has not made a Borrower DTTP Filing in respect of that UK Treaty Lender within 10 Business Days of that UK Tax Obligor being provided that confirmation.

(g)	Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

26.3	Assignment or transfer fee

(a)	Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of £3,000.

(b)	No fee is payable pursuant to paragraph (a) above if:

(i)	the Agent agrees that no fee is payable; or

(ii)	the assignment or transfer is made by an Existing Lender:

(A)	to an Affiliate of that Existing Lender; or

(B)	to a fund which is a Related Fund of that Existing Lender.

26.4	Limitation of responsibility of Existing Lenders and Agent

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Transaction Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

(d)	Notwithstanding anything in this Agreement or in any other Finance Document to the contrary, the Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to and the Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or sub-participant of a Lender or prospective New Lender or sub-participant of a New Lender is a Competitor, Customer or Supplier or (y) have any liability with respect to or arising out of any assignment or participation of any Lender’s rights and/or obligations, or disclosure of confidential information, to any Competitor, Customer or Supplier.

26.5	Procedure for transfer

(a)	Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate and update the Register.

(b)	The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Agent, the Security Agent, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Security Agent and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

26.6	Procedure for assignment

(a)	Subject to the conditions set out in Clause 26.2 (Conditions of assignment or transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)	The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)	the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

(d)	Lenders may utilise procedures other than those set out in this Clause 26.6 to assign their rights under the Finance Documents (but not, without the consent of the relevant Obligor or unless in accordance with Clause 26.5 (Procedure for transfer), to obtain a release by that Obligor from the obligations owed to that Obligor by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 26.2 (Conditions of assignment or transfer).

26.7	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Parent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Parent a copy of that Transfer Certificate, Assignment Agreement or an Increase Confirmation.

26.8	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 26, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)	any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

26.9	Restricted Transfers

(a)	Any purported Restricted Transfer by an Existing Lender that is in breach of the terms of paragraph (b) of Clause 26.2 (Conditions of assignment or transfer) shall be deemed void and ineffective, and title and interest to the relevant participation or interest in the Facility purported to be the subject of such Restricted Transfer shall remain with the Existing Lender.

(b)	Notwithstanding paragraph (a) above, to the extent that any participation or interest in any Facility is legally and/or beneficially transferred to a Competitor, Customer or Supplier by an Existing Lender (for the purposes of this Clause 26.9, the “Transferor”), each of the Transferor and the relevant Competitor, Customer or Supplier (in its capacity as a New Lender) agrees that it shall take all steps and action necessary to ensure that such participation or interest is promptly transferred or assigned back to the Transferor for the same consideration.

(c)	For so long as a Competitor, Customer or Supplier holds an interest or participation in a Facility (prior to such interest or participation being transferred or assigned back to a Transferor):

(i)	such Competitor, Customer or Supplier shall be deemed not to be a Lender and shall not be able to or be entitled to receive any information under the Finance Documents or to participate in any vote (including, without limitation, in respect of any consent, waiver or amendment) under the Finance Documents; and

(ii)	for the purposes of ascertaining whether any given percentage (including for the avoidance of doubt, unanimity) of the Total Commitments or the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents, the participation and Commitment of that Competitor, Customer or Supplier shall be deemed to be zero.

26.10	Register

The Agent, acting solely for this purpose as a non-fiduciary agent of the Obligors, shall maintain a copy of each Transfer Certificate delivered to it and a register (such register to be maintained outside of the United Kingdom) for the recording of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (for the purposes of this provision, the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Obligors, the Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this agreement. The Register shall be available for inspection by the Obligors and any Lender, at any reasonable time and from time to time upon reasonable prior notice. The parties intend for the Loans to be in registered form under Section 5f.103-1(c) of the US Treasury Regulations.

26.11	Participant Register

Each Lender that sells a sub-participation in a Loan or other obligation of an Obligor under a Finance Document shall, acting solely for this purpose as a non-fiduciary agent of the Obligors, maintain a register on which it enters the name and address of each sub-participant and the principal amounts (and stated interest) of each sub-participant’s interest in such Loans or other obligations (for the purposes of this provision, the “Participant Register”); provided that no such Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any sub-participant or any information relating to a participant’s interest in any Commitments, Loans or other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form within the meaning of US Treasury Regulations Section 5f.103-1(c) or Section 1.163-5(b) of the US Treasury Regulations (or, in each case, any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such sub-participation for all purposes of this Agreement notwithstanding any notice to the contrary.

27	RESTRICTION ON DEBT PURCHASE TRANSACTIONS

27.1	Prohibition on Debt Purchase Transactions by the Group and the Parent

The Parent shall not, and the Parent shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

28	CHANGES TO THE OBLIGORS

28.1	Assignment and transfers by Obligors and the Parent

No Obligor nor the Parent may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

28.2	Additional Borrowers

(a)	Subject to compliance with the provisions of paragraphs (c), (d) and (e) of Clause 22.10 (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries which is not a Dormant Subsidiary becomes a Borrower under Facility. That Subsidiary shall become a Borrower under a Facility if:

(i)	it is incorporated in a jurisdiction that is the same jurisdiction as an existing Borrower under that Facility or all the Lenders under the relevant Facility approve the addition of that Subsidiary;

(ii)	the Parent and that Subsidiary deliver to the Agent a duly completed and executed Accession Deed;

(iii)	the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

(iv)	the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

(v)	the Agent has received all of the documents and other evidence listed in Schedule 2, Part 2 (Conditions precedent required to be delivered by an Additional Obligor) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

(b)	The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Schedule 2, Part 2 (Conditions precedent required to be delivered by an Additional Obligor).

28.3	Resignation of a Borrower

(a)	In this Clause 28.3, Clause 28.5 (Resignation of a Guarantor) and Clause 28.7 (Resignation and release of security on disposal), “Third Party Disposal” means the disposal of an Obligor to a person which is not a member of the Group where that disposal is permitted under Clause 24.16 (Disposals) or made with the approval of the Majority Lenders (and the Parent has confirmed this is the case).

(b)	If a Borrower is the subject of a Third Party Disposal, the Parent may request that such Borrower (other than the Parent) ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(c)	The Agent (acting on the instructions of all Lenders) shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents or Bank Product Agreements; and

(iii)	where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 28.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Parent has confirmed this is the case).

(d)	Upon notification by the Agent to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect.

(e)	The Agent may, at the cost and expense of the Parent, require a legal opinion from counsel to the Agent confirming the matters set out in paragraph (c)(iii) above and the Agent shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

28.4	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c), (d) and (e) of Clause 22.10 (“Know your customer” checks) the Parent may request that any of its wholly owned Subsidiaries become a Guarantor.

(b)	The Parent shall procure that any other member of the Group which is a Material Company (other than any Excluded Company) or which becomes a Guarantor under the Term Loan Credit Agreement or other Term Loan Finance Document (and is not already a Guarantor herein) shall, in each case, become an Additional Guarantor as required by Clause 24.34 (Guarantors) and, subject to the Agreed Security Principles, grant Security as the Agent may require and shall accede to the Intercreditor Agreement.

(c)	A member of the Group shall become an Additional Guarantor if:

(i)	the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)	the Agent has received all of the documents and other evidence listed in Part 2 (Conditions precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

(d)	The Agent shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 (Conditions precedent required to be delivered by an Additional Obligor) of Schedule 2 (Conditions Precedent).

(e)	Upon the Agent’s confirmation to the Parent that it has received all documents referred to in paragraph (a) of this Clause 28.4 (Additional Guarantors) in respect of an Additional Guarantor, such Additional Guarantor, the other Obligors and the Finance Parties shall each assume such obligations towards one another and/or acquire such rights against each other party as they would have assumed or acquired had such Subsidiary been an original Party to this Agreement and the Intercreditor Agreement as a Guarantor and such Subsidiary shall become a Party to this Agreement and thereto as a Guarantor and in such other capacity as may be applicable.

(f)	Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (d) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

28.5	Resignation of a Guarantor

(a)	The Parent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)	that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 28.3 (Resignation of a Borrower)) and the Parent has confirmed this is the case; or

(ii)	subject to clause 4.2 (Amendments and waivers: Senior Facility Creditors) of the Intercreditor Agreement, all the Lenders have consented to the resignation of that Guarantor.

(b)	Subject to paragraph (a) of clause 22.11 (Resignation of a Senior Debtor) of the Intercreditor Agreement, the Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

(i)	the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 20.1 (Guarantee and indemnity); and

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 28.3 (Resignation of a Borrower).

(c)	The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

28.6	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (c) of Clause 21.34 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

28.7	Resignation and release of security on disposal

If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal then:

(a)	where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Agent may, at the cost and request of the Parent, release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation; and

(b)	any resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (a) above shall become effective only on the making of that disposal.

SECTION 10

THE FINANCE PARTIES

29	ROLE OF THE ADMINISTRATIVE PARTIES

29.1	Appointment of the Agent and Security Agent

(a)	Each Lender:

(i)	appoints the Agent to act as its agent under and in connection with the Finance Documents; and

(ii)	authorises the Agent to perform the duties, obligations and responsibilities and exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

(b)	Each Bank Product Provider, by its execution of this Agreement as a Lender or by executing a Bank Product Provider Confirmation appoints the Security Agent to hold the Transaction Security constituted by the Transaction Security Documents on trust for the Bank Product Providers on the terms of the Finance Documents and the Security Agent accepts that appointment.

29.2	Duties of the Agent

(a)	The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c)	If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d)	If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(e)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

29.3	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Agent as a trustee or fiduciary of any other person.

(b)	The Agent shall not be bound to account to any Secured Party for any sum or the profit element of any sum received by it for its own account and, without prejudice to the generality of this paragraph (b), the Agent, its subsidiaries and associated companies may each retain for its own account and benefit any fee, remuneration and profits paid to it in connection with:

(i)	its activities under the Finance Documents; and

(ii)	its engagement in any kind of banking or other business with any Obligor.

29.4	Agent’s rights to act and to deal

The Agent and any of its respective Affiliates may:

(a)	act in an agency, trustee, fiduciary or other capacity on behalf of any other banks or financial institutions providing facilities to any Obligor, or any associated company of an Obligor, as freely in all respects as if it had not been appointed to act as agent and/or trustee for the Secured Parties under this Agreement and without regard to the effect on the Secured Parties of acting in such capacity; and

(b)	subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in any Obligor or any associated company of an Obligor (in each case, without liability to account).

29.5	Business with the Group

The Agent and any of its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor, without any obligation to disclose to the Secured Parties, or to account to them for or in respect of, any such arrangement or activity.

29.6	Rights and discretions of the Agent

(a)	The Agent may rely on:

(i)	any representation, communication, warranty, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	any statement made by any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify; and

(iii)	a certificate from any persons as to (x) any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person or (y) the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of (x), may assume the truth and accuracy of that certificate.

(b)	The Agent may assume that:

(i)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(ii)	unless it has received notice of revocation, that those instructions have not been revoked.

(c)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under 25.1 (Non-payment));

(ii)	no Transaction Security Document has become enforceable;

(iii)	any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

(iv)	any notice or request delivered or made by a Borrower (other than a Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors.

(d)	The Agent may:

(i)	engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts;

(ii)	act in relation to the Finance Documents through its personnel and agents; and

(iii)	disclose to any other Party and to any person engaged by it or through whom it acts in accordance with this Clause 29.6 any information it reasonably believes it has received as agent under this Agreement, and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(e)	Without prejudice to the generality of Clause 29.6(d)(iii) above, the Agent may disclose the identity of a Defaulting Lender to the other Finance Parties and the Parent and shall disclose the same upon the written request of the Parent or the Majority Lenders.

(f)	Notwithstanding any other provision of any Finance Document to the contrary, the Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

29.7	Majority Lenders’ instructions

(a)	Unless a contrary indication appears in a Finance Document:

(i)	each Party and each Bank Product Provider (by its execution of this Agreement as a Lender or by executing a Bank Product Provider Confirmation) acknowledges that one or more persons may from time to time constitute the Agent and a Lender may be the Agent and may therefore form part of and participate in formulating the instructions from the Majority Lenders;

(ii)	The Agent shall (subject to its legal obligations):

(1)	exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it);

(2)	not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lender; and

(3)	be entitled to request clarification of instructions from the Majority Lenders; and

(iii)	any instructions given by the Majority Lenders will be binding on all the Secured Parties.

(b)	The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)	Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)	The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) until it has received such indemnity and/or security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(e)	In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This Clause 29.7(f) above shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security Documents.

(g)	The Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(h)	For the avoidance of doubt, no Bank Product Provider (in its capacity as such) shall have any voting or approval rights under the Finance Documents (or be deemed a Lender) solely by virtue of its status as a Bank Product Provider, nor shall the consent of any Bank Product Provider be required (other than in its capacity as a Lender, to the extent applicable) for any matter under any of the Finance Documents, including as to any matter relating to the Charged Property or the release of Charged Property or any of the Guarantors.

29.8	Responsibility for documentation and customer identification

Neither Agent nor any of their respective officers, employees or agents from time to time is responsible for:

(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Secured Party, an Obligor or any other person given in or in connection with any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)	any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

29.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Transaction Document; or

(c)	whether any other event specified in any Transaction Document has occurred.

29.10	Exclusion of liability

(a)	Without limiting Clause 29.10(b), the Agent shall not be liable (including for negligence or any other category of liability whatsoever) for:

(i)	any action taken by it or not taken by it under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)	exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security, other than by reason of its gross negligence or wilful misconduct; or

(iii)	without prejudice to the generality of sub-paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation, for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)	No Party (other than the Agent in relation to its own officers) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent subject to clause 1.4 (Third party rights) and the provisions of the Third Parties Act, rely on this clause.

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Notwithstanding the provisions of clause 32 (Payment Mechanics), the Agent shall not be liable to any Borrower or any Lender for the failure, or the consequences of any failure, of any cross-border payment system to effect same-day settlement to an account of any Borrower or any Secured Party.

(e)	Nothing in this Agreement shall oblige the Agent to carry out any “know your customer” or other checks in relation to any person on behalf of any Secured Party and each Secured Party (in the case of a Bank Product Provider which is not a Lender, pursuant to the relevant Bank Product Provider Confirmation) confirms to the Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent.

(f)	Any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

29.11	Lenders’ indemnity

(a)	Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately before their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting in such capacity under the Finance Documents (except to the extent that the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Each Existing Lender which wishes to transfer or assign any of its rights or obligations under the Finance Documents pursuant to clause 26 (Change to the Lenders) shall on demand pay to the Agent the amount of all costs and expenses (including legal fees) incurred by it in considering whether to approve the proposed New Lender. For the avoidance of doubt such costs shall include the cost of utilising the Agent’s management of time or other resources, calculated on the basis of such hourly or daily rates as the Agent may notify to such Existing Lender.

29.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the other Finance Parties and the Borrowers.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor to the Agent.

(c)	If the Majority Lenders have not appointed a successor to the Agent in accordance with clause 29.12(b) within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Parent) may appoint a successor Agent.

(d)	The retiring Agent shall, at its own cost, make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	A resignation notice of the Agent shall only take effect upon the appointment of a successor.

(f)	Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29 (Role of the Administrative Parties). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)	The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)	the Agent fails to respond to a request under Clause 15.8 (FATCA information) and the Parent or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)	the information supplied by the Agent pursuant to Clause 15.8 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Parent or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Parent or that Lender, by notice to the Agent, requires it to resign.

29.13	Replacement of the Agent

(a)	After consultation with the Parent, the Majority Lenders may, by giving 30 days’ notice to the Agent replace the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) by appointing a successor Agent (acting through an office in the United Kingdom).

(b)	The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)	The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 29 (Role of the Administrative Parties) (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

29.14	Confidentiality

(a)	In acting as the Agent, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

29.15	Relationship with the Lenders

(a)	The Agent may treat the person shown in its records as Lender at the opening of business as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Lender shall supply the Agent with any information that the Security Agent may reasonably specify (through the Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the Agent and shall not deal directly with the Security Agent.

29.16	Credit appraisal by the Secured Parties

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including:

(a)	the financial condition, status and nature of each Obligor and any surety for, or provider of Security in respect of, any Obligor’s obligations under any Finance Document;

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)	whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any other person or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)	the adequacy, accuracy and/or completeness of any information provided by any Administrative Parties, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)	the right or title of any person in or to, or the value or sufficiency of, any part of the Charged Property, the priority of any of the Transaction Security Documents or the existence of any Security affecting the Charged Property.

29.17	Administrative Parties’ management time

At any time after an Event of Default has occurred and in continuing for a period of 30 days, any amount payable to an Administrative Party under Clause 17.3 (Indemnity to the Agent and Security Agent) and Clause 19 (Costs and Expenses) may include the cost of utilising an Administrative Party’s management time or other resources and will be calculated on the basis of a daily charge at the rate of £850, and is in addition to any fee paid or payable to the relevant Administrative Party under Clause 14 (Fees).

29.18	Deduction from amounts payable by the Agent

If any Party owes an amount to Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

29.19	Bank Product Providers

(a)	The rights and benefits of each Bank Product Provider under the Finance Documents consist exclusively of (i) such Bank Product Provider being a beneficiary of the Security granted to the Security Agent and the right to share in payments and collections out of the Charged Property as specified in this Agreement and the Intercreditor Agreement and (ii) such Bank Product Provider being a beneficiary of the guarantee and indemnity set out in Clause 20 (Guarantee and Indemnity) of this Agreement.

(b)	Each Bank Product Provider (by its execution of this Agreement as a Lender or by executing a Bank Product Provider Confirmation) shall be automatically deemed to have agreed (i) that the Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release any Bank Product Reserves and that if any Bank Product Reserves are established in accordance with the terms and provisions of this Agreement there is no obligation on the part of the Agent to determine or insure whether the amount of any such reserve is appropriate or not and (ii) that it shall not demand, or take any other action to demand, repayment of any amounts owed to it under or pursuant to Clause 20 (Guarantee and Indemnity) without obtaining the Agent’s prior written consent.

(c)	The Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, the Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to the Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider in accordance with the terms of this Agreement).

(d)	Each Bank Product Provider, by its execution of this Agreement as a Lender or by executing a Bank Product Provider Confirmation) confirms its approval of the Transaction Security Documents and authorises and instructs the Security Agent:

(i)	to execute and deliver the Transaction Security Documents;

(ii)	to exercise the rights, powers and discretions given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers and discretions; and

(iii)	to give any authorisations and confirmations to be given by the Security Agent on behalf of the Secured Parties under the Transaction Security Documents.

29.20	Distributions by the Security Agent

(a)	All amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Finance Document or in connection with the realisation or enforcement of all or any part of the Transaction Security Documents (for the purposes of this Clause 29.19 (Distributions by Security Agent), the “Recoveries”) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 29.19 (Distributions by Security Agent)), shall (after providing for all enforcement costs and for payments ranking in priority as a matter of law (including the remuneration of any receiver or other insolvency officer)) be applied in the following order of priority:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent and the Security Agent under any Finance Document;

(ii)	secondly, in payment to the Agent for distribution to the Finance Parties in accordance with the terms of the Finance Documents;

(iii)	thirdly, in payment to the Agent for distribution to the Bank Product Providers based upon amounts then certified by the applicable Bank Product Providers to the Agent (in form and substance satisfactory to Agent) to be due and payable to such Bank Product Providers; and

(iv)	fourthly, the balance, if any, in payment to the relevant Obligor.

(b)	The Security Agent may, in its discretion, hold any amount of the Recoveries in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) for later application under this Clause 29.19 (Distributions by Security Agent) in respect of:

(i)	any sum to the Security Agent, any receiver or any Delegate or Appointee; and

(ii)	any part of the Secured Obligations,

that the Security Agent reasonably considers, in each case, might become due or owing at any time in the future.

(c)	Prior to the application of any Recoveries in accordance with this Clause 29.19 (Distributions by Security Agent) the Security Agent may, in its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security Agent’s discretion in accordance with the provisions of this Clause 29.19 (Distributions by Security Agent).

29.21	Amounts paid in error

(a)	If the Agent pays an amount to a Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent,

(whether arising under this clause 29.21 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing which, but for this paragraph (b), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)	All payments to be made by a Party to the Agent (whether made pursuant to this clause 29.21 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

30	CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

31	SHARING AMONG THE FINANCE PARTIES

31.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 32 (Payment mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(b)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 32 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 32.6 (Partial payments).

Paragraph (a) above shall not apply to any amount received or recovered by an L/C Issuer in respect of any cash cover provided for the benefit of that L/C Issuer.

31.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 32.6 (Partial payments) towards the obligations of that Obligor to the Sharing Finance Parties.

31.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 32.2 (Distributions by the Agent) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

31.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor, as applicable and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor, as applicable.

31.5	Exceptions

(a)	This Clause 31 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this clause, have a valid and enforceable claim against the relevant Obligor, as applicable.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)	the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

SECTION 11

ADMINISTRATION

32	PAYMENT MECHANICS

32.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

32.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 32.3 (Distributions to an Obligor) and Clause 32.4 (Clawback and pre funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

32.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor, as applicable, or in accordance with Clause 33 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

32.4	Clawback and pre-funding

(a)	Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)	the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

32.5	Impaired Agent

(a)	If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 32.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)	if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)	A Party which has made a payment in accordance with this Clause 32.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)	Promptly upon the appointment of a successor Agent in accordance with Clause 29.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 32.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

32.6	Partial payments

(a)	If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to the Agent or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 6.3 (Payment of L/Cs against demand) and Clause 6.4 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

32.7	Set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

32.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

32.9	Currency of account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

32.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)	any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

(ii)	any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)	If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

32.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Parent that a Disruption Event has occurred:

(a)	the Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)	the Agent shall not be obliged to consult with the Parent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)	the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)	any such changes agreed upon by the Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 38 (Amendments and Waivers);

(e)	the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 32.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

33	SET-OFF

Following the occurrence of an Event of Default, a Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

34	NOTICES

34.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail or letter.

34.2	Addresses

The postal address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent, the Company or any Original Obligor, that identified with its name in the execution blocks to the Amendment and Restatement Agreement;

(b)	in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent, that identified in the execution blocks to the Amendment and Restatement Agreement,

or any substitute postal address, email address or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

34.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of email, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 34.2 (Addresses), if addressed to that department or officer.

(b)	Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent. The Parent may make and/or deliver as agent of each Obligor notices and/or requests on behalf of each Obligor.

(d)	Any communication or document made or delivered to the Parent in accordance with this Clause 34.3 will be deemed to have been made or delivered to each of the Obligors.

(e)	Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

34.4	Notification of address and email address

Promptly upon changing its address or email address, the Agent shall notify the other Parties.

34.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed.

34.6	Electronic communication

(a)	Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)	Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)	Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)	Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 34.6.

34.7	Use of websites

(a)	The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

(ii)	both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

(b)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Agent.

(c)	The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)	Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall at its own cost comply with any such request within ten Business Days.

34.8	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

35	CALCULATIONS AND CERTIFICATES

35.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

35.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

35.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

36	PARTIAL INVALIDITY

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

37	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

38	AMENDMENTS AND WAIVERS

38.1	[Reserved]

38.2	Required consents

(a)	Subject to Clause 38.3 (All Lender matters) and Clause 42.4 (Other exceptions), any term of the Finance Documents (other than the Fee Letters which may amended or waived in accordance with their terms) may be amended or waived only with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 38.

(c)	Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 29.6 of (Rights and discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)	Each Obligor agrees to any such amendment or waiver permitted by this Clause 38 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

38.3	All Lender matters

Subject to paragraph (c) of 38.4 (Other exceptions) and save to the extent Clause 38.5 (Structural Adjustment) applies, an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

(b)	an extension to the date of payment of any amount under the Finance Documents (other than in relation to Clause 10 (Mandatory prepayment and cancellation));

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(d)	a change in currency of payment of any amount under the Finance Documents;

(e)	an increase in any Commitment or the Total Commitments or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(f)	a change to the Borrowers or Guarantors other than in accordance with Clause 28 (Changes to the Obligors);

(g)	any provision which expressly requires the consent of all the Lenders;

(h)	the definitions of Anti-Corruption Law, Anti-Money Laundering Laws, Change of Control and Sanctions in clause 1.1 (Definitions), Clause 2.2 (Finance Parties’ rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 9.1 (Illegality), Clause 11.10 (Application of prepayments), Clause 21.17 (Anti-Corruption Laws; Anti-Money Laundering Laws), Clause 21.18 (Sanctions), Clause 24.5 (Anti-Corruption Laws and Anti-Money Laundering Laws), Clause 24.6 (Sanctions), Clause 26 (Changes to the Lenders), Clause 28 (Changes to the Obligors), this Clause 38, Clause 43 (Governing law) or Clause 44.1 (Jurisdiction of English courts);

(i)	(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of:

(i)	the guarantee and indemnity granted under Clause 20 (Guarantee and Indemnity);

(ii)	the order or manner in which the proceeds of enforcement of the Transaction Security are distributed, except insofar as it relates to a sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document;

(j)	the release of any guarantee and indemnity granted under Clause 20 (Guarantee and Indemnity) unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset where such sale or disposal is permitted under this Agreement or any other Finance Document; or

(k)	any amendment to the order of priority or subordination under the Intercreditor Agreement (other than changes consequential on or required to implement a Structural Adjustment),

in each case, other than as a result of a Structural Adjustment, shall not be made, or given, without the prior consent of all the Lenders.

38.4	Other exceptions

(a)	An amendment or waiver which relates to the rights or obligations of the Agent or the Security Agent (each in their capacity as such) may not be effected without the consent of the Agent and the Security Agent as the case may be.

(b)	Save to the extent Clause 38.5 (Structural Adjustment) applies, an amendment or waiver that has the effect of changing or which relates to:

(i)	the nature and scope of the Transaction Security except to the extent that it relates to a Permitted Transaction or the sale or disposal of a Charged Property where that sale or disposal is expressly permitted under this Agreement or any other Finance Document; or

(ii)	subject to Clause 28.7 (Resignation and release of security on disposal), the release of any Transaction Security created pursuant to any Transaction Security Document except to the extent that it relates to a Permitted Transaction or the sale or disposal of a Charged Property where that sale or disposal is expressly permitted under this Agreement or any other Finance Document, shall not be made without the prior consent of the Super Majority Lenders.

(c)	Any amendment or waiver (other than an amendment or waiver to which Clause 38.5 (Structural Adjustment) applies or would, but for this paragraph (c), apply) which:

(i)	relates only to the rights or obligations applicable to a particular Utilisation or another class of Lender; and

(ii)	does not materially and adversely affect the rights or interests of Lenders in respect of any other Utilisation or another class of Lender,

may be made in accordance with this Clause 38 but as if references in this Clause 38 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (c), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or forming part of that particular class.

38.5	Structural Adjustment

(a)	Subject to the provisions of the Intercreditor Agreement and to paragraph (b) below, a Structural Adjustment may only be approved with the consent of:

(i)	in the case of a Structural Adjustment under paragraph (b)(ii) or paragraph (b)(iv) of the definition thereof, each Lender that is participating in that extension or reduction; or

(ii)	in the case of any other Structural Adjustment, the prior consent of the Majority Lenders and each Lender that is participating in that existing or additional tranche or facility or increasing, extending or re-denominating its commitments or, as applicable, extending or re-denominating any amount due to it, in each case as contemplated within the definition of Structural Adjustment set out below.

(b)	For the purposes of this Clause 38.5, “Structural Adjustment” means an amendment, waiver or variation of the terms of some or all of the Finance Documents that results from or is intended to result from or constitutes:

(i)	an increase in or addition of any Commitment or the extension of the availability of or extension of the maturity of any Commitment or the Total Commitments, any redenomination into another currency of any Commitment or the Total Commitments or any extension of any relevant availability period;

(ii)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

(iii)	the introduction of an additional loan, commitment or facility into the Finance Documents (in each case that does not rank, on an enforcement or on an insolvency, ahead of Loans outstanding on the date of the Structural Adjustment);

(iv)	any extension to the date of payment of any amount under the Finance Documents to a Lender (other than the date of any payment or potential payment pursuant to Clause 10 (Mandatory prepayment and Cancellation));

(v)	any change in the currency of any payment of any principal, interest, fees, commission or other amount payable under the Finance Documents; or

(vi)	any amendment to or waiver of a term of any Finance Document (including any amendment to or waiver or release of any Transaction Security) that is consequential on or required to implement any of the changes contemplated in paragraphs (b)(i) to (b)(v) of this Clause 38.5.

38.6	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 10 Business Days of that request being made, unless, the Parent and the Agent agree to a longer time period in relation to any request):

(a)	its Commitment(s) shall not be included for the purpose of calculating the Total Commitments under the relevant Facility/ies when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.

38.7	Replacement of Lender

(a)	If:

(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below); or

(ii)	an Obligor becomes obliged to repay any amount in accordance with Clause 9.1 (Illegality) or to pay additional amounts pursuant to Clause 16 (Increased costs), Clause 15.2 (Tax gross-up) or Clause 15.3 (Tax Indemnity) to any Lender, then the Parent may, on 5 Business Days’ prior written notice to the Agent and such Lender:

(iii)	replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which is acceptable to the Agent and which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees and other amounts payable in relation thereto under the Finance Documents; or

(iv)	within 90 days of such Lender becoming a Non-Consenting Lender, prepay such Lender in accordance with Clause 9.6 (Right of prepayment of a Non-Consenting Lender).

(b)	The replacement of a Lender pursuant to this Clause 38.7 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than 20 Business Days after the date on which that Lender is deemed a Non-Consenting Lender;

(iv)	in no event shall the Lender replaced under this Clause 38.7 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)	the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)	A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

(d)	In the event that:

(i)	the Parent or the Agent (at the request of the Parent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;

(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders or the Super Majority Lenders; and

(iii)	Lenders whose Commitments aggregate either:

(A)	in the case of a consent, waiver or amendment requiring the approval of all the Lenders, the Super Majority Lenders; or

(B)	in the case of a consent, waiver or amendment requiring the approval of the Super Majority Lenders, the Majority Lenders,

have consented or agreed to such waiver or amendment,

then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

38.8	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders or the Super Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facility; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents,

that Defaulting Lender’s Commitments under the relevant Facility will be reduced by the amount of its Available Commitments under the relevant Facility and, to the extent that that reduction results in that Defaulting Lender’s Total Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 38.8, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

38.9	Replacement of a Defaulting Lender

(a)	The Parent may, at any time a Lender has become and continues to be a Defaulting Lender, by giving 5 Business Days’ prior written notice to the Agent and such Lender replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 26 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) which is acceptable to the Agent and which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 26 (Changes to the Lenders) for a purchase price in cash payable at the time of transfer which is either:

(i)	in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees and other amounts payable in relation thereto under the Finance Documents; or

(ii)	in an amount agreed between that Defaulting Lender, the Replacement Lender and the Parent and which does not exceed the amount described in paragraph (i) above.

(b)	Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 38.9 shall be subject to the following conditions:

(i)	the Parent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Defaulting Lender shall have any obligation to the Parent to find a Replacement Lender;

(iii)	the transfer must take place no later than 20 Business Days after the notice referred to in paragraph (a) above;

(iv)	in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and

(v)	the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender.

(c)	The Defaulting Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Parent when it is satisfied that it has complied with those checks.

39	CONFIDENTIAL INFORMATION

39.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 39.2 (Disclosure of Confidential Information) and Clause 39.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

39.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)	appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 29.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 26.8 (Security over Lenders’ rights);

(viii)	who is a Party; or

(ix)	with the consent of the Parent,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)	in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)	in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)	in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)	to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; and

(d)	to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price sensitive information.

39.3	Disclosure to numbering service providers

(a)	Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	the Original Signing Date;

(v)	Clause 43 (Governing law);

(vi)	the name of the Agent;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Termination Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)	The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	Each Obligor and the Parent represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information.

(d)	The Agent shall notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

39.4	Entire agreement

This Clause 39 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

39.5	Inside information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

39.6	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Parent:

(a)	of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 39.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 39.

39.7	Continuing obligations

The obligations in this Clause 39 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

40	DISCLOSURE OF LENDER DETAILS BY AGENT

40.1	Supply of Lender details to Parent

The Agent shall provide to the Parent, within three Business Days of a request by the Parent (but no more frequently than once per calendar month), a list (which may be in electronic form) setting out the names of the Lenders as at the date of that request, their respective Commitments, the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, the electronic mail address and/or any other information required to enable the transmission of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents.

40.2	Supply of Lender details at Parent’s direction

(a)	The Agent shall, at the request of the Parent, disclose the identity of the Lenders and the details of the Lenders’ Commitments to any:

(i)	other Party or any other person if that disclosure is made to facilitate, in each case, a refinancing of the Financial Indebtedness arising under the Finance Documents or a material waiver or amendment of any term of any Finance Document; and

(ii)	member of the Group.

(b)	Subject to paragraph (c) below, the Parent shall procure that the recipient of information disclosed pursuant to paragraph (a) above shall keep such information confidential and shall not disclose it to anyone and shall ensure that all such information is protected with security measures and a degree of care that would apply to the recipient’s own confidential information.

(c)	The recipient may disclose such information to any of its officers, directors, employees, professional advisers, auditors and partners as it shall consider appropriate if any such person is informed in writing of its confidential nature, except that there shall be no such requirement to so inform if that person is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by duties of confidentiality in relation to the information.

40.3	Supply of Lender details to other Lenders

(a)	If a Lender (a “Disclosing Lender”) indicates to the Agent that the Agent may do so, the Agent shall disclose that Lender’s name and Commitment to any other Lender that is, or becomes, a Disclosing Lender.

(b)	The Agent shall, if so directed by the Requisite Lenders, request each Lender to indicate to it whether it is a Disclosing Lender.

40.4	Lender enquiry

If any Lender believes that any entity is, or may be, a Lender and:

(a)	that entity ceases to have an Investment Grade Rating; or

(b)	an Insolvency Event occurs in relation to that entity,

the Agent shall, at the request of that Lender, indicate to that Lender the extent to which that entity has a Commitment.

40.5	Lender details definitions

In this Clause 40:

“Investment Grade Rating” means, in relation to an entity, a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency.

“Requisite Lenders” means a Lender or Lenders whose Commitments aggregate 15 per cent. (or more) of the Total Commitments (or if the Total Commitments have been reduced to zero, aggregated 15 per cent. (or more) of the Total Commitments immediately prior to that reduction).

41	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

42	CONTRACTUAL RECOGNITION OF BAIL IN

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with any Finance Document may be subject to Bail In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any such Finance Document to the extent necessary to give effect to any Bail In Action in relation to any such liability.

For the purposes of this Clause:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail In Action” means the exercise of any Write-down and Conversion Powers.

“Bail In Legislation” means:

(a)	in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)	in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write down and Conversion Powers” means:

(a)	in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to the UK Bail-In Legislation any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

43	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

44	ENFORCEMENT

44.1	Jurisdiction of English courts

(a)	The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)	Notwithstanding paragraph (a) above, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

44.2	Service of process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)	irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Company by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)	If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

44.3	Restriction on Liabilities of German Borrowers

Any joint and several liability (or similar liabilities and/or obligations) of a German Borrower for any amount owed by a Borrower under this Agreement towards any Finance Party and/or any other relevant party shall be limited to the extent necessary in order to avoid a breach of the provisions set out in Clause 20.16 (Guarantee limitations – Germany) which shall apply mutatis mutandis.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

THE ORIGINAL PARTIES

Part 1
The Original Obligors [Included for reference only]

Name of Original Borrower	Registration number and jurisdiction of incorporation
Certified Alloy Products, Inc.	California
Deritend International Limited	00450905, England & Wales
Doncasters Inc.	Delaware
Doncasters Limited	00321992, England & Wales
DONCASTERS Precision Castings – Bochum GmbH	HRB 5748 (local court of Bochum)
IVOSTUD GmbH	HRB 10912 (local court of Hagen)
IVOSTUD LLC	Delaware
Ross & Catherall Limited	04110786, England & Wales
Southern Tool, LLC	Alabama
TruCast, LLC	Delaware
Trucast Limited	04110903, England & Wales

Name of Original Guarantor	Registration number and jurisdiction of incorporation
The Parent	130426, Jersey
The Company	06123931, England & Wales
Certified Alloy Products, Inc.	California
Clovepark Limited	04167062, England & Wales
Deritend International Limited	00450905, England & Wales
Doncasters 456 Limited	04167030, England & Wales
Doncasters Inc.	Delaware
Doncasters Limited	00321992, England & Wales
DONCASTERS Precision Castings – Bochum GmbH	HRB 5748, Bochum, Germany
Doncasters UK Finance Limited	08440818, England & Wales
Doncasters UK Holdings Limited	03468793, England & Wales

Name of Original Guarantor	Registration number and jurisdiction of incorporation
Doncasters US 2 LLC	Delaware
Doncasters US Finance LLC	Delaware
Doncasters US Holdings 2018 Inc.	Delaware
Doncasters US LLC	Delaware
Dundee Holdco 3 Limited	05651578, England & Wales
Dundee Holdco 4 Limited	05651583, England & Wales
Dundee Holdco GmbH	HRB 11033, Bochum, Germany
Erie Bolt Corporation	Pennsylvania
IVOSTUD GmbH	HRB 10912 (local court of Hagen)
IVOSTUD LLC	Delaware
Leatherbay Limited	04166893, England & Wales
RCG Holdings Limited	04166900, England & Wales
Ross & Catherall Limited	04110786, England & Wales
Ross Catherall (Holdings) Limited	04095400, England & Wales
Ross Catherall Castings Limited	00388135, England & Wales
Ross Catherall Group Limited	04081354, England & Wales
Ross Catherall Metals (Holdings) Limited	04095365, England & Wales
Ross Catherall Metals Limited	00285519, England & Wales
Ross Catherall Superalloys Limited	00313430, England & Wales
Southern Tool, LLC	Alabama
Triplex Lloyd Limited	00319762, England & Wales
Trucast (North America) LLC	Delaware
Trucast Limited	04110903, England & Wales
TruCast, LLC	Delaware

Part 2
The Original Lenders [Included for reference only]

Name of Original Lender	ABL Commitment	DTTP scheme passport number and jurisdiction of tax residence (if applicable)	Lender status confirmation (German Qualifying Lender, not a German Qualifyin Lender, UK Qualifying Lender, UK Treaty Lender, German Treaty Lender, not a UK Qualifying Lender, US Qualifying Lender, not a US Qualifying Lender)
Wells Fargo Bank N.A., London Branch	£70,000,000	N/A	UK Qualifying Lender, US Qualifying Lender and a German Treaty Lender

Schedule 2

CONDITIONS PRECEDENT [INCLUDED FOR REFERENCE ONLY]

Part 1
Conditions Precedent to Initial Utilisation

1	Original Obligors

(a)	A copy of the constitutional documents of each Original Obligor which shall:

(i)	in case of an Original Obligor incorporated or established, as applicable, under the laws of the Federal Republic of Germany, include a commercial register excerpt (Handelsregisterauszug) of recent date, the articles of association (Gesellschaftsvertrag), a list of its shareholders (Gesellschafterliste) and any bylaws, if applicable; and

(ii)	in the case of an Original Obligor incorporated or established, as applicable, in Jersey, including any consent issued to or in respect of it pursuant to the Control of Borrowing (Jersey) Order 1958.

(b)	A copy of a resolution of the board of directors of each Original Obligor and the Parent or, in relation to an Original Obligor incorporated or established, as applicable, under the laws of the Federal Republic of Germany, a copy of a resolution of the shareholders’ and/or other competent corporate body’s meeting (as applicable):

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Obligor other than the Parent, authorising the Parent to act as its agent in connection with the Finance Documents.

(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph 1 (b) above in relation to the Finance Documents and related documents.

(d)	To the extent required by law or the articles of association, certificate of incorporation or limited liability company or operating agreement, a copy of a resolution signed by all the holders of the issued shares in each Original Guarantor approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Guarantor is a party (other than in relation to each Original Guarantor incorporated or established, as applicable, under the laws of the Federal Republic of Germany).

(e)	To the extent required by law of the articles of association, certificate of incorporation or limited liability company or operating agreement, a copy of a resolution of the board of directors of each corporate shareholder of each Original Guarantor approving the terms of the resolution referred to in paragraph 1 (b) above (other than in relation of each corporate shareholder of an Original Guarantor which is incorporated or established, as applicable, under the laws of the Federal Republic of Germany).

(f)	A certificate of the each Original Obligor signed by a director confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

(g)	A certificate of an authorised signatory of each Original Obligor certifying that each copy document relating to it specified in this Part 1 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Original Signing Date.

(h)	Good standing certificates as the Agent may reasonably require to evidence that each Original Obligor is duly organized or formed, and that each of them is validly existing and (where applicable) in good standing and that each of them is duly authorised to execute and deliver the Finance Documents and perform their respective obligations thereunder as customary in the relevant jurisdiction (other than in relation to each Original Guarantor incorporated or established, as applicable, under the laws of the Federal Republic of Germany or England and Wales).

(i)	Finance Documents

Each of the following documents executed by all parties thereto:

(i)	the Intercreditor Agreement and the Facilities Agreement;

(ii)	this Agreement;

(iii)	the Fee Letters;

(iv)	the following Transaction Security Documents:

Name of security provider	Transaction Security Document
Parent	English law governed share pledge over the shares it holds in the Company
English law receivables assignment agreement with respect to any receivables owed by the Company to the Parent
Each Original Obligor incorporated in England	English law governed debenture
Dundee Holdco 4 Limited	German law governed junior pledge of the shares held in Dundee Holdco GmbH
Dundee Holdco GmbH	German law governed junior pledge of the shares held in Doncasters Precision Castings-Bochum GmbH
German law governed pledge of trade receivables collection bank accounts
German law governed global assignment of trade receivables and commercial credit insurance and receivables

DONCASTERS Precision Castings-Bochum GmbH	German law governed pledge of trade receivables collection bank accounts
German law governed global assignment of trade receivables and commercial credit insurance receivables
Security transfer of inventory of raw goods, goods and products
Doncasters Limited	German law governed junior pledge of the shares held in IVOSTUD GmbH
IVOSTUD GmbH	German law governed pledge of trade receivables collection bank accounts
German law governed global assignment of trade receivables and commercial credit insurance receivables
Security transfer of inventory of raw goods, goods and products
Each Original Obligor organized in the United States	New York law governed security agreement over all assets
Dundee Pikco Limited	New York law governed pledge agreement over the shares in Doncasters US Finance LLC and in the case of items (i) and (iv) above, to remain undated until following Completion on the Completion Date.

(v)	Copies of financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all U.S. jurisdictions that the Security Agent may deem reasonably necessary in order to perfect and protect the Security over assets of each Original Obligor created under each Transaction Security Document governed by the laws of the United States of America, any State thereof or the District of Columbia;

(vi)	Evidence that all other actions, recordings and filings of or with respect to each Transaction Security Document described in clause (b) above that the Security Agent may deem reasonably necessary or desirable in order to perfect and protect the Security created thereby shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Security Agent (including (x) receipt of duly executed payoff letters, customary lien searches, UCC-3 termination statements, the English law deed of release in respect of the existing second lien security, and (y) any intellectual property security agreements, deposit account control agreements and securities account control agreements); and

(vii)	Satisfactory UK insolvency searches completed by the Agent.

(j)	Legal Opinions

The following legal opinions, each addressed to the Agent, the Security Agent and the Original Lenders, and in each case substantially in the form distributed to the Original Lenders prior to signing of this Agreement.

(i)	A legal opinion of Morgan, Lewis & Bockius UK LLP, legal advisers to the Original Lenders as to English law.

(ii)	A legal opinion of Carey Olsen Jersey LLP, as to Jersey law.

(iii)	A legal opinion of Weil, Gotshal & Manges LLP, legal advisers to the Parent as to matters of New York law and also with respect to any Original Obligor incorporated or established under the laws of New York, Delaware or California.

(iv)	A legal opinion of Morgan, Lewis & Bockius LLP, legal advisers to the Original Lenders in relation to the validity and enforceability of the Finance Documents to the extent governed by German law.

(v)	A legal opinion of Weil, Gotshal & Manges LLP, legal advisers to the Parent as to German law concerning existence, authority and capacity of any Original Obligor incorporated or established under the laws of the Federal Republic of Germany to enter into the Finance Documents to which it is a party.

(vi)	A legal opinion of Burr Forman LLP, legal advisers to the Parent as to matters of Alabama law with respect to Southern Tool, LLC.

(k)	Other Documents and Evidence

(i)	Financial Reporting Package template: The template for the purposes of delivery of financials, financial covenant reporting and key performance indicator reporting (including a breakdown of key financial and operational metrics and performance indicators by business division) pursuant to Clause 22 (Information Undertakings).

(ii)	Budget: A preliminary business plan and Budget for financial year ending 31 December 2020 (including a break-down of the projected financial performance of the Group on a facility-by-facility basis).

(iii)	A copy of the executed and dated Restructuring Implementation Agreement.

(iv)	Original Financial Statements: A copy of the Original Financial Statements of the Group.

(v)	Fees: Evidence that the fees, costs and expenses payable to the Finance Parties under the Fee Letters have been paid or will be paid on or about the Completion Date.

(vi)	Funds flow: The Funds Flow Statement (as defined in the Facilities Agreement).

(vii)	PSC certificate: In respect of each company incorporated in the United Kingdom whose shares are the subject of the Transaction Security (a “Charged Company”), either:

(A)	a certificate of an authorised signatory of the Parent certifying that:

(1)	each member of the Group has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and

(2)	no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares,

together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which, in the case of a Charged Company that is a member of the Group, is certified by an authorised signatory of the Parent to be correct, complete and not amended or superseded as at a date no earlier than the Original Signing Date; or

(B)	a certificate of an authorised signatory of Alloy Parent certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

(viii)	KYC: Each Finance Party has confirmed satisfaction of all necessary “know your customer” and anti-money laundering checks in relation to each Original Obligor and the Group; and each Obligor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation has delivered a Beneficial Ownership Certification in relation to such Obligor to each Finance Party that so requests.

(ix)	Solvency certificate: A certificate from a financial officer of Alloy Parent to the effect that on the Completion Date, after giving effect to the transactions contemplated to occur under this Agreement on such date, no Event of Default shall have occurred and be continuing pursuant to Clauses 25.6 or 25.7 of this Agreement.

(x)	Borrowing Base Certificate: a duly executed Borrowing Base Certificate.

(xi)	A copy of the Revised Steps Plan.

(xii)	Confirmation by email from Weil, Gotshal & Manges (London) LLP to Morgan, Lewis & Bockius UK LLP that implementation steps 13, 14 and 15 detailed in the Restructuring Implementation Agreement are complete.

Part 2
Conditions Precedent required to be delivered by an Additional Obligor

1	An Accession Deed executed by the Additional Obligor and the Parent.

2	A copy of the constitutional documents of the Additional Obligor which shall,

(a)	in case of an Additional Obligor incorporated or established, as applicable, under the laws of the Federal Republic of Germany, include a commercial register excerpt (Handelsregisterauszug) of recent date, the articles of association (Gesellschaftsvertrag), a list of its shareholders (Gesellschafterliste) and any bylaws, if applicable; and

(b)	in the case of an Additional Obligor incorporated or established, as applicable, in Jersey, including any consent issued to or in respect of it pursuant to the Control of Borrowing (Jersey) Order 1958.

3	A copy of a resolution of the board or, if applicable, a committee of the board of directors of the Additional Obligor or, in relation to an Additional Obligor incorporated or established, as applicable, under the laws of the Federal Republic of Germany, a copy of a resolution of the shareholders’ and/or other competent corporate body’s meeting (as applicable):

(a)	approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Parent to act as its agent in connection with the Finance Documents.

4	If applicable, a copy of a resolution of the board of directors of the Additional Obligor, establishing the committee referred to in paragraph 3 above.

5	A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

6	A copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party (other than in relation to each Additional Guarantor incorporated or established, as applicable, under the laws of the Federal Republic of Germany).

7	A copy of a resolution of the board of directors of each corporate shareholder of each Additional Guarantor approving the terms of the resolution referred to in paragraph 6 above (other than in relation to each corporate shareholder of an Additional Guarantor which is incorporated or established, as applicable, under the laws of the Federal Republic of Germany) (other than in relation of each corporate shareholder of an Additional Guarantor which is incorporated or established, as applicable, under the laws of the Federal Republic of Germany).

8	A certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

9	Such other documents and certifications (including, to the extent such concept is applicable in the relevant jurisdiction of organization, good standing certificates) as the Agent may reasonably require to evidence that each Additional Obligor is duly organized or formed, and that each of them is validly existing and (where applicable) in good standing and that each of them is duly authorized to execute and deliver the Finance Documents and perform their respective obligations thereunder as customary in the relevant jurisdiction.

10	A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

11	A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

12	The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

(a)	A legal opinion of the legal advisers to the Agent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Deed.

(b)	If the Additional Obligor is incorporated in or has its “centre of main interest” (as referred to in Clause 20.28 (Centre of main interests and establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Deed, provided that no such legal opinions are required in respect of any Additional Obligor that is organised in the United States or any jurisdiction thereof.

13	If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 44.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

14	Any security documents which, subject to the Agreed Security Principles, are required by the Agent to be executed by the proposed Additional Obligor.

15	Each Finance Party has confirmed satisfaction of all necessary “know your customer” and anti- money laundering checks in relation to such Additional Obligor; and each Additional Obligor that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation has delivered a Beneficial Ownership Certification in relation to such Additional Obligor to each Finance Party that so requests.

16	For each Borrower:

(a)	an Instruction Mandate; and

(b)	duly completed forms and ancillary documents required by the Agent in relation to the operation of the Designated Website.

ABL FACILITIES AGREEMENT EXECUTION PAGES

[Intentionally omitted]

Execution version

EXECUTION PAGES TO THE SECOND AMENDMENT AND RESTATEMENT AGREEMENT

THE PARENT

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
For and on behalf of ALLOY PARENT LIMITED		)	Signature
)

THE SUBORDINATED CREDITOR

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
For and on behalf of ALLOY MIDCO LIMITED		)	Signature
)

[Signature Page – Second Amendment & Restatement Agreement]

THE COMPANY

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
For and on behalf of DUNDEE PIKCO LIMITED		)	Signature
)

[Signature Page – Second Amendment & Restatement Agreement]

THE BORROWERS

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
For and on behalf of CERTIFIED ALLOY PRODUCTS, INC.		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
For and on behalf of CHARD PRECISION CASTINGS LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DERITEND INTERNATIONAL LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS INC.		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS PRECISION CASTINGS – BOCHUM GmbH		)	Signature
)

[Signature Page – Second Amendment & Restatement Agreement]

SIGNED		)	/s/ Michael Quinn
by	Michael Quinn	)	Signature
for and on behalf of IVOSTUD GmbH		)

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of IVOSTUD LLC		)	Signature

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of ROSS & CATHERALL LIMITED		)	Signature

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of SOUTHERN TOOL, LLC		)	Signature
)
)

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of TRUCAST, LLC		)	Signature
)
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of TRUCAST LIMITED		)	Signature
)
)

[Signature Page – Second Amendment & Restatement Agreement]

THE GUARANTORS

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of ALLOY PARENT LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DUNDEE PIKCO LIMITED		)	Signature
)

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of CERTIFIED ALLOY PRODUCTS, INC.		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DUNDEE PIKCO LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of CHARD PRECISION CASTINGS LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of CLOVEPARK LIMITED		)	Signature
)
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DERITEND INTERNATIONAL LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS INC.		)	Signature
)
SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS LIMITED		)	Signature
)

[Signature Page – Second Amendment & Restatement Agreement]

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS PRECISION CASTINGS – BOCHUM GmbH		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS UK FINANCE LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS UK HOLDINGS LIMITED		)	Signature
)

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of DONCASTERS US 2 LLC		)	Signature
)

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of DONCASTERS US FINANCE LLC		)	Signature
)

[Signature Page – Second Amendment & Restatement Agreement]

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DONCASTERS US HOLDINGS 2018 INC.		)	Signature
)

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of DONCASTERS US LLC		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DUNDEE HOLDCO 3 LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DUNDEE HOLDCO 4 LIMITED		)	Signature
)

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of DUNDEE HOLDCO GmbH		)	Signature

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of ERIE BOLT CORPORATION		)	Signature
)

[Signature Page – Second Amendment & Restatement Agreement]

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of IVOSTUD GmbH		)	Signature

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of IVOSTUD LLC		)	Signature

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of RCG HOLDINGS LIMITED		)	Signature

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of ROSS & CATHERALL LIMITED		)	Signature

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of SOUTHERN TOOL, LLC		)	Signature

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of TRIPLEX LLOYD LIMITED		)	Signature

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of TRUCAST (NORTH AMERICA) LLC		)	Signature

SIGNED		)
by	Michael Quinn	)	/s/ Michael Quinn
for and on behalf of TRUCAST limited		)	Signature
)
)

SIGNED		)
by	Jason Mays	)	/s/ Jason Mays
for and on behalf of TRUCAST, LLC		)	Signature
)

[Signature Page – Second Amendment & Restatement Agreement]

THE LENDER

WELLS FARGO BANK, NATIONAL ASSOCIATION, LONDON BRANCH

By:	/s/ Gina Flynn

Address:	8th Floor, 33 King William Street, London EC4R 9AT

Email:	WFCFUK.Portfolio.Manager@wellsfargo.com

Attention:	Portfolio Manager – Doncasters

THE AGENT

WELLS FARGO CAPITAL FINANCE (UK) LIMITED

By:	/s/ Gina Flynn

Address:	8th Floor, 33 King William Street, London EC4R 9AT

Email:	WFCFUK.Portfolio.Manager@wellsfargo.com

Attention:	Portfolio Manager – Doncasters

THE SECURITY AGENT

WELLS FARGO CAPITAL FINANCE (UK) LIMITED

By:	/s/ Gina Flynn

Address:	8th Floor, 33 King William Street, London EC4R 9AT

Email:	WFCFUK.Portfolio.Manager@wellsfargo.com

Attention:	Portfolio Manager – Doncasters

[Signature Page – Second Amendment & Restatement Agreement]